Exhibit 10.12

Datacenter Lease

55 MIDDLESEX TURNPIKE

DATACENTER LEASE

Between

DIGITAL 55 MIDDLESEX, LLC

as Landlord

and

CONSTANT CONTACT, INC.

as Tenant

Dated

January 1, 2011

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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SCHEDULE “1”

CERTAIN DEFINED TERMS

“ACM” shall mean and refer to asbestos, asbestos-containing materials or presumed asbestos-containing materials.

“Additional Rent” shall mean and refer to all amounts (other than Base Rent) payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such.

“Affiliate Transfer” shall mean and refer to an assignment by Tenant of this Lease to a Tenant Affiliate where (x) Tenant gives Landlord prior written notice of the name of such Tenant Affiliate, and (y) the applicable Tenant Affiliate assumes, in writing, for the benefit of Landlord, all of Tenant’s obligations under this Lease.

“Aggregate Direct Electric Loads” shall mean and refer to all electricity associated with Metered Direct Electric Loads and Unmetered Direct Electric Loads.

“Alterations” shall mean and refer to any alterations, additions, improvements or replacements to the Tenant Space, or any other portion of the Building or Property performed by or on behalf of Tenant or any other Tenant Party.

“Ancillary Utility Costs” shall mean and refer to (a) all costs associated with the purchase by Landlord of electricity, power, fuel, oil, water treatment chemicals or other consumable utilities or commodities (including any water, electricity or other utility costs associated with the production or distribution of chilled water or HVAC services), exclusive of costs associated with Aggregate Direct Electric Loads for any Building tenant, and (b) reasonable utility costs associated with Landlord’s provisions of lighting and HVAC services to the Common Area; provided, however, that in no event shall Ancillary Utility Costs include the cost of capital expenditures associated with (a) and (b) above.

“Applicable Laws” shall mean and refer to (a) all laws, ordinances, building codes, rules, regulations, orders and directives of any governmental authority now or hereafter having jurisdiction over the Property, (b) all covenants, conditions and restrictions now or hereafter affecting the Property, and (c) all rules, orders, regulations and requirements of any applicable fire rating bureau or other organization performing a similar function for the Property.

“Back-Up Power Specifications” shall mean and refer to the specific elements of back-up power that are described in Items 2 & 3 of Exhibit “F”, Table A.

“Back-Up Power Systems” shall mean and refer to the specific equipment used by Landlord to meet the Back-Up Power Specifications.

“Base Rent” shall mean and refer to the amounts of Base Rent set forth in Item 8 of the Basic Lease Information.

“Building” shall mean and refer to the Building described in Item 15 of the Basic Lease Information.

“Building Systems” shall mean and refer to the Building and/or Property systems and equipment, including, without limitation, all fire/life safety, electrical, HVAC, plumbing or sprinkler, access control (including, without limitation, Landlord’s Access Control Systems), mechanical, and telecommunications systems and equipment.

“Cables” shall mean and refer to all fiber and/or copper cabling that is placed into the Pathway by Landlord on Tenant’s behalf, or by Tenant and/or by any other Tenant Party.

“Card Reader Completion Notice” shall mean and refer to a notice from Landlord to Tenant, memorializing Landlord’s completion of the Card Reader Installation

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“Casualty-Complete” shall mean and refer to a Casualty Event that results in the complete destruction of the Building.

“Casualty Event” shall mean and refer to fire, explosion or any other disaster causing damage to the Property, the Building, or the Tenant Space.

“Casualty Repair” shall mean and refer to the repair and reconstruction of the damaged portion(s) of the Building and/or the Tenant Space to substantially the same condition in which they existed immediately prior to a particular Casualty Event.

“Casualty Repair Notice” shall mean and refer to written notice by Landlord to Tenant notifying Tenant of the Repair Period-Estimated.

“Chronic Outage” shall mean and refer to the occurrence in any Suite or more than one Suite of three (3) or more Qualifying Chronic Outages within a twelve (12) consecutive month period. For the avoidance of doubt and by way of example, one (1) Qualifying Chronic Outage with respect to each of Suite 1.5, 1.5.1, and 1.5.2 within a twelve (12) consecutive month period would constitute a Chronic Outage. Similarly, three (3) Qualifying Chronic Outages with respect to Suite 1.5 within a twelve (12) consecutive month period would constitute a Chronic Outage.

“Chronic Outage Termination Notice” shall mean and refer to written notice from Tenant to Landlord, delivered within thirty (30) days after the occurrence of a Chronic Outage, that Tenant thereby terminates this Lease.

“Claims” shall mean and refer to all third party claims, actions, suits and proceedings, and all losses, damages, obligations, liabilities, penalties, fines, costs and expenses arising from any such claims, actions, suits, or proceedings, including, without limitation, attorneys’ fees, legal costs, and other costs and expenses of defending against any such claims, actions, suits, or proceedings.

“Colocation Activity” shall mean and refer to the installation, operation and maintenance by a Colocation Party of such Colocation Party’s computer, switch and/or communications equipment in the Tenant Space, and the connection of such equipment with the equipment of other Colocation Parties within the Tenant Space.

“Colocation Agreement” shall mean and refer to a license agreement, by and between Tenant and a Colocation Customer, whereby Tenant provides such Colocation Customer (and its related Colocation Parties) a license for the sole purpose of engaging in Colocation Activities within the Tenant Space.

“Colocation Customer” shall mean and refer to a non-carrier customer of Tenant, who desires to engage in Colocation Activities within the Tenant Space, under and pursuant to a Colocation Agreement.

“Colocation Party” shall mean and refer to any person claiming, directly or indirectly, by, through or under any Colocation Customer, together with the officers, agents, servants and employees of each Colocation Customer.

“Common Area” shall mean and refer to that part of the Property lying outside the Premises designated by Landlord from time to time for the common use of all tenants of the Building, as applicable, including among other facilities, the sidewalks, service corridors, curbs, truck ways, loading areas, private streets and alleys, lighting facilities, halls, lobbies, delivery passages, elevators, drinking fountains, meeting rooms, public toilets, parking areas and garages, decks and other parking facilities, landscaping and other common rooms and common facilities.

“Consequential Damages” shall mean and refer to consequential damages, incidental damages, indirect damages, or special damages, or for loss of profit, loss of business opportunity or loss of income.

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“Continuous Outage” shall mean and refer to an Interruption of Landlord’s Essential Services that continues for fifteen (15) consecutive days, regardless of whether or not such Interruption of Landlord’s Essential Services was caused by Force Majeure.

“Continuous Outage Termination Notice” shall mean and refer to written notice from Tenant to Landlord, delivered within thirty (30) days after the occurrence of a Continuous Outage, that Tenant thereby terminates this Lease.

“Control”, as used in the definition of Tenant Affiliate, shall mean and refer to the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the controlled entity and/or the power to elect a majority of the controlled entity’s board of directors.

“Datacenter Connection Area” shall mean and refer to the central shared point of pathway access in the Building, as designated by Landlord.

“Datacenter Rules and Regulations” shall mean and refer to Landlord’s rules and regulations for the Building, as same may be amended from time to time in accordance with Section 6.2 of the Lease. The current version of the Datacenter Rules and Regulations is available on the Internet at the following URL:

http://www.digitalrealtytrust.com/leasing/

“Deadline Date” shall mean and refer to the date that is thirty (30) days following the latest date of execution as set forth on the signature page attached hereto.

“Default Rate” shall mean and refer to an interest rate equal to the lesser of (a) one percent (1%) per month or (b) the maximum lawful rate of interest.

“Delinquency Date” shall mean and refer to the date that is five (5) days after the date on which any particular payment of Rent is due from Tenant to Landlord.

“Digital” shall mean and refer to Digital Realty Trust, L.P., a Maryland limited partnership.

“ECT Default Notice” shall mean and refer to written notice from Landlord notifying Tenant of an ECT Overage.

“ECT Overage” shall mean and refer to a situation in which the electricity consumption in any Suite exceeds the Electricity Consumption Threshold for such Suite.

“ECT – Suite 1.14A” shall mean and refer to the amount of electrical power described as ECT – Suite 1.14A in Item 1 of Exhibit “F”, Table A.

“ECT – Suite 1.5” shall mean and refer to the amount of electrical power described as ECT – Suite 1.5 in Item 1 of Exhibit “F”, Table A.

“ECT – Suite 1.5.1” shall mean and refer to the amount of electrical power described as ECT – Suite 1.5.1 in Item 1 of Exhibit “F”, Table A.

“ECT – Suite 1.5.2” shall mean and refer to the amount of electrical power described as ECT – Suite 1.5.2 in Item 1 of Exhibit “F”, Table A.

“Electricity Consumption Threshold” shall mean and refer to (a) the ECT – Suite 1.5 as it relates to Suite 1.5, (b) ECT – Suite 1.5.1 as it relates to Suite 1.5.1, (c) ECT – Suite 1.5.2 as it relates to Suite 1.5.2, and (d) ECT – Suite 1.14A as it relates to Suite 1.14A.

“Electricity Specifications” shall mean and refer, collectively, to the Electricity Consumption Threshold and the Back-Up Power Specifications.

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“Environmental Laws” shall mean and refer to all now and hereafter existing Applicable Laws regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment.

“Event of Default by Tenant” shall mean and refer to the occurrence of any of the Events of Default by Tenant described in Sections 15.1.1-15.1.5, inclusive.

“Excess Rent” shall mean and refer to any consideration in excess of the sum of (a) the pro-rata portion of Rent applicable to the portion of the Tenant Space subject to the assignment or sublease, less (b) the reasonable leasing costs (i.e., tenant improvement allowances, other design and construction costs, legal fees and broker commissions paid by Tenant) actually incurred by Tenant in connection with such sublease or assignment.

“Existing Pathways” shall mean and refer to the Existing Pathways described on Exhibit “C” to the Lease.

“Extension Option” shall mean and refer to Tenant’s option to extend the Term of the Lease, the number and duration of which is as set forth in Item 6 of the Basic Lease Information, and the terms for which are as set forth in Section 2.3 of the Standard Lease Provisions.

“Extension Option Exercise Notice” shall mean and refer to written notice from Tenant to Landlord specifying that Tenant is irrevocably exercising an Extension Option so as to extend the Term of this Lease by the applicable Extension Term on the terms set forth in Section 2.3 of the Standard Lease Provisions.

“Extension Term” shall mean and refer to the duration of each duly authorized Extension Option, as set forth in Item 6 of the Basic Lease Information.

“Extension Term Base Rent” shall mean and refer to the monthly Base Rent payable with respect to the Tenant Space during an Extension Term.

“Financial Statements” shall mean and refer to audited annual financial statements of the indicated entity, including (i) an opinion of a certified public accountant, (ii) a balance sheet, and (iii) a profit and loss statement (income statement), all prepared in accordance with generally accepted accounting principles consistently applied.

“First Interruption” shall mean and refer to the first (1st) Separate/Independent Interruption of Landlord’s Essential Services occurring in any Suite in any period of twelve (12) consecutive months.

“Force Majeure” shall mean and refer to any cause or reason beyond the reasonable control of the party obligated to perform hereunder, including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or fire, earthquake, or civil commotion.

“Four-Plus Interruption” shall mean and refer to the fourth (4th), and any subsequent, Separate/Independent Interruption of Landlord’s Essential Services occurring in any Suite in any then-current Interruption Accrual Period.

“Generator Fuel Usage” shall mean and refer to Tenant’s pro rata share of all fuel used by the element(s) of the Back-Up Power Systems described in Item 3 of Exhibit “F”, Table A. Such pro rata share shall be calculated in a manner consistent with Section 3.5.4 of the Standard Lease Provisions.

“Generator Fuel Payment” shall mean and refer to the actual cost of all Generator Fuel Usage that is not Maintenance Fuel Usage.

“Handle,” “Handled,” or “Handling” shall mean and refer to any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

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“Hazardous Materials” shall mean and refer to: (1) any material or substance: (i) which is defined or becomes defined as a “hazardous substance,” “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing PCBs; (iv) containing ACM; (v) which is radioactive; (vi) which is infectious; or (2) any other material or substance displaying toxic, reactive, ignitable, explosive or corrosive characteristics, and is defined, or becomes defined by any Environmental Law.

“Holder” shall mean and refer to any mortgagee or beneficiary with a mortgage or deed of trust encumbering the Property or any portion thereof, or any lessor of a ground or underlying lease with respect to the Property or any portion thereof.

“HVAC” shall mean and refer to heating, ventilation and air conditioning.

“HVAC Specifications” shall mean and refer to the specifications set forth in Item 4(a) and (b) of Exhibit “F”, Table A.

“Installation Fee” shall mean and refer to the Installation Fee set forth in Item 9 of the Basic Lease Information, subject to the terms of Section 3.2 of the Standard Lease Provisions.

“Interruption Accrual Period” shall, as it relates to each Suite, mean and refer to the period of twelve (12) consecutive months occurring from and after each First Interruption.

“Interruption Cure Completion Notice” shall mean and refer to written notice from Landlord that a particular Interruption of Landlord’s Essential Services or Loss of Redundancy has been rectified.

“Interruption – Electrical” shall mean and refer to the occurrence of a partial or complete interruption of electricity to any collective pair of A-side and B-side PDUs supplying electrical power to Tenant’s Personal Property within the Premises; provided that such occurrence is not caused by any act or omission of Tenant or any other Tenant Party, nor by a Casualty Event, nor by, or during, an ECT Overage. The foregoing notwithstanding, if (a) Tenant fails to take advantage of the redundant electrical design of the Premises (e.g. Tenant “single-cords” its equipment in a scenario where “dual-cording” of Tenant’s equipment is available), (b) there occurs an interruption of electricity to one (1) or more PDUs from which Tenant draws electricity to power Tenant’s Personal Property, (c) such interruption results in a power outage in one (1) or more items of Tenant’s Personal Property, and (d) such power outage could have been avoided if Tenant had taken proper advantage of the electrical redundancies in the Premises, then such interruption will be deemed not to have been an Interruption – Electrical.

“Interruption – Electrical Duration Threshold” shall mean and refer to an aggregate of six (6) minutes in any rolling twelve (12) month period.

“Interruption – Humidity” shall mean and refer to the occurrence of the average relative humidity of a Suite measured at the return air vents in such Suite being outside of the Target Humidity Range for a period of ninety (90), or more, consecutive minutes; provided that such occurrence is not caused by any act or omission of Tenant or any other Tenant Party, nor by a Casualty Event, nor by, or during, an ECT Overage. For the avoidance of doubt, the duration of each Interruption – Humidity shall commence from and after the expiration of the ninetieth (90th) consecutive minute of the average relative humidity of such Suite being outside of such Target Humidity Range.

“Interruption of Landlord’s Essential Services” shall mean and refer to (a) an Interruption – Electrical; (b) an Interruption – Temperature, or (c) an Interruption – Humidity.

“Interruption – Temperature” shall mean and refer to the occurrence of the average temperature of a Suite measured at the return air vents in such Suite being outside of the Target Temperature Range for a period of ninety (90), or more, consecutive minutes; provided that such occurrence is not caused by any act or omission of Tenant or any other Tenant Party, nor by a Casualty Event, nor by, or during, an ECT Overage. For the avoidance of doubt, the duration of each Interruption – Temperature shall commence from and after the expiration of the ninetieth (90th) consecutive minute of the average temperature of such

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Suite being outside of the Target Temperature Range. The foregoing notwithstanding, in the event that the average temperature of a Suite measured at the return air vents in such Suite reaches (or exceeds) one hundred (100) degrees Fahrenheit for any period of time, such occurrence will be deemed to have been an Interruption – Temperature, regardless of whether such average temperature has been outside of the Target Temperature Range for ninety (90) consecutive minutes; provided that such occurrence is not caused by any act or omission of Tenant or any other Tenant Party, nor by a Casualty Event, nor by, or during, an ECT Overage).

“Land” shall mean and refer to the Land described in Item 14 of the Basic Lease Information.

“Landlord” shall mean and refer to the Landlord set forth in Item 1 of the Basic Lease Information.

“Landlord Default” shall mean and refer to the occurrence of a Landlord Default, as described in Section 16.1.1.

“Landlord Group” shall mean and refer to Landlord and its directors, officers, shareholders, members, employees, constituent partners, affiliates, beneficiaries and trustees.

“Landlord’s Access Control Systems” shall mean and refer to: (i) a check-in desk at the Building’s main entrance operated by Landlord twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, (ii) an electronic “key card” system or biometric reader to control access to each Suite or the larger suite in which a Suite is located, including, upon installation, the Suite 1.14.A Cage Card Reader, and (iii) closed-circuit television cameras in critical common areas in the Building.

“Landlord’s Actual Knowledge” or similar phrase shall mean and refer to the actual current knowledge, as of the Effective Date, of Dianna Maddocks, Digital Realty Trust, L.P., Asset Manager for the Building, Chun M. Lee, Vice President of Digital Realty Trust, L.P., and David J. Caron, Senior Vice President of Digital Realty Trust, L.P. (the foregoing three (3) individuals, being employees of Digital Realty Trust, L.P., who would have direct and specific knowledge regarding the Building, but who shall not have the duty of additional investigation in connection with this Lease).

“Landlord’s Essential Services” shall mean and refer to Landlord’s obligations to meet the Electricity Specifications and the HVAC Specifications.

“Landlord’s Installations” shall mean and refer to the installations defined as such, as set forth on Exhibit “E”, attached hereto.

“Landlord’s Lease Undertakings” shall mean and refer to any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents that is to be provided or performed by Landlord.

“Landlord’s Liability Cap” shall mean and refer to an aggregate amount of Landlord’s interest in the Property not to exceed $10,000,000.00.

“Late Charge” shall mean and refer to a sum equal to five percent (5%) of the amount of a particular Late Payment.

“Late Payment” shall mean and refer to the portion of any payment of Rent that (a) is not a disputed in good faith by Tenant in writing prior to the due date thereof; and (b) Landlord has not received from Tenant prior to the Delinquency Date.

“Late Payment Interest” shall mean and refer to interest on a particular Late Payment at the Default Rate.

“Lease Documents” shall mean and refer to this Lease and all schedules, exhibits, riders, amendments, and addenda to this Lease.

“Loss of Redundancy” shall mean and refer to the occurrence of any unscheduled disruption and/or loss of electricity to the A-side or B-side PDUs supplying electrical power to Tenant’s Personal Property within a

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Suite; provided that such occurrence is not caused by any act or omission of Tenant or any other Tenant Party, nor by a Casualty Event, nor by, or during, an ECT Overage. For the purposes of clarity, the disruption of electricity to any such A-side or B-side PDU that occurs (and continues only) during a PM Activity for the PDUs will be deemed not to have been a Loss of Redundancy.

“Maintenance Fuel Usage” shall mean and refer to Generator Fuel Usage that is used for the performance of Landlord’s maintenance obligations hereunder.

“Master Lease” shall mean and refer to an agreement between Landlord and the Third Party Tenant regarding the operation and control of the Premises.

“Maximum Structural Load” shall mean and refer to the Maximum Structural Load set forth in Item 19 of the Basic Lease Information.

“Metered Direct Electrical Loads” shall mean and refer to electrical loads fed by way of an electrical panel or PDU exclusively serving all or any part of the Tenant Space.

“MMR Services” shall mean and refer to the services typically provided by companies in the primary business of providing carrier-neutral interconnections, such as Equinix, CRG West and Telehouse, including without limitation, furnishing of space, racks and pathway to telecommunications carriers for the purpose of such carriers’ placement and maintenance of computer, switch and/or communications equipment and cross-connections by such carriers with the communications cable and facilities of other parties in the Building.

“New Pathway Completion Date” shall mean and refer to the date of the New Pathway Completion Notice.

“New Pathway Completion Notice” shall mean and refer to a notice from Landlord to Tenant, memorializing Landlord’s completion of the New Pathway Installation.

“New Pathway Installation” shall mean and refer to the New Pathway Installation as defined on Exhibit “C”, subject to the provisions of Section 2.2.1 of the Standard Lease Provisions.

“Noticed Holder” shall mean and refer to a Holder for which Tenant has been notified in writing of the address of such Holder.

“Outage Credit” means the quotient achieved by dividing the Base Rent of the affected Suite(s) for the month in which the Interruption of Landlord’s Essential Services occurred by 60.

“Partial Month” shall, in the event of a Commencement Date that occurs on a date that is other than the first (1st) day of a calendar month, mean and refer to the number of calendar days (including the Commencement Date) remaining in the month in which the Commencement Date occurs.

“Pathways” shall mean and refer to the Pathway described in Item 7 of the Basic Lease Information.

“PCBs” shall mean and refer to polychlorinated biphenyls.

“PDUs” shall mean and refer to power distribution units.

“Permitted Transfer” shall mean and refer to: (i) the transfer of a majority interest of the outstanding shares of stock of Tenant, (ii) the merger of Tenant with another entity or entities, and (iii) the sale of all or substantially all of Tenant’s assets, and/or (iv) Affiliate Transfers; provided that, in any such event, (a) the action is taken pursuant to a bona fide business transaction and not principally or exclusively as a means to evade the consent requirements under this Lease, and (b) the “Tenant” under this Lease after such transaction has a net worth (which shall be equal to total assets minus total liabilities and determined in accordance with generally accepted accounting principles (“GAAP”)) of not less than the net worth (as determined in accordance with GAAP) of Tenant as of the Effective Date of this Lease, as evidenced in a manner reasonably acceptable to Landlord.

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“Permitted Use” shall mean and refer to the placement, installation, operation, repair and maintenance of computer, switch and/or communications equipment and connections of such equipment (subject to the terms of Section 1.3 of the Standard Lease Provisions), via telecommunications cables, with the facilities and/or equipment of other tenants in the Building.

“PM Activity” shall mean and refer to each of the activities contained on Landlord’s then-current PM Standards.

“PM Audit” shall mean and refer to Tenant’s inspection of the PM Books and Records.

“PM Audit Notice” shall mean and refer to written notice of Tenant’s intent to perform a PM Audit.

“PM Books and Records” shall mean and refer to the books and records used by Landlord for documenting performance of the PM Activities.

“PM Schedule” shall mean and refer to Landlord’s then-current schedule for the performance of the PM Activities.

“PM Standards” shall mean and refer to the activities of preventative maintenance that Landlord performs with regard to the equipment that serves the Premises. Landlord’s current list of PM Standards is available on the Internet at the following URL:

http://www.digitalrealtytrust.com/leasing

“POP Room” shall mean and refer to the POP Room described in Item 16 of the Basic Lease Information.

“Premises” shall mean and refer to the Premises described in Item 7 of the Basic Lease Information.

“Prepaid Rent” shall mean and refer to the Prepaid Rent set forth in Item 10 of the Basic Lease Information, subject to the terms of Section 3.1 of the Standard Lease Provisions.

“Previous Agreement” shall mean and refer to that certain Master Services Agreement, as amended, by and between Sentinel Properties-Bedford, LLC, as predecessor-in-interest to Landlord, and Tenant, as customer, dated July 19, 2007, and relating to Tenant’s license to use the Previous Agreement Space and the Existing Pathway.

“Previous Agreement Space” shall mean and refer to, collectively, Suite 1.5 in the Building, Suite 1.5.1 in the Building, and Suite 1.5.2 in the Building.

“Property” shall mean and refer to the Land, the Building, and Landlord’s personal property thereon or therein.

“Qualifying Chronic Outage” shall mean and refer to the occurrence of:

(a) each Separate/Independent Interruption of Landlord’s Essential Services, which continues for four (4) or more consecutive hours, regardless of whether or not such Interruption of Landlord’s Essential Services was caused by Force Majeure (i.e., each such Interruption of Landlord’s Essential Services equals one (1) Qualifying Chronic Outage) for the Suite in which it occurs,

(b) each complete period of seven hundred twenty (720) consecutive hours occurring during a Loss of Redundancy (i.e., each such period equals one (1) Qualifying Chronic Outage) for the Suite in which it occurs, or

(c) the collective occurrence within a rolling period of ninety (90) consecutive days of five (5) Separate/Independent Interruptions of Landlord’s Essential Services - Electrical of any duration to the same pair of A-side and B-side PDUs, regardless of whether or not such Interruptions - Electrical were caused by Force Majeure (i.e., each five (5) equals one (1) Qualifying Chronic Outage), for the Suite in which it occurs.

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“Rent” shall mean and refer to all Base Rent, plus all Additional Rent.

“Repair Period-Actual” shall mean and refer to the period of time that it actually takes to repair and/or restore the Building following a Casualty Event in order to enable Tenant’s use of the Tenant Space in the ordinary conduct of Tenant’s business.

“Repair Period-Estimated” shall mean and refer to the period of time, which Landlord estimates will be required for the repair and/or restoration of the Building following a Casualty Event in order to enable Tenant’s use of the Tenant Space in the ordinary conduct of Tenant’s business.

“Second Interruption” shall mean and refer to the second (2nd) Separate/Independent Interruption of Landlord’s Essential Services occurring in any Suite in any then-current Interruption Accrual Period.

“Security Documents” shall mean and refer to: (i) all ground leases or underlying leases; (ii) the lien of any mortgage, deed, or deed of trust; (iii) all past and future advances made under any such mortgages, deeds, or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages, deeds, and deeds of trust.

“Separate/Independent Interruption of Landlord’s Essential Services”, and similar phrases used herein, shall mean and refer to (a) Interruptions of Landlord’s Essential Services that occur from separate and unrelated root causes; or (b) a further occurrence of a particular Interruption of Landlord’s Essential Services that occurs after Landlord has provided Tenant the Interruption Cure Completion Notice with regard to the immediately preceding occurrence of such Interruption of Landlord’s Essential Services.

“Separate/Independent Interruption of Landlord’s Essential Services - Electrical”, and similar phrases used herein, shall mean and refer to (a) Interruptions – Electrical that occur from separate and unrelated root causes; or (b) a further occurrence of a particular Interruption – Electrical that occurs after Landlord has provided Tenant the Interruption Cure Completion Notice with regard to the immediately preceding occurrence of such Interruption - Electrical.

“SNDA” shall mean and refer to a subordination, non-disturbance and attornment agreement in a form that is reasonably acceptable to Tenant, which provides that, so long as there is no Event of Default by Tenant, Tenant may remain in possession of the Tenant Space under the terms of this Lease, even if the Holder should acquire Landlord’s title to the Building.

“Suite 1.14.A Cage Card Reader” shall mean and refer to the electronic “key card” system to be installed by Landlord on the exterior of the cage located inside Suite 1.14.A, for the purpose of controlling access to such caged area.

“Suite 1.5 Expiration Date” shall mean and refer to the earlier to occur of (a) the last day of the twenty-fourth (24th) month of the Term of the Lease, and (b) the earlier termination of this Lease.

“Suite 1.5 Surrender Date” shall mean and refer to the later to occur of (a) the Suite 1.5 Expiration Date, and (b) the date on which Tenant has surrendered the Suite 1.5 Tenant Space to Landlord in accordance with Section 13.1.1 of the Standard Lease Provisions.

“Suite 1.5 Tenant Space” shall mean and refer to, collectively, Suite 1.5, Existing Pathway-A (as described on Exhibit “C”) and Existing Pathway-C (as defined on Exhibit “C”).

“Suite 1.5 Term” shall mean and refer to the period commencing on the Commencement Date and expiring on the Suite 1.5 Expiration Date.

“System Efficiency Losses” shall mean and refer to electricity usage or losses associated with transformers, wiring, panels, UPS systems and/or PDU’s residing upstream of the Metering Equipment – Tenant Space and downstream of the meter at which the local utility measures Building electrical usage.

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“Taking” shall mean and refer to the Property, or some portion thereof, having been taken under the power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or sold to prevent the exercise thereof.

“Target Humidity Range” the range of relative humidity percentages described in Item 4(b) of Exhibit “F”, Table A.

“Target Temperature Range” the range of temperatures described in Item 4(a) of Exhibit “F”, Table A.

“Taxes – Equipment” shall mean and refer to all governmental fees, taxes, tariffs and other charges levied directly or indirectly against any personal property, fixtures, machinery, equipment, apparatus, systems, connections, interconnections and appurtenances located in, or used by Tenant in or in connection with, the Tenant Space.

“Taxes – Other” shall mean any excise, sales, privilege or other tax, assessment or other charge (other than income taxes) imposed, assessed or levied by any governmental or quasi-governmental authority or agency upon Landlord on account of (i) the Rent (and other amounts) payable by Tenant hereunder (or any other benefit received by Landlord hereunder), including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority, (ii) this Lease, Landlord’s business as a lessor hereunder, and/or the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Tenant Space (including, without limitation, any applicable possessory interest taxes), (iii) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Tenant Space, or (iv) otherwise in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder.

“Tenant” shall mean and refer to the Tenant set forth in Item 2 of the Basic Lease Information.

“Tenant Affiliate” shall mean and refer to any partnership, limited liability company, or corporation or other entity, which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, Tenant.

“Tenant Group” shall mean and refer to Tenant and its directors, officers, shareholders, members, employees, constituent partners, and Tenant Affiliates.

“Tenant Parties” shall mean and refer, collectively to Tenant, the other members of the Tenant Group, Tenant’s Transferees, and their respective contractors, clients, servants, representatives, licensees, Colocating Parties, agents, and invitees.

“Tenant Space” shall mean and refer to the Premises together with the Pathway.

“Tenant Space Customer” shall mean and refer to each customer or other person or entity to which Tenant, any Tenant Affiliate, any other Tenant Party, or any Transferee, provides goods or services, which are in any way related to or associated with the use of the Tenant Space, including, but not limited to, those customers, persons or entities now or hereafter conducting transactions or other operations by or through or in connection with equipment located within the Tenant Space.

“Tenant’s Personal Property” shall mean and refer, collectively, to all cable, wiring, connecting lines, and other installations, equipment or property installed or placed by, for, through, under or on behalf of Tenant or any Tenant Party anywhere in the Building and/or the Tenant Space, not including any equipment or property owned, leased or licensed by Landlord or any other member of the Landlord Group. Additionally, for the purposes of clarity, the parties acknowledge that “Tenant’s Personal Property” includes all equipment or property, other than equipment or property owned, leased or licensed by Landlord or any other member of the Landlord Group, installed and/or placed anywhere in the Building and/or the Tenant Space by any party specifically and solely in order to provide any service to Tenant or any Tenant Party (e.g., data storage/archiving and data recovery type equipment that is utilized by or for Tenant or any Tenant Party in the Tenant Space, but which is actually owned by a third party, other than Landlord or any other member of the Landlord Group).

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“Term”; “Term of this Lease”; and “Term of the Lease” shall mean and refer to the period described in Item 5 of the Basic Lease Information, subject to the terms of such Item 5.

“Third Interruption” shall mean and refer to the third (3rd) Separate/Independent Interruption of Landlord’s Essential Services occurring in any Suite in any then-current Interruption Accrual Period.

“Third Party POP Room Operator” shall mean and refer to an entity, who is not an affiliate of Landlord, with whom Landlord may hereafter contract for the operation and control of the POP Room.

“Third Party Tenant” shall mean and refer to an entity, who is not an affiliate of Landlord, with whom Landlord may hereafter contract for the operation and control of the Premises.

“Transfer” shall mean and refer to (a) a sublease of all or any part of the Tenant Space, (b) an assignment of this Lease, and/or (c) any other agreement (i) permitting a third party (other than Tenant’s employees and occasional guests) to occupy or use any portion of the Tenant Space, or (ii) otherwise assigning, transferring, licensing, mortgaging, pledging, hypothecating, encumbering, or permitting a lien to attach to its interest under, this Lease.

“Transferee” shall mean and refer to any person or entity to whom a Transfer is made or sought to be made.

“Transfer Notice” shall mean and refer to a written request for Landlord’s consent to a particular Transfer, which notice shall include (i) a statement containing: (a) the name and address of the proposed Transferee; and (b) all of the principal terms of the proposed Transfer; (ii) current, certified financial statements of the proposed Transferee, and any other information and materials reasonably required by Landlord to enable Landlord to adequately review the financial responsibility of the proposed Transferee; (iii) such other information and materials as Landlord may reasonably request (and if Landlord requests such additional information or materials, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional information or materials); and (iv) the form of the proposed assignment or other Transfer documentation that will be executed by Tenant and the proposed Transferee.

“Unmetered Direct Electric Loads” shall mean and refer to electrical loads fed by way of electrical panels not exclusively serving all or any part of the Tenant Space, and shall be attributable to the Tenant Space based upon a reasonable estimate by Landlord.

“UPS Plant” shall mean and refer to an uninterruptable power supply plant.

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55 MIDDLESEX TURNPIKE

DATACENTER LEASE

This Datacenter Lease (this “Lease”) is entered into as of the Effective Date specified in Item 4 of the Basic Lease Information, by and between Landlord (as set forth in Item 1 of the Basic Lease Information, below) and Tenant (as set forth in Item 2 of the Basic Lease Information, below):

RECITALS

A. Landlord is the owner of the Land (as set forth in Item 14 of the Basic Lease Information, below). The Land is improved with, among other things, the Building (as set forth in Item 15 of the Basic Lease Information, below), which Building is owned by Landlord

B. Tenant currently has a license to occupy and use the Previous Agreement Space and the Existing Pathway under the terms of the Previous Agreement.

C. Tenant desires to (i) convert the Previous Agreement to this Lease, (ii) continue to occupy and use the Previous Agreement Space and Existing Pathways pursuant to the terms of this Lease, (iii) lease additional space in the Building, and (iv) lease certain New Pathways (as described on Exhibit “C”, attached hereto).

D. Unless otherwise specifically indicated to the contrary, all initially capitalized terms contained in this Lease shall have the meanings set forth on Schedule “1”, attached to this Lease.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, Landlord and Tenant agree as follows:

BASIC LEASE INFORMATION

1. Landlord:	Digital 55 Middlesex, LLC, a Delaware limited liability company
2. Tenant:	Constant Contact, Inc., a Delaware corporation
3. Tenant Addresses:

Tenant Address for Notices:

Constant Contact, Inc.

1601 Trapelo Road

Waltham, MA 02451

Attn: Senior Vice President, Engineering and Operations

Phone: 781-472-8100

Email: jwalsh@constantcontact.com

With copies to:

Constant Contact, Inc.

1601 Trapelo Road

Waltham, MA 02451

Attn: General Counsel

Phone: 781-472-8100

Email: general_counsel@constantcontact.com

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And:

WilmerHale

60 State Street

Boston, MA 02109

Attn: Paul Jakubowski, Esq.

Phone: 617-526-6948

Email: paul.jakubowski@wilmerhale.com

Tenant Address for Invoice of Rent:

Constant Contact, Inc.

1601 Trapelo Road

Waltham, MA 02451

Attn: Accounts Payable

Phone: 781-472-8100

Email: ap@constantcontact.com

4. Effective Date/ Commencement Date: (a) Effective Date: (b) Commencement Date:	January 1, 2011 January 1, 2011
5. Term:

Approximately seventy-two (72) full calendar months (i.e., commencing on the Commencement Date and expiring on the last day of the seventy-second (72nd) full calendar month thereafter).

For the avoidance of doubt, Landlord and Tenant acknowledge and agree that, if the Commencement Date occurs on a date that is other than the first (1st) day of a calendar month, the Term of this Lease shall be deemed to have been automatically extended by the number of calendar days in the Partial Month, such that the Term of the Lease shall then be equal to the number of full calendar months described above, plus the number of calendar days in the Partial Month.

For example:

a. If the Commencement Date occurs on January 1, 2011, then the seventy-two (72) full calendar month Term of this Lease would commence January 1, 2011, and expire on December 31, 2016.

b. If, however, the Commencement Date occurs on January 18, 2011, then the seventy-two (72) full calendar month Term of this Lease would commence on January 18, 2011, and expire on January 31, 2017. In this example, the period occurring from January 18, 2011 through January 31, 2011 is the Partial Month. The Base Rent payable by Tenant hereunder during such Partial Month shall be payable by Tenant on a pro-rated basis, in accordance with Section 3.1 of the Standard Lease Provisions, at a rate equal to the rate of Base Rent that would otherwise be due and payable by Tenant hereunder with regard to the first (1st) month of the Term of this Lease (pro-rated on a per diem basis). However, in this example, the first (1st) month of the seventy-two (72) full calendar month Term of this Lease would, for the purposes of calculating the expiration of the Term of the Lease, be deemed to be the month of February, 2011.

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6. Extension Options/ Extension Term:	Two (2) Extension Options, each to extend the Term for an Extension Term of sixty (60) months, subject to the terms of Section 2.3, below.
7. Premises/Pathways: (a) Premises:

Landlord and Tenant acknowledge and agree that commencing on the Commencement Date, the Premises shall consist of the following four (4) separately demised spaces:

a.      Approximately 600 square feet of area in the Building, known as Suite 1.5, caged as set forth on Exhibit “A” (“Suite 1.5”).

b.      Approximately 1800 square feet of area in the Building, known as Suite 1.5.1, caged as set forth on Exhibit “A” (“Suite 1.5.1”).

c.      Approximately 2000 square feet of area in the Building, known as Suite 1.5.2, caged as set forth on Exhibit “A” (“Suite 1.5.2”).

d.      Approximately 1200 square feet of area in the Building, known as Suite 1.14A, caged as set forth on Exhibit “A” (“Suite 1.14A”).

As of the Suite 1.5 Surrender Date, Suite 1.5 shall be deemed to have been removed from the Premises. From and after the Suite 1.5 Surrender Date, throughout the balance of the Term of this Lease, the Premises shall consist of Suite 1.5.1, Suite 1.5.2 and Suite 1.14A, collectively comprising approximately 5,000 square feet of area in the Building. . From and after the Suite 1.5 Surrender Date, no Base Rent shall become due or payable with respect to Suite 1.5 and all future calculations of Ancillary Utility Costs, Generator Fuel Usage or any costs to Tenant under this Lease based on a proportionate share or allocation of leased space or usage shall reflect that Suite 1.5 shall be deemed to have been removed from the Premises.

(b) Pathways:	Each of Suite 1.5, Suite 1.5.1, Suite 1.5.2 and Suite 1.14A may be referred to herein, individually, as a “Suite”. As described on Exhibit “C”.
8. Base Rent:

a.      Suite 1.5 Base Rent (the “Suite 1.5 Base Rent”)

$33,428.11 per month for the period commencing on the Commencement Date and expiring on the last day of the twelfth (12th) full calendar month of the Term of the Lease.

(months 1 – 12 of the Term)

$33,828.43 per month for the period commencing on the first (1st) day of the thirteenth (13th) month of the Term and expiring on the Suite 1.5 Expiration Date.

(months 13-24 of the Term)

b.      Suite 1.5.1 Base Rent (the “Suite 1.5.1 Base Rent”)

$120,341.21 per month for the period commencing on the Commencement Date and expiring on the last day of the twelfth (12th) full calendar month of the Term of the Lease.

(months 1 – 12 of the Term)

$121,782.37 per month for months 13 – 24 of the Term.

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$46,785.69 per month for months 25 – 36 of the Term.

$48,189.26 per month for months 37 – 48 of the Term.

$49,634.94 per month for months 49 – 60 of the Term.

$51,123.99 per month for months 61 – 72 of the Term.

c. Suite 1.5.2 Base Rent (the “Suite 1.5.2 Base Rent”)

$61,382.68 per month for the period commencing on the Commencement Date and expiring on the last day of the twelfth (12th) full calendar month of the Term of the Lease.

(months 1 – 12 of the Term)

$62,917.20 per month for months 13 – 24 of the Term.

$64,490.00 per month for months 25 – 36 of the Term.

$48,189.26 per month for months 37 – 48 of the Term.

$49,634.94 per month for months 49 – 60 of the Term.

$51,123.99 per month for months 61 – 72 of the Term.

d. Suite 1.14A Base Rent (the “Suite 1.14A Base Rent”; together with Suite 1.5 Base Rent, Suite 1.5.1 Base Rent and Suite 1.5.2 Base Rent, collectively, “Base Rent”)

$55,125.00 per month for the period commencing on the Commencement Date and expiring on the last day of the twelfth (12th) full calendar month of the Term of the Lease.

(months 1 – 12 of the Term)

$56,778.75 per month for months 13 – 24 of the Term.

$58,482.11 per month for months 25 – 36 of the Term.

$60,236.58 per month for months 37 – 48 of the Term.

$62,043.67 per month for months 49 – 60 of the Term.

$63,904.98 per month for months 61 – 72 of the Term.

9. Installation Fee:

Tenant hereby agrees to pay Landlord, as Additional Rent, no later than thirty (30) days following receipt of an invoice therefor, the sum of all reasonable out-of-pocket amounts expended by Landlord in connection with the performance of the New Pathway-B Installation, the New Pathway-C Installation and the Card Reader Installation (the “Installation Fee”) which invoice shall be delivered following completion of the New Pathway-B Installation, the New Pathway-C Installation and the Card Reader Installation.

10. Prepaid Rent:	$270,277.00 (being the first (1st) month’s Base Rent). Such Prepaid Rent shall be applied to the Base Rent due in month 1 of the Term of this Lease.

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11. Landlord’s Address for Notices:

Digital 55 Middlesex, LLC

c/o Digital Realty Trust, L.P.

451 D Street, Suite 912

Boston, MA 02210

Attention: Asset Manager

Facsimile No. (857) 366-9998

E-mail: leaseadministration@digitalrealtytrust.com

With a copy to:

Stutzman, Bromberg, Esserman & Plifka, A Professional Corporation

2323 Bryan Street, Suite 2200

Dallas, TX 75201

Attention: Noah K. Hansford

Facsimile No. (214) 969-4999

E-mail: hansford@sbep-law.com

12. Landlord’s Address for Payment of Rent:	ACH Payments:
	Bank:	Bank of America NT&SA
		1850 Gateway Blvd.
		Concord, CA 94520-3282

	Routing Number:	121000358
	Account Number:	1459370718
	Account Name:	Digital 55 Middlesex, LLC
	Regarding/Reference:	Tenant Account No., Invoice No.

	Wire Payments:

	Bank:	Bank of America NT&SA
		100 West 33rd Street
		New York, NY 10001

	Routing Number:	026009593
	Account Number:	1459370718
	Account Name:	Digital 55 Middlesex, LLC

	Regarding/Reference:	Tenant Account No., Invoice No.

	Check Payments:

	Payee:	Digital 55 Middlesex, LLC

	Mailing Address:

	Digital 55 Middlesex, LLC
	P.O. Box 415882
	Boston, MA. 02241-5882

	Overnight Address:

	Bank of America Lockbox Services
	Digital 55 Middlesex, LLC – 415882
	MA5-527-02-07
	2 Morrissey Blvd.
	Dorchester, MA. 02125

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Contact Information:
Director of Cash Management Digital Realty Trust 560 Mission Street, Suite 2900 San Francisco, CA 94105 P: (415) 738-6509 F: (415) 495-3687
13. Brokers:

(a) Landlord’s Broker:	None.

(b) Tenant’s Broker:	RampRate Sourcing Advisors, Inc.
14. Land:	The Land located at: 55 Middlesex Turnpike, Bedford, Massachusetts
15. Building:	55 Middlesex Turnpike: A one (1)-story building consisting of approximately 106,000 square feet.
16. POP Rooms:

Suite 202 located on the first (1st) floor of the Building (the “East POP Room”) and Suite 204 located on the first (1st) floor of the Building (the “West POP Room”; together with the East POP Room, collectively, the “POP Rooms”).

17. Storage and Receiving:

As it relates to Tenant’s Personal Property that is delivered to the Building from time to time, Landlord agrees, upon twenty-four (24) hours’ prior notice from Tenant, but subject to reasonable availability of the space, to permit items of Tenant’s Personal Property to be stored temporarily (i.e., for no more than seventy-two (72) hours per delivery) on a non-exclusive basis in locked storage space in the loading area of the Building. Such shipments shall be accepted by Landlord and stored in such locked space until such time as Tenant takes delivery of said shipment. The foregoing notwithstanding, nothing contained in this Item 17 shall be deemed to waive or modify the terms of the Standard Lease Provisions, below (including, but not limited to, Sections 9.2, 14.1.1 and 14.2.1).

18. Intentionally Deleted:	Intentionally Deleted
19. Maximum Structural Load:	250 pounds of live load per square foot.

This Lease shall consist of the foregoing Basic Lease Information, the provisions of the Standard Lease Provisions, below, Schedule “1”, above, and Exhibits “A” through “K”, inclusive, all of which are incorporated herein by this reference as of the Effective Date. In the event of any conflict between the provisions of the Basic Lease Information and the provisions of the Standard Lease Provisions, the Basic Lease Information shall control.

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STANDARD LEASE PROVISIONS

1.	LEASE OF TENANT SPACE.

1.1 Tenant Space. In consideration of the covenants and agreements to be performed by Tenant, and upon and subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant for the Term, (i) the Premises; and (ii) the Pathways.

1.2 Condition of Tenant Space. Tenant has inspected the Tenant Space and accepts the Tenant Space in its “AS IS, WHERE IS” condition. Tenant acknowledges and agrees that (i) except as specifically set forth herein, no representation or warranty (express or implied) has been made by Landlord as to the condition of the Property, the Building or the Tenant Space or their suitability or fitness for the conduct of the Permitted Use, its business or for any other purpose, and (ii) except as specifically set forth herein, Landlord shall have no obligation to construct or install any improvements in or to make any other alterations or modifications to the Property, Building or the Tenant Space.

1.3 Datacenter Connection Area. Tenant acknowledges and agrees that all interconnections between the systems of Tenant and those of other tenants of the Building, and all cross-connects between the systems of Tenant and those of carriers in the Building, must be made in the POP Room. Tenant acknowledges that the Datacenter Connection Area is a Common Area that will be used by and be accessible by other tenants and their technicians. Anything to the contrary contained in this Lease notwithstanding, Tenant acknowledges that the POP Rooms may hereafter be operated by a Third Party POP Room Operator. In such event, all operations in the POP Rooms (including all MMR Services), and all Tenant presences in the POP Room, including pathways, may be governed and controlled by the Third Party POP Room Operator; each and all of which shall be subject to the terms of this Lease and such agreements and costs as are mutually agreed in writing, by and between Tenant and the Third Party POP Room Operator.

1.4 Relocation Right. Intentionally Deleted.

1.5 Quiet Enjoyment; Access. Subject to all of the terms and conditions of this Lease, Tenant shall quietly have, hold and enjoy the Tenant Space in conformity with the Permitted Use without hindrance from Landlord or any person or entity claiming by, through or under Landlord. Subject to the terms and conditions of this Lease, including, without limitation, the Datacenter Rules and Regulations and Landlord’s Access Control Systems and Force Majeure, Tenant shall have access to the Tenant Space twenty-four (24) hours per day, seven (7) days per week.

1.6 Common Area. The Common Area shall be subject to Landlord’s sole management and control and shall be operated and maintained in such manner as Landlord in Landlord’s discretion shall determine, subject to the rights of Tenant under this Lease and provided that Landlord will not take any actions with respect to such Common Area that will unreasonably interfere with Tenant’s access to the Tenant Space or the use of the Tenant Space for the Permitted Use. Tenant, and the other Tenant Parties, shall have the nonexclusive right to use the Common Area as constituted from time to time; such use to be in common with Landlord, the other members of the Landlord Group, other tenants of the Building and other persons entitled to use the same, and subject to such reasonable rules and regulations governing use of the Common Areas as Landlord may from time to time prescribe provided that written notice of such rules and regulations is provided to Tenant. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

2.	TERM.

2.1 Term. The term of this Lease, and Tenant’s obligation to pay Rent under this Lease, shall commence on the Commencement Date and shall continue in effect for the Term of the Lease, as the same may be extended, or earlier terminated, in accordance with the express terms of this Lease.

2.2 Delivery of Tenant Space. Landlord and Tenant acknowledge and agree that, by virtue of the occurrence of the Commencement Date, Landlord shall be deemed to have delivered the Tenant Space to Tenant, and Tenant shall be deemed to have accepted the same.

2.2.1 Completion of the New Pathway Installation. Landlord agrees to use commercially reasonable efforts to cause the New Pathway Installation to be completed prior to the Commencement Date. In the event that the New Pathway Installation is not completed on or prior the Deadline Date, Tenant shall receive, as Tenant’s sole remedy therefor, one-quarter (1/4) day’s abatement of Base Rent for each day following the Deadline Date until the New Pathway Completion Date occurs. The foregoing notwithstanding, Landlord and Tenant acknowledge and agree that Landlord’s completion of the New Pathway Installation is not a condition precedent to any obligation of Tenant to pay Rent, nor is such completion a condition precedent to the occurrence of the Commencement Date. Additionally, provided that Landlord is working diligently using commercially reasonable efforts after the Commencement Date to complete the New Pathway Installation, Landlord shall not be in default of its obligation to complete the New Pathway Installation. Landlord agrees to deliver the New Pathway Completion Notice to Tenant upon Landlord’s completion of the New Pathway Installation.

2.2.2 Completion of the Card Reader Installation. Landlord agrees to use commercially reasonable efforts to cause the Card Reader Installation to be completed prior to the Commencement Date. The foregoing notwithstanding, Landlord and Tenant acknowledge and agree that Landlord’s completion of the Card Reader Installation is not a condition precedent to any obligation of Tenant to pay Rent, nor is such completion a condition precedent to the occurrence of the Commencement Date. Additionally, provided that Landlord is working diligently using commercially reasonable efforts after the Commencement Date to complete the Card Reader Installation, Landlord shall not be in default of its obligation to complete the Card Reader Installation. Landlord agrees to deliver the Card Reader Completion Notice to Tenant upon Landlord’s completion of the Card Reader Installation.

2.3 Extension Options.

2.3.1 Subject to and in accordance with the terms and conditions of this Section 2.3, Tenant shall have the number of Extension Options specified in Item 6 of the Basic Lease Information to extend the Term of this Lease, for the respective Extension Terms specified in such Item 6, upon the same terms, conditions and provisions applicable to the then-current Term of this Lease (except as provided otherwise herein). The monthly Extension Term Base Rent payable with respect to the Tenant Space for each year of the Extension Term shall be increased hereunder as of the first (1st) day of each such year to be equal to one hundred three percent (103%) of the Base Rent payable for the immediately preceding month of the Term of the Lease, as extended.

2.3.2 Tenant may exercise each Extension Option only by delivering an Extension Option Exercise Notice to Landlord at least six (6) calendar months prior to the then applicable expiration date of the Term, specifying that Tenant is irrevocably exercising its Extension Option so as to extend the Term of this Lease by an Extension Term on the terms set forth in this Section 2.3. In the event that Tenant shall duly exercise an Extension Option, the Term shall be extended to include the applicable Extension Term (and all references to the Term in this Lease shall be deemed to refer to the Term specified in Item 5 of the Basic Lease Information, plus all duly exercised Extension Terms). In the event that Tenant shall fail to deliver an Extension Option Exercise Notice within the applicable time period specified herein for the delivery thereof, time being of the essence, at the election of Landlord, Tenant shall be deemed to have forever waived and relinquished such Extension Option, and any other options or rights to renew or extend the Term effective after the then applicable expiration date of the Term shall terminate and shall be of no further force or effect.

2.3.3 Tenant shall have the right to exercise any Extension Option only with respect to the entire Tenant Space leased by Tenant at the time that Tenant delivers the applicable Extension Option Exercise Notice. If Tenant duly exercises an Extension Option, Landlord and Tenant shall execute an amendment reflecting such exercise. Notwithstanding anything to the contrary herein, any attempted exercise by Tenant of an Extension Option shall, at the election of Landlord, be invalid, ineffective, and of no force or effect if, on the date on which Tenant delivers an Extension Option Exercise Notice, or on the date on which the Extension Term is scheduled to commence, there shall be an uncured Event of Default by Tenant under this Lease.

3.	BASE RENT AND OTHER CHARGES.

3.1 Base Rent. Tenant shall pay Base Rent to Landlord throughout the Term of this Lease. All Base Rent shall be paid to Landlord in monthly installments in advance on the first day of each and every calendar month throughout the Term of this Lease; provided, however, that (a) the installment of Base Rent for the first (1st) full calendar month of the Term shall be payable upon Tenant’s execution of this Lease; and (b) if the Term of this Lease does not commence on the first day of a calendar month, the Base Rent for the Partial Month shall (i) be calculated on a per diem basis determined by dividing the Base Rent above by the total number of calendar days in such Partial Month and multiplying such amount by the number of days remaining in such Partial Month from and after (and including) the Commencement Date, and (ii) be paid by Tenant to Landlord on the Commencement Date. Except as set forth in this Section 3.1, Tenant shall not pay any installment of Rent more than one (1) month in advance.

3.2 Installation Fee. Tenant shall pay the Installation Fee to Landlord, no later than the thirtieth (30th) day following receipt of an invoice therefor. Landlord and Tenant acknowledge that the Installation Fee represents remuneration to Landlord in consideration of the costs incurred by Landlord in connection with the New Pathway-B Installation and the New Pathway-C Installation and otherwise in connection with Landlord’s fixturization of the Tenant Space related to this Lease.

3.3 Payments Generally. Base Rent payable hereunder by Tenant (i) shall be payable to Landlord when due, without any prior notice or demand therefor, in lawful money of the United States without any abatement, offset or deduction whatsoever (except as specifically provided otherwise herein), and (ii) shall be payable to Landlord at the address of Landlord specified in Item 12 of the Basic Lease Information (or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant). All forms of Additional Rent payable hereunder by Tenant (aa) shall be payable to Landlord within thirty (30) days after Tenant’s receipt of an invoice for same, without any other notice or demand therefor, in lawful money of the United States without any abatement, offset or deduction whatsoever (except as specifically provided otherwise herein), and (bb) shall be payable to Landlord at the address of Landlord specified in Item 12 of the Basic Lease Information (or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant). No receipt of money by Landlord from Tenant after the termination of this Lease, the service of any notice, the commencement of any suit, or a final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment. No partial payment by Tenant shall be deemed to be other than on account of the full amount otherwise due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord shall be entitled to accept such payment without compromise or prejudice to any of the rights of Landlord hereunder or under any Applicable Laws. In the event that the Commencement Date or the expiration of the Term (or the date of any earlier termination of this Lease) falls on a date other than the first or last day of a calendar month, respectively, the Rent payable for such partial calendar month shall be prorated based on a per diem basis.

3.3.1 Landlord acknowledges and agrees that the Base Rent payable to Landlord under this Lease is on a “gross” basis except as otherwise expressly set forth herein, in consideration for all costs as may be incurred by Landlord for the operation, maintenance, management, insurance and repair of the Premises, Building and Property and the real estate taxes thereon. Except as otherwise expressly provided in this Lease, Tenant shall not be responsible for payment of any of Landlord’s costs or expenses in connection with the Tenant Space, Building and Property.

3.4 Late Payments. As it relates to any Late Payment, Tenant shall, in addition to Tenant’s obligation to pay the Late Payment to Landlord, also be required to pay to Landlord, as Additional Rent, (i) a Late Charge, and (ii) Late Payment Interest from the Delinquency Date until the date the foregoing are paid, collectively, to cover Landlord’s additional administrative costs and damages related to such Late Payment, which are difficult, if not impossible, to determine. In no event, however, shall the charges permitted under this Section 3.4, or elsewhere in this Lease, to the extent the same are considered to be interest under Applicable Law, exceed the maximum lawful rate of interest. Landlord’s acceptance of any Late Charge, or any Late Payment Interest, shall not be deemed to constitute a waiver of Tenant’s default with respect to the Late Payment, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder or under any Applicable Laws.

3.5 Utilities. Tenant shall be billed directly by Landlord as Additional Rent for the costs of Aggregate Direct Electric Loads in a manner consistent in all material respects with the then manner of billing for electrical service provided by the local electric utility company and in accordance with the then applicable pricing structures and rate schedules as filed by such utility with the applicable governmental authority from time to time.

3.5.1 Notwithstanding the foregoing, if the Metering Equipment – Tenant Space in installed in such a manner so as to not capture Systems Efficiency Losses, Landlord shall have a right to add an amount reasonably determined by landlord to Tenant’s Aggregate Direct Electric Loads sufficient to compensate Landlord for actual System Efficiency Losses attributable to Tenant’s Aggregate Direct Electric Loads.

3.5.2 Tenant shall pay a proportionate share of all Ancillary Utility Costs, which proportionate share shall be a fraction expressed as a percentage, the numerator of which shall be Tenant’s Aggregate Direct Electric Loads and the denominator of which shall be the sum of the Aggregate Direct Electric Loads for all of the tenants then operating in the Building.

3.5.3 Notwithstanding the foregoing, if Landlord reasonably determines that the method of calculating Aggregate Direct Electric Loads, System Efficiency Losses and/or Ancillary Utility Costs is inadequate to capture the costs related to same that should otherwise be attributable to the Tenant Space, Landlord and Tenant shall mutually agree on a different formula/calculation, as necessary, to appropriately capture such costs. Additionally, in the event that Landlord determines that it is no longer commercially impractical to separately meter some or all of Unmetered Direct Electric Loads, System Efficiency Losses and/or Ancillary Utility Costs, then Landlord may cause the equipment related to the foregoing to be separately metered to the Tenant Space at Landlord’s sole cost and expense. In either event, Landlord and Tenant shall execute an amendment to this Lease reflecting such modification. For the avoidance of doubt, it is the intent of the parties that this Section 3.5 represents a mechanism only for Landlord’s cost recovery with regard to utilities (including electrical power) serving, provided to and/or used in or for the Tenant Space, and that there is no intent for Tenant’s Utility Payment to include any element of profit to Landlord in connection therewith.

3.5.4 Generator Fuel Usage. Additionally, and except to the extent that Generator Fuel Usage represents Maintenance Fuel Usage, Tenant shall pay its proportionate share of the cost of all Generator Fuel, which proportionate share shall be a fraction expressed as a percentage, the numerator of which shall be Tenant’s Aggregate Direct Electric Loads and the denominator of which shall be the sum of the Aggregate Direct Electric Loads for all of the tenant then operating in the Building. Landlord shall bill Tenant not more frequently than monthly for the amount of the Generator Fuel Payment. Tenant shall pay the Generator Fuel Payment to Landlord, as Additional Rent, within thirty (30) days of delivery of each Generator Fuel Payment invoice. For the avoidance of doubt, it is the intent of the parties that this Section 3.5.4 represents a mechanism only for Landlord’s cost recovery with regard to non-maintenance related Generator Fuel Usage, and that there is no intent for Tenant’s Generator Fuel Payment to include any element of profit to Landlord in connection therewith.

3.5.5 Tenant’s Additional Rent Audit Right. Landlord shall keep complete books and records regarding all Additional Rent charges made by Landlord hereunder. All such records pertaining to a particular calendar year shall be retained for at least one (1) full calendar year after the expiration of such particular calendar year (i.e., all such records pertaining to the calendar year 2012 shall be retained at least until the end of the calendar 2013). Tenant shall have the right, once per twelve (12) month period during the Term, to audit the applicable Additional Rent records of Landlord to confirm that the Additional Rent charges billed to Tenant conform to the provisions of this Lease. Such right, as it relates to any calendar year, shall be exercisable by Tenant within one (1) year after the expiration of such calendar year. Landlord shall cooperate with Tenant during each such audit in providing Tenant reasonable access to Landlord’s books and records for the calculation of such items of Additional Rent during normal business hours to enable Tenant to audit such books and records. If the audit discloses any overpayment on the part of Tenant, then Tenant shall be entitled to a credit on the next succeeding installment of Additional Rent, following Landlord’s confirmation of the correctness of such audit conclusions, for an amount equal to the overcharge, and such credit shall be extended to succeeding installments of Additional Rent in the event such overcharge exceeds the amount of the next succeeding such installment. In the event the Term of this Lease has expired or been earlier terminated, then Tenant shall be entitled to a refund of such excess from Landlord within thirty (30) days after Landlord’s confirmation of the correctness of such audit conclusions. In addition, in the event such audit by Tenant discloses such an overcharge in excess of ten percent (10%) of the amount payable pursuant to this Lease, then Landlord shall pay to Tenant the reasonable costs and expenses of such audit, not to exceed Five Thousand and No/100 Dollars ($5,000.00) for any particular audit.

4.	TAXES.

4.1 Taxes – Equipment. Tenant shall be liable for and shall pay before delinquency all Taxes – Equipment. If any such Taxes - Equipment are levied or assessed against Landlord or the Property, and if Landlord elects to pay the same, Tenant shall pay to Landlord as Additional Rent, within thirty (30) days of Landlord’s demand therefor, that part of such Taxes – Equipment for which Tenant is liable hereunder. In the event that Tenant desires to contest such Taxes – Equipment, Landlord agrees to reasonably cooperate with Tenant in connection therewith at Tenant’s cost.

4.2 Taxes – Other. Tenant shall pay to Landlord, as Additional Rent and within thirty (30) days of Landlord’s demand therefor, and in such manner and at such times as Landlord shall direct from time to time by written notice to Tenant all Taxes – Other.

4.2.1 Landlord represents and warrants that, to the best of Landlord’s Actual Knowledge, (a) no Taxes-Other are due or payable with regard to this Lease as of the Effective Date of this Lease; and (b) no Taxes-Other will be due or payable with regard to this Lease with regard to the calendar year in which the Effective Date occurs.

5.	INTENTIONALLY DELETED.

6.	PERMITTED USE; COMPLIANCE WITH RULES AND LAWS; HAZARDOUS MATERIALS.

6.1 Permitted Use. Tenant shall use the Tenant Space only for the Permitted Use. Any other use of the Tenant Space is subject to Landlord’s prior written consent, which consent may be withheld or conditioned in Landlord’s sole and absolute discretion.

6.1.1 Limitations on Permitted Use. Tenant agrees that neither Tenant, nor any other Tenant Party, may use the Tenant Space, or operate within the Tenant Space and/or the Building, in any manner, which: (i) causes or is reasonably likely to cause damage to the Property, the Building, the Tenant Space or any Building System; (ii) will invalidate or otherwise violate a requirement or condition of any fire, extended coverage or any other insurance policy covering the Property, the Building, and/or the Tenant Space, or the property located therein, or will increase the cost of any of the same; (iii) constitutes a nuisance and/or otherwise unreasonably and materially interferes with other tenants’ or occupants’ use of space in the Building or otherwise at the Property, and/or any equipment, facilities or systems of any such tenant or occupant; (iv) unreasonably and materially interferes with the transmission or reception of microwave, television, radio, telephone, or other communication signals by antennas or other facilities located at the Property. Additionally, and notwithstanding anything to the contrary contained in this Section 6.1, Tenant agrees that neither Tenant, nor any other Tenant Party, may (a) operate a meet-me room in the Tenant Space or any other portion of the Building, (b) provide MMR Services in the Tenant Space or any other portion of the Building, or (c) refer to the Tenant Space as a “meet-me room”. Tenant agrees to reimburse Landlord for any losses, costs or damages caused by unauthorized parties who gain access to the Tenant Space or the Building through access cards, keys or other access devices provided to Tenant (or any other Tenant Party) by Landlord. Tenant agrees to reimburse Landlord, as Additional Rent, for any additional insurance premium charged by Landlord’s insurance carrier for any insurance policy by reason of Tenant’s failure to comply with the provisions of this Section 6.1.1.

6.2 Datacenter Rules and Regulations. Tenant’s Permitted Use shall be subject to, and Tenant, and all other Tenant Parties, shall comply fully with the Datacenter Rules and Regulations. Landlord shall have the right, from time-to-time, to change, amend and/or supplement the Datacenter Rules and Regulations as may be deemed by Landlord, in the exercise of its sole but good faith discretion, advisable for the safety, care and/or cleanliness of the Tenant Space, the Building and/or the Property, and/or for the preservation of good order in any of same; provided, however, that such changes to the Datacenter Rules and Regulations may not increase Tenant’s monetary obligations under this Lease or unreasonably interfere with Tenant’s Permitted Use of the Tenant Space.

In the event of a conflict between the Datacenter Rules and Regulations and the terms of this Lease, the terms of this Lease shall govern. Tenant shall be responsible for causing the other Tenant Parties to comply with the Datacenter Rules and Regulations. Landlord shall notify Tenant in writing when changes are made to Datacenter Rules and Regulations.

6.3 Compliance with Laws; Hazardous Materials.

6.3.1 Compliance with Laws. Tenant, at Tenant’s sole cost and expense, shall timely take all action required to cause all Alterations and Tenant’s (and all other Tenant Parties’) use of the Tenant Space to comply at all times during the Term of this Lease in all respects with all Applicable Laws; provided, however, that in no event shall Tenant be obligated to make improvements of a capital nature to the Premises, Building or Property except to correct work performed by Tenant or its contractors.

6.3.1.1 Landlord represents and warrants to Tenant that, as of the Effective Date (a) to the best of Landlord’s Actual Knowledge, the Building and the Premises are in material compliance with all Applicable Laws, including the requirements of all easement and encumbrance documents; (b) the Permitted Use of the Premises are permitted at the Property; (c) Landlord holds fee simple title to the Property, subject to all matters of record, and (as of the Effective Date) subject to no mortgage; (d) Landlord has full power and authority to enter into this Lease and has obtained all consents and taken all actions necessary to enable Landlord to do so; and (e) to the best of Landlord’s Actual Knowledge, no other party has any possessory right to the Premises or has claimed the same.

6.3.1.2 Except for the extent of Tenant’s obligations with regard to compliance with Applicable Laws set forth in Section 6.3.1, above, Landlord covenants to timely take all action required to cause the Building and the Premises to be in material compliance with all Applicable Laws, including the requirements of all applicable easement and encumbrance documents throughout the Term.

6.3.2 Hazardous Materials. Tenant agrees that neither Tenant, nor any other Tenant Party, shall Handle any Hazardous Materials in the Tenant Space or any portion of the Building or the Property. Additionally, Tenant agrees that neither Tenant, nor any other Tenant Party, shall use the Tenant Space in any manner which may directly or indirectly lead to any non-compliance with any Environmental Law.

6.3.2.1 Landlord hereby represents and warrants to Tenant that, to the best of Landlord’s Actual Knowledge, as of the Effective Date, (a) neither the Property, nor the Building nor the Tenant Space contain any Hazardous Materials, other than those amounts and types of Hazardous Materials (e.g., the battery acid contained within the Building’s batteries) that are utilized in the ordinary course of operating the Building, (b) neither the Property, nor the Building nor the Tenant Space contain Hazardous Materials at levels or in conditions that are in violation of applicable Environmental Laws, (c) no underground storage tanks are located on the Property, (d) no Claims or actions of any sort have been brought against Landlord concerning Hazardous Materials on the Property, and (e) no investigations have been initiated against Landlord concerning Hazardous Materials on the Property.

6.3.2.2 Landlord shall indemnify, defend upon demand with counsel reasonably acceptable to Tenant and hold Tenant harmless from and against, any liabilities, losses, claims, demands, interest, penalties, fines, attorneys’ fees, experts’ fees, court costs, remediation costs, and other expenses actually incurred by Tenant as a result of the presence of any Hazardous Materials in, on, about, under or emanating from the Premises or Property as of the Effective Date of this Lease.

6.4 Electricity Consumption Threshold. Tenant’s actual electricity consumption for the Premises, as reasonably determined by Landlord pursuant to such measurement method or methods as Landlord shall employ from time to time (including, without limitation, the use of sub-meters and/or pulse meters, electrical surveys and/or engineer’s estimates), shall not at any time, exceed the Electricity Consumption Threshold for the respective Suite. The power drawn by all of Tenant’s Personal Property located in a Suite shall be included in the calculation of Tenant’s actual electricity consumption for such Suite. In the event that an ECT Overage occurs, Tenant agrees to take immediate action to cause power consumption in each Suite to be at or below the Electricity Consumption Threshold for the respective Suite.

6.5 Maximum Structural Load. Tenant shall not place a load upon the Premises or the Building exceeding the Maximum Structural Load.

7.	ACCESS CONTROL; LANDLORD’S ESSENTIAL SERVICES; INTERRUPTION OF SERVICES.

7.1 Access Control. Landlord will provide Landlord’s Access Control Systems during the Term of this Lease. Landlord reserves the right, but without assuming any duty, to institute additional access control measures in order to further control and regulate access to the Building or any part thereof. Landlord shall not, under any circumstances, be responsible for providing or supplying security services to the Tenant Space or any part of the Building in excess of the Landlord’s Access Control Systems (and, unless expressly agreed in writing by Landlord, Landlord shall not under any circumstances be deemed to have agreed to provide any access control services in excess of the above specified Landlord’s Access Control Systems). Tenant acknowledges and agrees that the activities of all persons in the Building are and shall be subject to surveillance by video camera and/or otherwise by Landlord’s agents and employees.

7.1.1 In connection with Landlord’s Access Control Systems, Landlord agrees to maintain an authorized “access list” for the Tenant. Landlord agrees to use commercially reasonable efforts to perform “adds to” and “removals from” such authorized “access list” within one (1) hour after receiving any written notice of such request that is provided between the hours of 8:00 am and 5:00 pm on business days.

7.1.2 Landlord agrees (a) to retain the recordings of the Common Area’s video surveillance system for at least a rolling period of thirty (30) consecutive days, and (b) to provide Tenant access to such recordings within a reasonable period (being no more than 2 business days) following Landlord’s receipt of written request for access to same.

7.2 Landlord’s Essential Services. Landlord’s agreement to provide Landlord’s Essential Services and Tenant’s remedies for Interruptions of Landlord’s Essential Services, are described on Exhibit “F”, attached hereto.

7.3 Interruption of Services. Landlord shall not be liable or responsible to Tenant for any loss, damage or expense of any type which Tenant may sustain or incur if the quantity or character of the utility-provided electric service is changed, is no longer available, or is no longer suitable for Tenant’s requirements, except as expressly set forth on Exhibit “F”, attached hereto, with regard to Interruptions of Landlord’s Essential Services. Additionally, except as expressly set forth on Exhibit “F”, attached hereto, with regard to Interruptions of Landlord’s Essential Services, no interruption or malfunction of any electrical or other service to the Premises, or to any other portion of the Building or Property, shall, in any event, (i) constitute an eviction or disturbance of Tenant’s use and possession of the Tenant Space, (ii) constitute a breach by Landlord of any of Landlord’s obligations under this Lease, (iii) render Landlord liable for damages of any type or entitle Tenant to be relieved from any of Tenant’s obligations under this Lease (including the obligation to pay Base Rent, Additional Rent, or other charges), (iv) grant Tenant any right of setoff or recoupment, (v) provide Tenant with any right to terminate this Lease, or (vi) make Landlord liable for any injury to or interference with Tenant’s business or any punitive, incidental or Consequential Damages, whether foreseeable or not, whether arising from or relating to the making of or failure to make any repairs, alterations or improvements, or whether arising from or related to the provision of or failure to provide for or to restore any service in or to any portion of the Property or the Building. In the event of the interruption of any such service, however, Landlord shall employ commercially reasonable efforts to restore such service or cause the same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord.

7.4 SAS-70 Reporting. Landlord agrees to reasonably cooperate with Tenant, at no cost to Tenant, in regards to Tenant’s conduct of any audit of (a) Tenant’s operations in the Tenant Space and/or (b) the maintenance and operation of the Building, performed in accordance Statement on Auditing Standards Number 70, as promulgated by the American Institute of Certified Public Accountants (a “SAS 70 Audit”), or similar regulations, including by providing reasonable access to Landlord’s records with respect to the maintenance and operation of the Building. Additionally, in the event that Landlord causes a SAS 70 Audit to be performed with regard to (a) or (b), above, during the Term of the Lease, Landlord agrees to provide Tenant (within thirty (30) days after Landlord’s receipt of same) a copy of the final report that Landlord receives as a result of each such SAS 70 Audit, except that

Landlord shall be permitted to redact from each such report any information that relates to (i) any premises in the Building other than the Premises; and/or (ii) any tenant in the Building other than Tenant. Upon request, but no more than one time per calendar year, in the event Landlord completes a SAS 70 Audit as described above, Tenant may request that Landlord provide a letter (in a form reasonably acceptable to Landlord) addressed to Tenant that provides assurances as to whether there have been any changes in the internal control environment since the date of the last SAS 70 Audit

7.5 Self-Help Restriction. Landlord and Tenant acknowledge and agree that, due to the “shared” nature of the Building and the electrical and mechanical infrastructure serving same, Tenant shall not have the right to perform any of Landlord’s maintenance and/or repair obligations under Section 8.1, below (such a right is referred to herein as a “Self-Help Right”).

8.	MAINTENANCE; ALTERATIONS; REMOVAL OF TENANT’S PERSONAL PROPERTY.

8.1 Landlord’s Maintenance. Except as expressly provided in this Section 8.1, Landlord shall have no obligation to repair and/or maintain the Tenant Space. Landlord will maintain and keep in good repair at Landlord’s sole cost and expense the Pathway, the PDUs serving the Premises, Landlord’s Access Control Systems, the HVAC system and plumbing, if any, serving the Premises, the UPS Plant serving the Premises, the Back-Up Power, the fire suppression systems serving the Premises, the Common Area cable management systems (comprised of ladder racks, fiber trays, under-floor cable trays and other similar equipment located within the Common Areas that are installed for the benefit of all tenants of the Building), the floors and foundation of the Building, the exterior walls and windows of the Building, the roof of the Building, the Common Areas, and the Common Area HVAC system within the Building.

8.1.1 PM Standards. Tenant acknowledges that Landlord’s PM Standards shall be updated on at least an annual basis. Landlord shall provide Tenant with Landlord’s PM Schedule as far in advance as is reasonably practicable. Landlord agrees to perform the PM Activities and to substantially adhere to the then current PM Schedule in connection with such performance.

8.1.2 Tenant’s PM Audit. During the Term, Tenant shall have the right, once per rolling six (6) month period, to perform a PM Audit. Tenant shall exercise the foregoing right by delivering its PM Audit Notice to Landlord no less than thirty (30) days before the date upon which Tenant desires to perform its PM Audit. The PM Audit Notice must detail the equipment for which Tenant wishes to inspect the PM Books and Records. Any such PM Audit shall be performed during Landlord’s normal business hours at a time and location within the Building reasonably designated by Landlord. Landlord shall respond to Tenant’s PM Audit Notice within five (5) business days after Landlord’s receipt of Tenant’s PM Audit Notice with the date, time and location of Tenant’s PM Audit. If Tenant’s PM Audit reveals that Landlord is delinquent in complying with the PM Schedule, Tenant shall deliver written notice to Landlord of such delinquency, and Landlord shall cure such delinquency within the time allowed pursuant to Section 16.1.1 of this Lease.

8.2 Tenant’s Maintenance. During the Term of this Lease, Tenant shall, at Tenant’s sole cost and expense, maintain the Tenant Space and Tenant’s equipment therein in good order and in a clean and safe condition. If Tenant fails to perform its covenants of maintenance and repair hereunder, or if Tenant or any of Tenant’s technicians or representatives physically damages the Property, the Building or any portion of any of the above, or the personal property of any other tenant or occupant, or causes an interruption of services to the Premises and/or in the Building, Landlord may, but shall not be obligated to, perform all necessary or appropriate maintenance and repair, and any amounts expended by Landlord in connection therewith, plus an administrative charge of ten percent (10%) of such amounts, shall be reimbursed by Tenant to Landlord as Additional Rent within thirty (30) days after Landlord’s demand therefor.

8.3 Alterations.

8.3.1 Notwithstanding any provision in this Lease to the contrary, Tenant shall not make or cause to be made any Alterations to the Tenant Space or any other portion of the Building or Property without the prior written consent and approval of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. The foregoing notwithstanding, Landlord’s consent shall not be required for any usual and customary installations, repairs, maintenance, and removals of electrical distribution equipment downstream of the PDUs in the

Premises, equipment and telecommunication cables within the Tenant Space if and to the extent that such installations, repairs, maintenance, and removals (i) are usual and customary within the industry, (ii) are in compliance with the Datacenter Rules and Regulations, and (iii) will not adversely affect the Building’s structure, the provision of services to other Building tenants, or the Building’s electrical, plumbing, HVAC, life safety or mechanical systems. Landlord and Tenant acknowledge and agree that (a) Landlord’s Installations are hereby deemed to be Alterations hereunder; and (b) all Landlord’s Installations shall be left as part of the Tenant Space, upon the expiration or earlier termination of this Lease, in good and operable condition, ordinary wear and tear and damage by fire or other casualty excepted.

8.3.2 Each request for Alterations consent must contain one (1) full size hard copy of all drawings together with one (1) full set of drawings on CD.

8.3.3 In any instance where Tenant desires to conduct Alterations, Tenant’s contractors, laborers, material men and others furnishing labor or materials for Tenant’s job must work in harmony, and not interfere, with any labor utilized by Landlord, Landlord’s contractors or mechanics or by any other tenant or such other tenant’s contractors or mechanics; and if at any time such entry by one (1) or more persons furnishing labor or materials for Tenant’s work shall cause disharmony or interference for any reason whatsoever without regard to fault, the consent granted by Landlord to Tenant and/or the express or implied permission for such persons to enter the Premises may be withdrawn at any time upon written notice to Tenant. Additionally, all such contractors, laborers, material men and others must obtain (and provide Landlord evidence of) such insurance as Landlord may reasonably require, prior to any such entry; provided that, in no event shall such insurance requirements exceed those that are described on Exhibit “B-1”, attached hereto.

8.4 Removal of Tenant’s Personal Property. Tenant agrees that, upon the expiration or earlier termination of this Lease, Tenant shall at Tenant’s sole cost and expense, promptly remove all of Tenant’s Personal Property, and shall restore those portions of the Building and/or the Tenant Space damaged by such removal of (or by the initial installation of) such Tenant’s Personal Property to their condition existing immediately prior to the installation or placement of such items (including, without limitation, the replacement of all damaged floor tiles in the Premises), ordinary wear and tear and damage by fire or other casualty excepted. If Tenant fails to promptly remove any such Tenant’s Personal Property pursuant to this Section 8.4, Landlord shall have the right to cause the removal of such Tenant’s Personal Property and the restoration of those portions of the Building and/or the Tenant Space damaged by such removal to their condition existing immediately prior to the installation or placement of such Tenant’s Personal Property, ordinary wear and tear excepted, in which case Tenant agrees to reimburse Landlord within thirty (30) days of Landlord’s demand therefor, for all of Landlord’s actual and reasonable out of pocket costs of removal and restoration plus an administrative fee equal to five percent (5%) of such costs.

9.	CASUALTY EVENTS; TAKINGS; INSURANCE.

9.1 Casualty Events; Takings.

9.1.1 Casualty Events. If, during the Term of this Lease, any portion of the Building or the Tenant Space shall be damaged or destroyed, in whole or in part, by a Casualty Event, Landlord shall, subject to the terms of this Section 9.1.1, and Sections 9.1.1.1 and 9.1.1.2, below, cause the Casualty Repair to occur. Landlord shall provide the Casualty Repair Notice to Tenant as soon as is reasonably practicable following the Casualty Event. For the avoidance of doubt, however, such repair and reconstruction obligation shall not be deemed to include any obligation on the part of Landlord with regard to any Alteration, other than Landlord’s Installations, nor any of Tenant’s Personal Property.

9.1.1.1 Landlord’s Termination Right. Notwithstanding the foregoing, in the event that the Repair Period-Estimated exceeds ninety (90) days, Landlord shall have the right to terminate this Lease by, and effective upon, written notice to Tenant as part of the Casualty Repair Notice.

9.1.1.2 Tenant’s Termination Right. If (a) a Casualty Event causes damage to the Tenant Space, or (b) a Casualty Event causes damage to the Building, such that Tenant is prevented from accessing the Premises or Tenant’s use of the Premises/Pathways for the Permitted Use is materially impaired, then Tenant shall have the right to terminate this Lease by, and effective upon, written notice to Landlord if (i) the Repair Period-Estimated exceeds ninety (90) days (in which case Tenant must provide written notice to Landlord of such termination within sixty (60) days after Tenant’s receipt of the Casualty Repair Notice), or (ii) the Repair Period-Actual exceeds ninety (90) days (in which case Tenant must provide written notice to Landlord of such termination prior to the one hundredth (100th) day of the Repair Period-Actual).

9.1.1.3 Casualty-Complete. The foregoing notwithstanding, in the event of a Casualty-Complete, this Lease shall automatically terminate as of the date of the Casualty-Complete.

9.1.1.4 Base Rent Abatement – Casualty Events. In the event that this Lease is terminated pursuant to Sections 9.1.1.1, 9.1.1.2 or 9.1.1.3, above, Landlord shall refund to Tenant any prepaid Base Rent, less any sum then owing to Landlord by Tenant. If, however, this Lease is not terminated pursuant to any of said Sections, Base Rent shall be abated proportionately during the Repair Period-Actual to the extent that the Tenant Space (i) is unfit for use by Tenant in the ordinary conduct of Tenant’s business, and (ii) actually is not used by Tenant.

9.1.2 Takings.

9.1.2.1 Total Taking. If all or substantially all of the Tenant Space, the Building or the Property shall be the subject of a Taking, this Lease shall terminate as of the date of the vesting of title in the condemning authority.

9.1.2.2 Partial Taking. If only a part of the Tenant Space, the Building or the Property shall be the subject of a Taking, this Lease shall continue in full force and effect, subject to the terms of Sections 9.1.2.3-9.1.2.7, below.

9.1.2.3 Landlord’s Termination Right – Partial Taking. If the part of the Building or the Property that is taken or condemned as part of the Taking contains a part of the Tenant Space, the Building or the Property that, in Landlord’s reasonable discretion, is material to the operation of the Tenant Space, Landlord may terminate this Lease by notice to Tenant given within sixty (60) days following the date upon which Landlord received notice of such Taking. If Landlord so notifies Tenant, this Lease shall terminate upon the date set forth in the notice, which date shall not be more than thirty (30) days following the giving of such notice.

9.1.2.4 Tenant’s Termination Right – Partial Taking. If the part of the Building or the Property that is taken or condemned as part of the Taking contains any portion of the Premises that existed immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Tenant Space or Tenant’s Permitted Use of the Premises is materially impaired, Tenant may terminate this Lease by notice to Landlord given within sixty (60) days following the date upon which Tenant received notice of such Taking. If Tenant so notifies Landlord, this Lease shall terminate upon the date set forth in the notice, which date shall not be more than thirty (30) days following the giving of such notice.

9.1.2.5 Restoration – Taking. If this Lease shall not have been terminated pursuant to Sections 9.1.2.3 or 9.1.2.4, above, Landlord, at Landlord’s expense, shall, as soon as is reasonably practicable, restore that part of the Tenant Space that was not taken or condemned as part of the Taking to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to occurrence of the Taking, excluding Tenant’s Personal Property; provided, however, that in the event Tenant receives an award for Tenant’s Alterations, such amounts shall be applied towards the restoration of such items.

9.1.2.6 Base Rent Abatement – Taking. In the event that this Lease is terminated pursuant to Sections 9.1.2.1, 9.1.2.3 or 9.1.2.4, above, Landlord shall refund to Tenant any prepaid Base Rent, less any sum then owing to Landlord by Tenant. If, however, this Lease is not terminated pursuant to any of said Sections, Base Rent shall be reduced proportionately to the extent that the Premises is reduced as a result of the Taking.

9.1.2.7 Taking Award Rights. Landlord reserves the right to receive the entirety of the condemning authority’s award related to a Taking of any portion of the Property. The foregoing notwithstanding, in the event that this Lease is terminated in connection with any Taking, Landlord expressly permits Tenant to make a separate claim against the condemning authority, in any appropriate proceeding, for the value of Tenant’s unamortized, but taken, leasehold improvements or other improvements to the Tenant Space made by Tenant and for Tenant’s moving expenses related to such Taking, but only if such claim and/or recovery does not reduce the condemnation/taking award otherwise payable to Landlord in connection with such Taking. If any such award that is made, or compensation that is paid, to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly make an accounting of same to the other.

9.2 Tenant’s Remedy. Tenant’s termination rights and rights to Base Rent abatement, to the extent provided above in this Article 9, shall be Tenant’s sole and exclusive remedies in the event of a Casualty Event or Taking.

9.3 Tenant’s Insurance. Tenant shall, at Tenant’s expense, procure and maintain throughout the Term of this Lease a policy or policies of insurance in accordance with the terms and requirements set forth in Exhibit “B-1” to this Lease. All of Tenant’s insurance policies with respect to the Tenant Space shall be endorsed so as to include a waiver of subrogation in accordance with and to the full extent of Tenant’s waiver of claims with respect to the Landlord Group set forth in Section 14.1.1 of this Lease.

9.3.1 The commercial general liability policies procured by Tenant hereunder shall name Landlord and Landlord’s managing agent, and any Holders designated by Landlord as additional insureds. Prior to occupying the Tenant Space, and prior to the expiration of each such policy, Tenant shall submit to Landlord certificates of insurance evidencing such policies (and the applicable renewals thereof) being in effect. All insurance policies procured hereunder shall contain a provision stating that the insurer shall endeavor to provide at least thirty (30) days’ written notice to Landlord and all others named as additional insureds prior to any cancellation or material modification of such policy.

9.4 Landlord’s Insurance. Landlord shall, at Landlord’s expense, procure and maintain throughout the Term of this Lease a policy or policies of insurance in accordance with the terms and requirements set forth in Exhibit “B-2” to this Lease. Each of such insurance policies shall be endorsed so as to include a waiver of subrogation in accordance with and to the full extent of Landlord’s waiver of claims with respect to the Tenant Group set forth in Section 14.1.2 of this Lease. For the avoidance of doubt, however, Landlord and Tenant acknowledge and agree that, in no event, shall Landlord be obligated to carry any insurance covering any of Tenant’s Personal Property, any Alteration to the Tenant Space made by or on behalf of Tenant, or covering any Tenant Party.

10.	TRANSFERS.

10.1 Restrictions on Transfers; Landlord’s Consent. Except as otherwise expressly set forth in Section 10.1.1 and Section 10.5, below, to the contrary, Tenant shall not effect a Transfer, without Landlord’s express prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Except as otherwise expressly set forth in this Lease, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, any such Transfer or attempted Transfer shall constitute an Event of Default by Tenant under Section 15.1.2 of this Lease.

10.1.1 Permitted Transfer. Notwithstanding anything to the contrary in this Lease, Tenant may, without the consent of Landlord (and without being subject to Landlord’s recapture rights under Section 10.3, below) undertake Permitted Transfers.

10.2 Notice to Landlord. If Tenant desires to make any Transfer (other than a Permitted Transfer, for which Tenant must merely notify Landlord prior to the occurrence of same), then at least ten (10) business days (but no more than one hundred eighty (180) days) prior to the proposed effective date of the Transfer, Tenant shall submit a Transfer Notice to Landlord. If, thereafter, Tenant modifies any of the terms and conditions relevant to a proposed Transfer specified in the Transfer Notice, Tenant agrees to re-submit such Transfer Notice to Landlord for its consent pursuant to all of the terms and conditions of this Article 10.

10.3 Landlord’s Recapture Rights. Except with regard to a Permitted Transfer, at any time within ten (10) business days after Landlord’s receipt of all (but not less than all) of the information and documents described in Section 10.2, Landlord shall have the right (but not the obligation), exercisable by written notice to Tenant, to elect to cancel and terminate this Lease.

10.4 No Release; Subsequent Transfers. No Transfer (whether or not a Permitted Transfer) will release the undersigned Tenant from Tenant’s obligations under this Lease or alter the primary liability of the undersigned Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. In no event shall the acceptance of any payment by Landlord from any other person be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of breach by any Transferee in the performance of any of the terms hereof, Landlord may proceed directly against the undersigned Tenant without the necessity of exhausting remedies against such Transferee.

10.5 Colocation. Landlord acknowledges that the business to be conducted by the undersigned Tenant in the Premises may require Tenant to enter into Colocation Agreements that will permit Colocation Parties to engage in Colocation Activities. Landlord expressly agrees that Tenant may, without the need for Landlord’s consent, enter into such Colocation Agreements; provided, however, that (a) the Colocation Agreements, and each Colocation Party’s use of the Tenant Space, must comply with the terms of this Lease (including the Datacenter Rules and Regulations) and all Applicable Laws; (b) the Colocation Agreements, and the Colocation Parties’ rights thereunder, shall be subject and subordinate at all times to this Lease and all of its provisions, covenants and conditions; and (c) in no event may the rights of any Colocation Party, vis a vis the members of the Landlord Group, be greater than the rights of Tenant hereunder. Anything to the contrary contained herein notwithstanding, Landlord and Tenant acknowledge and agree that the Colocation Agreements shall not constitute, or be deemed to be, the grant of a leasehold interest, or otherwise constitute, or be deemed to be, a real property interest.

10.6 Excess Rent. Landlord and Tenant agree that, if Tenant assigns this Lease, or subleases any part of the Tenant Space, for any Excess Rent, then Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of any such Excess Rent immediately upon Tenant’s receipt thereof.

11. ESTOPPEL CERTIFICATES. At any time and from time to time, within fifteen (15) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying all matters relating to this Lease reasonably requested by Landlord and/or any prospective purchaser of the Building and/or the Property and/or any Holder. Tenant acknowledges and agrees that any statement delivered (or to be delivered) pursuant to this Article 11 may be relied upon by Landlord and any prospective purchaser of the Building and/or the Property and by any current and/or prospective Holder, and any assignee of any such Holder.

12.	SUBORDINATION AND ATTORNMENT; HOLDER RIGHTS.

12.1 Subordination and Attornment. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any Holder, this Lease will be subject and subordinate at all times to all Security Documents, which may now exist or hereafter be executed which constitute a lien upon or affect the Property or any portion thereof, or Landlord’s interest and estate in any of said items. Notwithstanding the foregoing, Landlord reserves the right to subordinate (or cause the subordination of) any such Security Documents to this Lease. In the event of any termination or transfer of Landlord’s estate or interest in the Property, the Building or the Tenant Space by reason of any termination or foreclosure of any such Security Documents (and notwithstanding any subordination of such Security Document to this Lease that may or may not have occurred), at the election of Landlord’s successor in interest, Tenant agrees to attorn to and become the tenant of such successor, in which event Tenant’s right to possession of the Property will not be disturbed as long as Tenant is not in default under this Lease beyond applicable notice or cure periods. Tenant hereby waives any right under any Applicable Law or otherwise to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any termination or transfer of Landlord’s estate or interest in the Property, the Building or the Tenant Space by reason of any termination or foreclosure of any such Security Documents. Tenant covenants and agrees to execute and deliver, within fifteen (15) days of receipt thereof, and in the form reasonably required by Landlord or any Holder, any additional documents evidencing the priority or subordination of this Lease and Tenant’s agreement to attorn with respect to any such Security Document; provided, however, any such agreement subordinating this Lease to such lease, mortgage or deed of trust shall contain a non-disturbance provision that is reasonably acceptable to such Holder, Landlord and Tenant in accordance with Section 12.3, below.

12.2 Holder Protection. Tenant agrees to give each Noticed Holder, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then within such additional time as may be necessary if Landlord has commenced such cure within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then, prior to Tenant pursuing any remedy for such default provided hereunder, at law or in equity, any Noticed Holder shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot reasonably be cured or corrected within that time, then such additional time as may be necessary if the Noticed Holder has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default).

12.3 SNDA. Simultaneously with execution of this Lease if the Building is subject to any Security Document, or if the Building is not so subject as of the Effective Date, then at any time that the Building is hereafter made subject to any Security Document(s), Landlord shall use commercially reasonable good faith efforts to cause the Holder to deliver an SNDA to Tenant. Notwithstanding anything herein to the contrary, the subordination of this Lease to any Security Document hereafter placed upon the Building, and Tenant’s agreement to attorn to the Holder as provided in this Article 12, shall be conditioned upon the Holder entering into an SNDA.

13.	SURRENDER OF TENANT SPACE; HOLDING OVER.

13.1 Tenant’s Method of Surrender. Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space, Tenant shall, subject to the provisions of this Article 13 and Section 8.4, quit and surrender possession of the Tenant Space to Landlord in good working order and clean condition, ordinary wear and tear excepted.

13.1.1 Surrender of Suite 1.5 Tenant Space. Notwithstanding the foregoing, no later than the Suite 1.5 Expiration Date, Tenant shall, subject to the provisions of this Article 13 and Section 8.4, quit and surrender possession of the Suite 1.5 Tenant Space to Landlord in good working order and clean condition, ordinary wear and tear excepted.

13.2 Disposal of Tenant’s Personal Property. If any property not belonging to Landlord remains in the Tenant Space after the expiration of, or within fifteen (15) days after any earlier termination of, the Term of this Lease or the termination of Tenant’s right to possess the Tenant Space, Tenant shall be deemed to have abandoned such property and to have authorized Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant or any other Tenant Party.

13.3 Holding Over. If Tenant should remain in possession of all or any portion of the Tenant Space after the expiration of the Term of this Lease (or any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space), without the execution by Landlord and Tenant of a new lease or an extension of the Term of this Lease, then Tenant shall be deemed to be occupying the entire Tenant Space as a tenant-at-sufferance, upon all of the terms contained herein, except as to term and Base Rent and any other provision reasonably determined by Landlord to be inapplicable. During any such holdover period, Tenant shall pay to Landlord a monthly Base Rent in an amount equal to one hundred fifty percent (150%) of the Base Rent payable by Tenant to Landlord during the last month of the Term of this Lease and one hundred percent (100%) of the Additional Rent payable by Tenant to Landlord during the last month of the Term of this Lease. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession, nor shall such monthly rent be considered to be any form of Consequential Damages related to such retention of possession. Neither any provision hereof nor any acceptance by Landlord of any rent after any such expiration or earlier termination shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Term, or any waiver of any of Landlord’s rights or remedies with respect to such holdover. As such, and notwithstanding any provision to the contrary contained herein, Landlord expressly reserves the right to require Tenant to surrender possession of the Tenant Space upon the expiration of the Term of this Lease or upon the earlier termination hereof or at any time during any holdover and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holdover.

13.3.1 Notwithstanding the foregoing, should Tenant remain in possession of all or any portion of the Suite 1.5 Tenant Space after the expiration of the Suite 1.5 Term, without the execution by Landlord and Tenant of an amendment to this Lease to permit otherwise, then Tenant shall be deemed to be occupying the Suite 1.5 Tenant Space as a tenant-at-sufferance, upon all the terms contained herein, except as to term and Suite 1.5 Base Rent and any other provision reasonably determined by Landlord to be inapplicable. During any such holdover period, Tenant shall pay to Landlord a monthly Suite 1.5 Base Rent in an amount equal to one hundred fifty percent (150%) of the Suite 1.5 Base Rent payable by Tenant to Landlord during the last month of the Suite 1.5 Term and one hundred percent (100%) of the Additional Rent payable by Tenant to Landlord, with respect to Suite 1.5, during the last month of Suite 1.5 Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession, nor shall such monthly rent be considered to be any form of Consequential Damages related to such retention of possession. Neither any provision hereof nor any acceptance by Landlord of any rent after any such expiration or earlier termination shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Suite 1.5 Term, or any waiver of any of Landlord’s rights or remedies with respect to such holdover. As such, and notwithstanding any provision to the contrary contained herein, Landlord expressly reserves the right to require Tenant to surrender possession of the Suite 1.5 Tenant Space upon the expiration of the Suite 1.5 Term or upon the earlier termination thereof or at any time during any holdover and the right to assert any remedy at law or in equity to evict Tenant from Suite 1.5 and collect damages in connection with any such holdover.

13.4 Survival. The provisions of this Article 13 shall survive the expiration or early termination of this Lease.

14.	WAIVERS; INDEMNIFICATION; CONSEQUENTIAL DAMAGES; LIENS.

14.1 Waivers.

14.1.1 Tenant hereby waives its rights against the Landlord Group with respect to any claims or damages or losses for bodily injury to persons and/or damage to any Tenant’s Personal Property, which are caused by or result from (i) risks insured against under any insurance policies which are required to be obtained and maintained by Tenant under this Lease, and were, in fact, carried by Tenant at the time of such claim, damage, loss or injury, or (ii) risks which would have been covered under any insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required, including all such claims, damages and losses, which are caused by or result from the negligence or willful misconduct of any member of the Landlord Group. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

14.1.2 Landlord hereby waives its rights against the Tenant Group with respect to any claims or damages or losses for bodily injury to persons and/or for damage to the Building, the Property and/or Landlord’s equipment and fixtures, which are caused by or result from (i) risks insured against under any insurance policies which are required to be obtained and maintained by Landlord under this Lease and that were, in fact, carried by Landlord at the time of such claim, damage, loss or injury, or (ii) risks which would have been covered under any insurance required to be obtained and maintained by Landlord under this Lease had such insurance been obtained and maintained as required, including all such claims, damages and losses, which are caused by or result from the negligence or willful misconduct of any member of the Tenant Group. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

14.2 Indemnification.

14.2.1 Indemnification by Tenant. To the maximum extent permitted by law, Tenant hereby agrees to indemnify, defend, and hold harmless Landlord and the other members of the Landlord Group from and against (and to reimburse Landlord and the other members of the Landlord Group for) any and all Claims arising from and/or in connection with:

(i) the use or occupancy of the Tenant Space or any portion of the Building or the Property by Tenant or any other Tenant Party and/or any person claiming by, through or under Tenant or any other Tenant Party, including, without limitation:

(a) Claims related to any Colocation Agreement;

(b) the acts or omissions of any Colocating Party;

(c) the payment (or non-payment) of Taxes – Equipment;

(d) the malfunctioning of Tenant’s Security System;

(e) Claims related to any of Tenant’s Personal Property;

(f) Claims by any Tenant Party (or any individual accessing the Tenant Space on any Tenant Party’s behalf) for bodily injury;

(g) Tenant’s failure to surrender the Tenant Space upon the expiration or any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space in accordance with the terms of this Lease; and

(h) the removal, exercise of dominion over and/or disposition of any of Tenant’s Personal Property that is left in the Tenant Space after the expiration of the Term of this Lease in violation of Section 13.2.

(ii) the active gross negligence or willful misconduct of Tenant or any other Tenant Party with respect to the Tenant Space, the Building or the Property;

(iii) any person or entity, other than the Tenant’s Broker listed in Item 13 of the Basic Lease Information, making a claim for any commission or other compensation in connection with the execution of this Lease or the leasing of the Tenant Space to Tenant if based on an allegation that such claimant dealt through Tenant.

14.2.1.1 The foregoing notwithstanding, Tenant shall not be required to indemnify Landlord or any other member of the Landlord Group to the extent that the relevant Claims were caused by the negligence or willful misconduct of any member of the Landlord Group.

14.2.1.2 In the event that any action or proceeding is brought against Landlord or any other member of the Landlord Group by reason of any indemnified Claim, Tenant, upon notice from Landlord, shall defend such action or proceeding at Tenant’s cost and expense by counsel reasonably approved by Landlord. Tenant agrees that no settlement offer shall be offered or accepted by Tenant in connection with any such indemnification and/or defense without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. This indemnity provision and Tenant’s obligations under this Section 14.2 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination or prior to Tenant’s vacation of the Tenant Space and the Building. Notwithstanding any provision to the contrary contained in this Section 14.2, nothing contained in this Section 14.2 shall be interpreted or used in any way to affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Tenant or Landlord.

14.2.2 Indemnification by Landlord. Landlord hereby agrees to defend, indemnify, and hold harmless Tenant and the other members of the Tenant Group from and against (and to reimburse Tenant and the other members of the Tenant Group for) all Claims to the extent arising from or in connection with the active gross negligence or willful misconduct of Landlord or any member of the Landlord Group at the Property.

14.2.2.1 The foregoing notwithstanding, Landlord shall not be required to indemnify Tenant or any other member of the Tenant Group to the extent that the relevant Claims were caused by the negligence or willful misconduct of any member of the Tenant Group.

14.2.2.2 In the event that any action or proceeding is brought against Tenant or any other member of the Tenant Group by reason of any indemnified Claim, Landlord upon notice from Tenant shall defend such action or proceeding at Landlord’s cost and expense by counsel reasonably approved by Tenant. Landlord agrees that no settlement offer shall be offered or accepted by Landlord in connection with any such indemnification and/or defense without Tenant’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. This indemnity provision and Landlord’s obligations under this Section 14.2 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination. Notwithstanding any provision to the contrary contained in this Section 14.2, nothing contained in this Section 14.2 shall be interpreted or used in any way to affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Tenant or Landlord.

14.3 Consequential Damages. Notwithstanding anything to the contrary (express or implied) contained herein, under no circumstances whatsoever shall Landlord or Tenant ever be liable under this Lease for first-party or third-party Consequential Damages; provided however, that to the maximum extent permitted by law, Tenant hereby agrees to indemnify and hold Landlord and the other members of the Landlord Group harmless with regard to (and to reimburse Landlord and any other members of the Landlord Group for) any and all claims by, through, or under any Tenant Space Customer for Consequential Damages related to any use of the Tenant Space or any equipment located within the Tenant Space, excluding all such claims, if any, which arise as a result of the negligence of any member of the Landlord Group.

14.4 Liens. Notwithstanding anything to the contrary herein, in no event shall Tenant have any right (express or implied) to create or permit there to be established any lien or encumbrance of any nature against the Tenant Space, the Building or the Property or against Landlord’s or Tenant’s interest therein or hereunder, including, without limitation, for any improvement or improvements by Tenant, and Tenant shall fully pay the cost of any improvement or improvements made or contracted for by Tenant. Tenant shall require each contractor which it engages to perform any improvements or alterations within the Tenant Space or elsewhere in the Building or the Property, to acknowledge and agree in writing that it is performing its work under its agreement with Tenant solely for the benefit of Tenant and that Tenant is not acting as Landlord’s agent. Any mechanic’s lien filed against the Tenant Space, the Building or the Property, or any portion of any of the above, for work claimed to have been done, or materials claimed to have been furnished to Tenant, shall be duly discharged or bonded off by Tenant within thirty (30) days after notice to Tenant of the filing of the lien.

15.	TENANT DEFAULT.

15.1 Events of Default By Tenant. Each of the following shall constitute an Event of Default by Tenant under this Lease:

15.1.1 Any failure or refusal by Tenant to timely pay any undisputed* portions of Rent or other payments or charges required to be paid hereunder, within ten (10) days of notice that the same is due.

*	In order to be considered to have been properly disputed, the relevant amount(s) must have been timely disputed in good faith in writing by Tenant prior to the due date thereof.

15.1.2 Any failure by Tenant to perform or observe any other covenant or condition of this Lease (including, without limitation, those contained in the Datacenter Rules and Regulations) to be performed or observed by Tenant (other than those described in Section 15.1.1, above or Sections 15.1.3, 15.1.4, or 15.1.5, below) if such failure continues for a period of thirty (30) days following written notice to Tenant of such failure; provided, however, that in the event Tenant’s failure to perform or observe any covenant or condition of this Lease to be performed or observed by Tenant cannot reasonably be cured within thirty (30) days following written notice to Tenant, Tenant shall not be in default if Tenant commences to cure same within such thirty (30) day period and thereafter diligently prosecutes the curing thereof to completion.

15.1.2.1 Event of Default-ECT Overage. Section 15.1.2, above, notwithstanding, it shall be an Event of Default by Tenant (i) if Tenant fails to remedy* an ECT Overage within one hundred twenty (120) hours after its receipt of an ECT Default Notice, and/or (ii) if three (3) separate and distinct ECT Overages occur in any rolling thirty (30) day period.

*	In connection with this Section 15.1.2.1, the term “remedy” shall mean and refer to a meaningful and relatively permanent remedy of the condition causing the ECT Overage.

15.1.3 The filing or execution or occurrence of any one of the following provided the same is not dismissed or otherwise rectified within sixty (60) days: (i) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (ii) a petition or answer seeking relief for Tenant under any provision of the Bankruptcy Act, (iii) an assignment by Tenant for the benefit of creditors, (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant’s property, (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant, or (vi) any other instance whereby Tenant or any general partner of Tenant or any guarantor of Tenant’s obligations under this Lease shall cease doing business as a going concern.

15.1.4 Any failure by Tenant to execute and deliver any statement or document described in Article 11, Section 12.1 or Section 17.21 requested to be so executed and delivered by Landlord within the time periods specified in such Article or Section, where such failure continues for ten (10) days after delivery of written notice of such failure by Landlord to Tenant.

The parties hereto acknowledge and agree that all of the notice periods provided in this Section 15.1 are in lieu of, and not in addition to, the notice requirements of any Applicable Laws.

15.2 Remedies. Upon the occurrence of any Event of Default by Tenant, Landlord shall, in addition to an action for money damages, specific performance and/or injunctive relief, have the option to pursue any one or more of the remedies described in Section 1 of Exhibit “D” attached hereto and incorporated herein by this reference, each and all of which shall, subject to applicable law, be cumulative and nonexclusive.

16.	LANDLORD’S LIABILITY.

16.1 Landlord Default; Tenant’s Remedies.

16.1.1 Landlord Default. The following shall constitute a Landlord Default:

16.1.1.1 if: (a) Landlord shall fail to perform or observe any of Landlord’s Lease Undertakings, and (b) such failure continues for a period of ten (10) days following written notice to Landlord of such failure; provided, however, that in the event that Landlord’s failure to perform or observe any of Landlord’s Lease Undertakings cannot reasonably be cured within ten (10) days following written notice to Landlord, such failure to cure shall not be a Landlord Default if Landlord commences its cure within such ten (10) day period and thereafter diligently prosecutes the curing thereof to completion. Landlord agrees to use commercially reasonable efforts to provide daily updates to Tenant regarding progress toward such completion.

16.1.1.2 The filing or execution or occurrence of any one of the following, provided the same is not dismissed or otherwise rectified within sixty (60) days: (i) a petition in bankruptcy or other insolvency proceeding by or against Landlord, (ii) a petition or answer seeking relief for Landlord under any provision of the Bankruptcy Act, (iii) an assignment by Landlord for the benefit of creditors, (iv) a petition or other proceeding by or against Landlord for the appointment of a trustee, receiver or liquidator of Landlord or any of Landlord’s property, (v) a proceeding by any governmental authority for the dissolution or liquidation of Landlord, or (vi) any other instance whereby Landlord or any general partner of Landlord or any guarantor of Landlord’s obligations under this Lease shall cease doing business as a going concern.

16.1.2 Tenant’s Remedies. Except as otherwise expressly provided herein, (a) in the event of any Landlord Default, Tenant’s sole and exclusive remedies for any such failure shall be an action for money damages, specific performance and/or injunctive relief, and (b) in no event shall Tenant have the right to terminate the Lease nor shall Tenant’s obligation to pay Base Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under the Lease. In that connection, Tenant hereby expressly waives any right conveyed to Tenant by virtue of any law granting Tenant a lien upon the property of Landlord and/or upon rental due to Landlord or granting Tenant a right to withhold Rent and/or terminate this Lease.

16.2 Landlord’s Liability. In consideration of the benefits accruing under this Lease to Tenant, and notwithstanding anything to the contrary contained in the Lease Documents, it is expressly understood and agreed by and between the parties to this Lease that:

(i) the collective recourse of Tenant and its successors and assigns against Landlord (and the liability of Landlord to Tenant, its successors and assigns) with respect to (a) any actual or alleged breach or breaches by or on the part of Landlord of any of Landlord’s Lease Undertakings, and (b) any other matter relating to Tenant’s occupancy of the Tenant Space, shall be limited, in the aggregate, solely to an amount equal to Landlord’s Liability Cap;

(ii) other than Landlord’s Liability Cap, Tenant shall have no recourse against any other assets of Landlord;

(iii) Tenant shall have no recourse against any assets of any member of the Landlord Group other than Landlord;

(iv) except to the extent of Landlord’s Liability Cap, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings, or any alleged breach thereof, is assumed by, or shall at any time be asserted or enforceable against, Landlord; and

(v) no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings, or any alleged breach thereof, is assumed by, or shall at any time be asserted or enforceable against, any member of the Landlord Group other than Landlord.

16.3 Transfer of Landlord’s Interest. Landlord (and each of Landlord’s successors-in-interest) shall have the right, from time to time, to assign its interest and obligations, in writing and/or by operation of law, in and under this Lease to any third party to whom Landlord conveys its interest in the Property. Once and if Landlord (and/or any successor to Landlord) shall convey its interest in the Property to a third party, (a) Landlord (and each such successor) shall be fully released from all of the obligations and liabilities of Landlord under the Lease Documents accruing on or after the date of such transfer of Landlord’s interest in the Property to such third party, and (b) Tenant agrees to look solely to the successor-in-interest of Landlord for all such obligations and liabilities accruing on or after the date of such transfer. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

16.3.1 Status as a Real Estate Investment Trust. Landlord shall have the right, from time to time, to assign part of its interest and obligations in and under this Lease to a wholly owned subsidiary of Landlord (or a wholly owned subsidiary of Landlord’s parent company), if and to the extent that Landlord determines such partial transfer is necessary or advisable in connection with the status of Landlord, or any other member of the Landlord Group, as a real estate investment trust.

16.3.2 Partial Assignment. Should Landlord assign part of its obligation to a third party, Landlord shall, subject to the terms of Sections 14.1, 14.2 and 16.2, retain the responsibility for ensuring that the assigned obligations are properly performed under this Lease, including ensuring that such third party provides all reasonable account management services.

17.	MISCELLANEOUS.

17.1 Severability. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect; and (ii) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes closest to effectuating the intention of such invalid or unenforceable term or provision.

17.2 No Waiver. No failure or delay by Landlord to insist on the strict performance of any obligation, covenant, agreement, term or condition of this Lease, or to exercise any right or remedy available upon such non-performance, will constitute a waiver thereof, and no breach or failure by Tenant to perform will be waived, altered or modified, except by written instrument signed by Landlord.

17.3 Attorneys’ Fees and Costs. If either Landlord or Tenant initiates any litigation, mediation, arbitration or other proceeding regarding the enforcement, construction or interpretation of this Lease, then the non-prevailing party shall pay the prevailing party’s reasonable attorneys’ fees and costs (including, without limitation, all reasonable expense reimbursements, reasonable expert witness fees, reasonable litigation costs, court or arbitration tribunal costs, filing fees, reasonable exhibit fees, reasonable forensic consultant fees, reasonable litigation support costs, the costs of appeals and reasonable attorneys’ fees and costs incurred in connection with post-judgment collection and enforcement efforts). In addition, if it should otherwise be necessary or proper for Landlord to consult an attorney concerning this Lease for the review of instruments evidencing a proposed Transfer or for the purpose of collecting Rent, Tenant agrees to pay to Landlord its actual attorneys’ fees whether suit be brought or not to the extent such fees exceed $1,000.00. The parties agree that this Section 17.3 shall survive the expiration or termination of this Lease.

17.4 Waiver of Right to Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH EXPRESSLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY TRIAL HELD AS A RESULT OF A CLAIM ARISING OUT OF, IN CONNECTION WITH, OR IN ANY MANNER RELATED TO THIS LEASE IN WHICH LANDLORD AND TENANT ARE ADVERSE PARTIES. FOR THE AVOIDANCE OF DOUBT, THE FILING OF A CROSS-COMPLAINT BY ONE AGAINST THE OTHER IS SUFFICIENT TO MAKE THE PARTIES “ADVERSE.”

17.5 Headings; Time; Survival. The headings of the Articles, Sections, Schedules and Exhibits of this Lease are for convenience only and do not define, limit or construe the contents thereof. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. In all instances where a party is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence. Any obligations of a party accruing prior to the expiration or termination of this Lease shall survive the expiration or termination of this Lease, and such party shall promptly perform all such obligations whether or not this Lease has expired.

17.6 Notices. Any notice which may or shall be given under the provisions of this Lease shall be in writing and may be delivered by (i) hand delivery or personal service, (ii) a reputable overnight courier service which provides evidence of delivery, or (iii) (iv) e-mail (so long as a confirming copy is forwarded by a reputable overnight courier service within twenty-four (24) hours thereafter), if for Landlord, to the Building office and at the address specified in Item 11 of the Basic Lease Information, or if for Tenant, at the address specified in Item 3 of the Basic Lease Information, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein. Notice shall be deemed given, (a) when delivered (if delivered by hand or personal service), (b) if sent by a reputable overnight courier service, on the business day immediately following the business day on which it was sent, or (c) the date the e-mail is transmitted.

17.7 Governing Law; Jurisdiction. This Lease shall be governed by, and construed in accordance with, the laws of the state in which the Property is located. In addition, Landlord and Tenant hereby submit to the local jurisdiction of the State in which the Property is located. Each party agrees that any action by the other against such party shall be instituted in the State in which the Property is located.

17.8 Incorporation; Amendment; Merger. This Lease, along with any schedules, exhibits and attachments or other documents referred to herein, all of which are hereby incorporated into this Lease by this reference, constitutes the entire and exclusive agreement between Landlord and Tenant relating to the Tenant Space and each of the aforementioned documents may be altered, amended or revoked only by an instrument in writing signed by the party to be charged thereby. All prior or contemporaneous oral or written agreements, understandings and/or practices relative to the leasing or use of the Tenant Space are merged herein or revoked hereby.

17.9 Brokers. Each party hereto represents to the other that the representing party has not engaged, dealt with or been represented by any broker in connection with this Lease other than the respective broker(s) and advisors specified in Item 13 of the Basic Lease Information.

17.10 Examination of Lease; Binding on Parties. Each of the parties hereto acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties. This Lease shall not be binding or effective until each of the parties hereto has executed and delivered an original counterpart hereof to each other. No contractual or other rights shall exist between Landlord and Tenant with respect to the Tenant Space until both have executed and delivered this Lease, notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Lease. The submission of this Lease to Tenant shall not constitute the grant of an option for the Tenant to lease, or otherwise create any interest by Tenant in, the Tenant Space. The execution of this Lease by Tenant and return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has, in fact, executed and delivered this Lease to Tenant.

17.11 Recordation. Neither Tenant nor any person or entity acting through, under or on behalf of Tenant shall record or cause the recordation of this Lease; provided however that a short form memorandum of this Lease (the “Memo of Lease”) in the form attached hereto as Exhibit “K” shall be executed by Landlord and Tenant within ten (10) business days after the Effective Date and recorded by Tenant in the real estate records of Middlesex County, Massachusetts.

17.12 Authority. Each of Landlord and Tenant represents to the other party that the person executing this Lease on its behalf is duly authorized to execute and deliver this Lease pursuant to its respective by-laws, operating agreement, resolution or other legally sufficient authority. Further, each party represents to the other party that (i) if it is a partnership, the undersigned are all of its general partners, (ii) it has been validly formed or incorporated, (iii) it is duly qualified to do business in the state in which the Property is located, and (iv) this Lease is being executed on its behalf and for its benefit.

17.13 Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives and permitted successors and assigns.

17.14 Force Majeure. Except for the extent to which a party’s obligations or rights are expressly stated herein to apply notwithstanding the effect of Force Majeure events, a party shall incur no liability to the other party with respect to, and shall not be responsible for any failure to perform, any of its obligations hereunder (other than payment obligations or obligations that may be cured by the payment of money (e.g., maintaining insurance)) if such failure is caused by a Force Majeure event. The amount of time for a party to perform any of its obligations (other than payment obligations) shall be extended by the amount of time such party is delayed in performing such obligation by reason of any Force Majeure event.

17.15 No Partnership or Joint Venture; No Third Party Beneficiaries. Nothing contained in this Lease shall be deemed or construed to create the relationship of principal and agent, or partnership, or joint venturer, or any other relationship between Landlord and Tenant other than landlord and tenant. Landlord shall have no obligations hereunder to any person or entity other than Tenant, and no other parties shall have any rights hereunder as against Landlord.

17.16 Access by Landlord. Landlord, Landlord’s agents and employees shall have the right to enter upon any and all parts of the Tenant Space at any reasonable time upon prior reasonable oral or written notice (except in the case of an emergency when no prior notice shall be required, and except as otherwise expressly set forth below) to examine the condition thereof, to clean, to make any repairs, alterations or additions required to be made by Landlord hereunder, to show the Tenant Space to prospective purchasers or prospective or current mortgage lenders (in either case only upon 48 hours’ prior oral or written notice), to show the Tenant Space to prospective tenants (only during the last three (3) months of the Term, and only upon 48 hours’ prior oral or written notice), to determine whether Tenant is complying with all of its obligations under this Lease, and/or to exercise any of Landlord’s rights or remedies hereunder. In connection with Landlord’s rights hereunder, Tenant agrees that Landlord shall at all times have and retain a key that will unlock all of the doors in, on or about the Tenant Space; and, in the absence of such a key, Landlord shall have the right to use any reasonable means to open such doors to obtain entry to the Tenant Space. Notwithstanding anything herein to the contrary, except for emergencies, Landlord shall use reasonable efforts to minimize disruption of Tenant’s business or occupancy during such entries.

17.17 Rights Reserved by Landlord. Except as otherwise expressly provided to the contrary in this Lease, Landlord hereby expressly reserves all rights related to the Premises, the Building and the Property, including, but not limited to the right: (i) to change the name or street address of the Building and/or the Property; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building and/or the Property; (iii) to change, from time to time, the dimensions, configurations and locations of the Common Areas, and/or to otherwise make such alterations to the Building as Landlord deems desirable without disruption of the conduct of Tenant’s business in the Premises/Pathway; (iv) to install, operate and maintain systems which monitor, by closed circuit television or otherwise, all persons entering or leaving the Building and/or the Property; (v) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Tenant Space and which serve other parts or other tenants or occupants of the Building and/or the Property without disruption of the conduct of Tenant’s business in the Premises/Pathway; (vi) to create any additional improvements to structural and/or mechanical systems, interior and exterior walls and/or glass without disruption of the conduct of Tenant’s business in the Premises/Pathway; and (vii) to lease space in the Building and the Property, and to create such other tenancies in the Building and the Property as Landlord shall desire. Notwithstanding the foregoing, Landlord shall notify Tenant of such alterations as may materially alter the delivery of service and make commercially reasonable accommodations to ameliorate any adverse impact on such delivery of service for changes to service components including but not limited to the following:

a)	2N UPS, N +1 Generator redundancy for the Premises.

b)	Concurrently maintainable (Tier III) Premises.

c)	At least 6 minutes of UPS power under full load.

d)	36” raised floor height and 14’ ceiling height.

e)	25% perforated tiles for Tenant space.

f)	At least 24 hours of fuel run time for generators.

g)	Double-interlock pre-action sprinkler system.

h)	Generators to have weather resistant enclosure and a double contained fuel tank, as well as all required approvals of such generators from local municipality (including architectural, noise, and planning to the extent required by Applicable Law).

i)	Monitoring of PDU and other electrical infrastructure using BMS by TAC or equivalent systems.

j)	Revenue grade metering at the main distribution voltage supply switch.

k)	Energy management & monitoring system, with monitoring and control for: mechanical heat rejection equipment; UPS systems; PDUs; fire alarm; water flow switch; security system; temperature/humidity; under floor leak detection system; lighting; power metering & monitoring system / energy management system. The energy management & monitoring system will monitor all critical equipment for the Building, with alerts configured to page the Building engineer, service provider, and, if required by Tenant, Tenant staff.

l)	Tenant access to web portal including viewing the Building management system data for the Premises.

m)	Carrier neutrality and availability of multiple IP transit providers in the Building.

n)	Multiple fiber egress points from the Building.

o)	Building security monitoring.

p)	Continuation of all building services, including provisioning, maintenance, and replacement of common electrical and HVAC equipment, access to loading dock, exterior maintenance (landscaping, parking lot, etc.); and interior services (trash pickup, common area maintenance, restrooms and temperature control) without additional charge to client.

q)	Electronic “key card” reader/system for access into the Premises.

17.18 Counterparts; Delivery by Facsimile or E-mail. This Lease may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Lease. Landlord and Tenant agree that the delivery of an executed copy of this Lease by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Lease had been delivered.

17.19 Confidentiality. Each party agrees that (i) the terms and provisions of this Lease, business and financial information disclosed by either party, trade secrets, and disputes, are confidential and constitute proprietary information of the parties and (ii) it shall not disclose, and it shall cause its partners, officers, directors, shareholders, employees, brokers and attorneys to not disclose any term or provision of this Lease to any other person without first obtaining the prior written consent of the other party, except that each party shall have the right to disclose such information for valid business, legal and accounting purposes and/or if advisable under any applicable securities laws regarding public disclosure of business information. Landlord acknowledges that Tenant will include this Lease in filings with governmental agencies, including without limitation the Securities and Exchange Commission, but only to the extent that such inclusion and/or disclosure is required under applicable securities laws. The foregoing notwithstanding, Landlord reserves the right to post a press release or press releases, that discloses the fact that Landlord and Tenant have entered into a lease; provided that same does not disclose the location, economics or square footage related hereto. Any references in such press release or press releases, in excess of the fact that Landlord and Tenant have entered into a lease, require approval by Tenant, which Tenant may withhold in its sole and absolute discretion.

17.20 Incorporation of Schedules and Exhibits. All of the terms and conditions of all of the Schedules and Exhibits to this Lease are hereby incorporated into this Lease.

17.21 Financial Statements. Within ten (10) business days after Landlord’s written request therefor, which request shall be made only in the event that any actual or prospective lender, mortgagee or purchaser of the Building has required same, Tenant shall deliver Tenant’s Financial Statements to Landlord for the two (2) fiscal years immediately preceding Landlord’s request. If Tenant does not then have its Financial Statements audited, Tenant must forward unaudited Financial Statements certified by Tenant’s chief financial officer as true, complete and correct in all material respects. Tenant’s failure to timely comply with this Section 17.21 shall be an Event of Default by Tenant under Section 15.1.4 of this Lease. Landlord hereby agrees to maintain Tenant’s Financial Statements as proprietary and confidential and agrees not to disclose Tenant’s Financial Statements to any third party other than any actual or prospective lender, mortgagee, or purchaser of the Building, and Landlord’s attorneys, accountants and similar business advisors. Notwithstanding the foregoing, this Section 17.21 shall not apply with regard to Tenant’s Financial Statements if, as the case may be, (a) the entity named as “Tenant” or the entity that is named as “Guarantor” under this Lease is a publicly traded entity that is traded on a nationally recognized stock exchange, and (b) such entity’s Financial Statements are available online at no cost to Landlord.

17.22 Master Lease. Landlord and Tenant hereby acknowledge and agree that Landlord may enter into a Master Lease with a Third Party Tenant for the operation and control of all or part of the Premises, and in such event, the Lease will automatically, without consent or further action of Tenant, be deemed a sublease between the Third Party Tenant, as sub-landlord, and Tenant, as subtenant. This provision is self-operating; however, Tenant agrees to execute any documents needed to confirm such sublease, Landlord will use commercially reasonable efforts cause the lessor under such Master Lease to execute a reasonable non-disturbance and recognition agreement with Tenant simultaneously with the execution of such Master Lease, and if the Master Lease is entered into and Third Party Tenant defaults thereunder, Tenant will attorn to Landlord, as substitute sublandlord, and, provided Tenant is not in default under the Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Tenant Space under the terms of the Lease, even if Landlord should terminate the Master Lease.

17.23 Conversion of Previous Agreement. Landlord and Tenant hereby acknowledge and agree that, notwithstanding anything to the contrary in the Previous Agreement, effective as of the Commencement Date, the Previous Agreement is hereby converted to be this Lease for all purposes for the Term described in this Lease, such that from and after the Commencement Date, (a) the terms of the Previous Agreement shall no longer be of any force and/or effect, and (b) the parties’ rights, obligations and duties with respect to the Tenant Space shall be governed solely by this Lease.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease on the respective dates set forth below to be effective as of the Effective Date.

LANDLORD:

DIGITAL 55 MIDDLESEX, LLC, a Delaware limited liability company

By:	Digital Realty Trust, L.P.,
a Maryland limited partnership,
its sole member and manager

	By:	Digital Realty Trust, Inc.,
a Maryland corporation,
its general partner

		By:	/s/ Chun M. Lee
		Name:	Chun M. Lee
		Its:	Vice President

Date: February 18, 2011

TENANT:

CONSTANT CONTACT, INC., a Delaware corporation

By:	/s/ John Walsh
Name:	John Walsh
Title:	Senior Vice President, Engineering and Operations

Date: February 15, 2011

EXHIBIT “A”

DEPICTION OF THE SUITES, THE WEST POP ROOM, THE EAST POP ROOM

AND THE DATACENTER CONNECTION AREA

EXHIBIT “B-1”

TENANT’S INSURANCE REQUIREMENTS

Policies

A. Commercial general liability insurance (including contractual liability):	$5,000,000 single limit; $5,000,000 aggregate limit.*

B. “Special Peril Form” property insurance:	Full replacement value of Tenant’s Personal Property.

C. Workers’ compensation insurance:	In accordance with the laws of the state in which the Property is located, and Employer’s Liability insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease - Each Person; and $1,000,000 Bodily Injury By Disease - Policy Limit.

D. Automobile liability insurance:	Primary auto liability insurance with limits of not less than $1,000,000 per occurrence covering owned, hired and non-owned vehicles used by Tenant or any other member of the Tenant Group.

E. Business interruption insurance:	In such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against by the property insurance described above for a period of not less than twelve (12) months.

*	some or all of which may be provided by umbrella coverage.

Requirements:

All insurance required of Tenant under this Lease shall be issued by insurers with a “General Policyholders Rating” of at least A-, VIII, as set forth in “Best’s Insurance Guide.” Such insurers shall be authorized to do business in the State in which the Property is located. Tenant’s commercial general liability policy shall be written to apply to all bodily injury (including death), property damage and personal injury losses, and shall include blanket contractual liability, broad form property damage, independent contractor’s coverage, cross liability and severance of interest clauses.

EXHIBIT “B-2”

LANDLORD’S INSURANCE REQUIREMENTS

Policies

A. Commercial general liability insurance (including contractual liability):	$10,000,000 single limit; $20,000,000 aggregate limit.*

B. “Special Peril Form” property insurance:	Full replacement value of the Building and Landlord’s personal property installed therein.*

C. Workers’ compensation insurance:	In accordance with the laws of the state in which the Property is located, and Employer’s Liability insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease - Each Person; and $1,000,000 Bodily Injury By Disease - Policy Limit.

D. Automobile liability insurance:	Primary auto liability insurance with limits of not less than $1,000,000 per occurrence covering owned, hired and non-owned vehicles used by Landlord or any other member of the Landlord Group.

*	some or all of which may be provided by umbrella coverage.

Requirements:

All insurance required of Landlord under this Lease shall be issued by insurers with a “General Policyholders Rating” of at least A-, VIII, as set forth in “Best’s Insurance Guide.” Such insurers shall be authorized to do business in the State in which the Property is located. Landlord’s commercial general liability policy shall be written to apply to all bodily injury (including death), property damage and personal injury losses, and shall include blanket contractual liability, broad form property damage, independent contractor’s coverage, cross liability and severance of interest clauses.

EXHIBIT “C”

DESCRIPTION OF PATHWAYS

1.	Existing Pathways:

a.	Two (2) two-inch (2”) conduits from Suite 1.5 to the West POP Room (“Existing Pathway-A”);

b.	Two (2) three-inch (3”) conduits from Suite 1.5.2 to the West POP Room (“Existing Pathway-B”);

c.	Two (2) three-inch (3”) conduits from Suite 1.5 to Suite 1.5.1 (“Existing Pathway-C”); and

d.	Two (2) three-inch conduits from Suite 1.5.1 to Suite 1.5.2 (“Existing Pathway-D”);

e.	One (1) two-inch (2”) conduit from Suite 1.5.1 to the East POP Room (“Existing Pathway-E”; together with Existing Pathway-A, Existing Pathway-B, Existing Pathway-C and Existing Pathway-D, collectively, the “Existing Pathways”).

One (1) Max-cell sleeve, as hereafter designated by Landlord, from the Datacenter Connection Area to the East POP Room, contained within in a shared four-inch (4”) conduit (the “New Pathway-A”).

Two (2) conduits, each being two inches (2”) to three inches (3”) in diameter, from Suite 1.14A to Suite 1.5.1 via pathway designated by Landlord (the “New Pathway-B”).

Two (2) conduits, each being two inches (2”) to three inches (3”) in diameter, from Suite 1.14A to Suite 1.5.2 via pathway designated by Landlord (the “New Pathway-C”; together, the New Pathway-A and the New Pathway-B, the “New Pathways”).

Effective as of the Commencement Date, the “Pathways” shall mean and refer to the Existing Pathways.

Effective as of the New Pathway Completion Date, and continuing through the expiration or earlier termination of the Suite 1.5 Term, the “Pathways” shall mean and refer to, collectively, the Existing Pathways and the New Pathways.

Effective as of the date that is one (1) day after the Suite 1.5 Expiration Date, and continuing through the expiration or earlier termination of the Term of this Lease, (a) the “Pathways” shall mean and refer to Existing Pathway-B, Existing Pathway-D, and the New Pathway, and (b) the “Existing Pathways” shall mean and refer to Existing Pathway-B and Existing Pathway-D.

Tenant shall be permitted to pull and/or install Cables in the Pathways. Tenant shall be limited in the number of Cables that may be pulled through said Pathways only by Applicable Law and by the physical constructs of such Pathways. Tenant is responsible for the costs and installation of all such Cables.

EXHIBIT “D”

MASSACHUSETTS STATE LAW PROVISIONS

1. REMEDIES FOR EVENTS OF DEFAULT.

1.1 Landlord’s Right to Terminate Upon Tenant Default. This Lease and the Term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at Landlord’s option, in addition to all other rights and remedies given hereunder or by law or equity, do any one or more of the following without notice or demand other than a notice to quit, any such notice or demand being hereby waived other than a notice to quit:

1.1.1 Terminate this Lease, in which event Tenant shall immediately surrender possession of the Tenant Space to Landlord.

1.1.2 Enter upon and take possession of the Tenant Space and expel or remove Tenant and any other occupant therefrom, with or without having terminated this Lease.

1.1.3 Alter locks and other security devices at the Tenant Space.

1.1.4 Terminate any and all agreements, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant, with Landlord or with third parties, and affecting the Tenant Space or any part of the Meet-Me Room or the Building.

1.2 No Surrender or Merger. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of all or any part of the Tenant Space by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others on or about the Tenant Space shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any termination of this Lease or entry for possession following delivery of a notice to quit from Landlord to Tenant, to the aforesaid exercise of dominion over Tenant’s property within the Building. All claims for damages by reason of such re-entry and/or possession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

1.3 Damages Upon Default. If Landlord elects to terminate this Lease by reason of an Event of Default, then, notwithstanding such termination, Landlord may hold Tenant liable for all rental and other indebtedness accrued to the date of such termination, plus, at Landlord’s election, either:

(i) such rental and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term of this Lease measured from the date of such termination by Landlord until the expiration of the Term of this Lease (had Landlord not elected to terminate this Lease on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Tenant Space during said period (after deducting expenses incurred by Landlord as provided in Section 1.5 below), or

(ii) the amount (discounted to present value) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under clause (i) above), (x) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the last day as of which the Term of the Lease would have expired, but for such Event of Default, exceeds (ii) the aggregate projected market rental value (including other charges) for the Tenant Space for such period.

Actions to collect amounts due by Tenant provided for in clause (i) of this Section 1.3 may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of such period, and in no event shall Tenant be entitled to any excess of rental (or rental plus other sums) obtained by reletting over and above the rental provided for in this Lease.

1.4 Repossession of Tenant Space. If Landlord elects to repossess the Tenant Space without terminating this Lease, Tenant shall be liable for and shall pay to Landlord all rental and other indebtedness accrued to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of the Term of this Lease until the expiration of the Term of this Lease, diminished by any net sums thereafter received by Landlord through reletting the Tenant Space during said period (after deducting expenses incurred by Landlord as provided in Section 1.5 below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant as provided in this Section 1.4 may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of the Term of this Lease.

1.5 Landlord’s Expenses. Upon an Event of Default, Tenant shall also be liable for and shall pay to Landlord, in addition to any sum provided to be paid pursuant to this Lease: (i) the reasonable costs and expenses of securing new tenants, including expenses for refixturing, alterations and other costs in connection with preparing the Tenant Space for the new tenant and any reasonable or necessary alterations, (ii) the cost of removing and storing Tenant’s or other occupant’s property, and (iii) all reasonable expenses incurred by Landlord in enforcing Landlord’s remedies, including actual attorneys’ fees. Past due rental and other past due payments shall bear interest from maturity at the Default Rate (as defined in Section 3.5 of this Lease) until paid.

1.6 Cumulative Remedies; Equitable Relief. The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease.

1.7 Reletting. Landlord agrees to use reasonable efforts to relet the Tenant Space after Tenant vacates the Tenant Space in the event that the Lease is terminated following an Event of Default by Tenant hereunder. Marketing of the Tenant Space in a manner similar to the manner in which Landlord markets other premises within Landlord’s control in the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts.” If such waiver is not effective under then applicable law or if Landlord otherwise elects, at Landlord’s sole option, to attempt to relet all or any part of the Tenant Space, Tenant agrees that, in any event, Landlord has no obligation to: (i) relet the Tenant Space prior to leasing any other space within the Building; or (ii) relet the Tenant Space (A) at a rental rate or otherwise on terms below market, as then determined by Landlord in its sole discretion; (B) to any entity not satisfying Landlord’s then standard financial credit risk criteria; (C) for a use (1) not consistent with Tenant’s use prior to default; (2) which would violate then applicable law or any restrictive covenant or other lease affecting the Building; (3) which would impose a greater burden upon the Building’s facilities; or (4) which would involve any use of Hazardous Materials not in compliance with applicable Legal Requirements; (iii) solicit or entertain negotiations with any other prospective tenants for the Tenant Space until Landlord obtains full and complete possession of the Tenant Space, including, without limitation, the final and unappealable legal right to re-let the Tenant Space free of any claim of Tenant; or (iv) make any alterations to the Tenant Space or the Building or otherwise incur any costs in connection with any such reletting, unless Tenant unconditionally delivers to Landlord, in good and sufficient funds, the full amount thereof in advance.

1.8 Landlord’s Right to Cure. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense. If Tenant should fail to make any payment (other than Base Rent) or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so, without thereby waiving such default and in addition to and without prejudice to any other right or remedy of Landlord, may make such payment and/or remedy such other default for the account of Tenant (and enter the Tenant Space for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to, pay to Landlord as Additional Rent, within ten (10) days following Landlord’s demand therefor, all costs, expenses and disbursements (including actual attorneys’ fees) incurred by Landlord in taking such remedial action, plus an administrative fee of ten percent (10%) of such amount.

2. CALCULATION OF CHARGES. Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions set forth in this Lease for determining charges, amounts and additional rent payable by Tenant (including, without limitation, payments under Section 3.4) are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges.

EXHIBIT “E”

LANDLORD’S INSTALLATIONS

[Intentionally Omitted]

EXHIBIT “F”

SERVICE LEVEL

Table A.

1. Electricity Consumption Threshold:	Suite 1.5: 50 total kW (the “ECT-Suite 1.5”) Suite 1.5.1: 180 total kW (the “ECT-Suite 1.5.1”) Suite 1.5.2: 180 total kW (the “ECT-Suite 1.5.2”) Suite 1.14A: 225 total kW (the “ECT-Suite 1.14A”)
2. Target Battery Capacity:	Six (6) minutes.
3. Back-Up Power Specifications:	Six (6) 2 MW shared paralleled Building generators in an N+1 configuration supply back-up power for the Premises.
4. HVAC Specifications.

(a) Target Temperature Range:	Average temperature of the Premises, measured at the return air vents in the Premises, between 68 degrees Fahrenheit and 78 degrees Fahrenheit.
(b) Target Humidity Range:	Average relative humidity of the Premises, measured at the return air vents in the Premises, between 35% and 55%.

Service Level – Terms.

1.	Landlord’s Essential Services.

A. Electricity. Landlord shall (i) furnish electricity to Suite 1.5 sufficient to meet ECT-Suite 1.5, (ii) furnish electricity to Suite 1.5.1 sufficient to meet the ECT-Suite 1.5.1, (iii) furnish electricity to Suite 1.5.2 sufficient to meet the ECT-Suite 1.5.2, and (iv) furnish electricity to Suite 1.14A sufficient to meet the ECT-Suite 1.14A. The obligation of Landlord to provide electricity to the Premises shall be subject to the rules, regulations and requirements of the supplier of such electricity and of any governmental authorities regulating providers of electricity and shall be limited, except as expressly set forth in the next sentence, to providing power sufficient to meet the Electricity Consumption Threshold for each Suite. In addition, Landlord shall furnish back-up power for the Premises sufficient to meet the Back-Up Power Specifications. Landlord hereby represents that the Back-Up Power Specifications are sufficient to support the Datacenter’s designed IT and HVAC system loads during a utility power outage. Except for the Back-Up Power Specifications, Landlord shall have no obligation to provide emergency, supplemental or back-up power systems for use in the Premises, or otherwise in, or for, the Tenant Space.

B. HVAC. Landlord shall furnish HVAC to the Premises sufficient to cause the average temperature and humidity of the Premises (measured at the return air vents in the Premises) to meet the HVAC Specifications. The obligation of Landlord to provide HVAC to the Premises shall be limited to providing HVAC sufficient to meet the HVAC Specifications.

2.	Interruptions of Landlord’s Essential Services; Losses of Redundancy.

A. Outage Credits; and Partial Outage Credits.

(1) Upon the occurrence of each Separate/Independent Interruption of Landlord’s Essential Services, Tenant shall be entitled to an Outage Credit in the amount set forth opposite the duration of such Interruption of Landlord’s Essential Services in Table 2.A.(1)-A and 2.A.(1)-B, below, as applicable:

Table Related to the Calculation of Outage Credits (Table 2.A.(1)-A)

Interruption Duration:	Tenant’s Remedy:
0-1 hour	The Level-1 Outage Credit(s) described in Table 2.A.(1)-B, below.
1hr, 1minute through 4 consecutive hours during which such Interruption of Landlord’s Essential Services occurs or continues	One (1) Outage Credit in addition to Outage Credit(s) granted, above, for such Interruption for the 0-1 hour outage period.
4hrs, 1minute through 8 consecutive hours during which such Interruption of Landlord’s Essential Services occurs or continues	One (1) Outage Credit in addition to the Outage Credits granted, above, for such Interruption for 0-1 hour outage period and 1-4 hour outage period.
8hrs, 1minute through 12 consecutive hours during which such Interruption of Landlord’s Essential Services occurs or continues	One (1) Outage Credit in addition to Outage Credits granted, above, for such Interruption for 0-1 hour outage period, 1–4 hour outage period and 4-8 hour outage period.
Each twelve (12) hour period thereafter during which such Interruption of Landlord’s Essential Services occurs or continues.	One (1) Outage Credit in addition to Outage Credits granted, above, previously for such Interruption.

Table Describing the Level-1 Outage Credits (Table 2.A.(1)-B)

Interruption Occurrence:	Level-1 Outage Credit:
Each First Interruption.	One (1) Outage Credit.
Each Second Interruption.	Two (2) Outage Credits.
Each Third Interruption.	Three (3) Outage Credits.
Each Four-Plus Interruption.	Four (4) Outage Credits.

(2) Upon the occurrence of each Loss of Redundancy that occurs for at least one hundred sixty eight (168) consecutive hours (i.e., seven (7) full twenty-four (24) hour periods), Tenant shall be entitled to one-half (1/2) of an Outage Credit (each, a “Partial Outage Credit”) as set forth opposite the duration of such Loss of Redundancy in Table 2.A.(2), below:

Table Related to the Calculation of Partial Outage Credits (Table 2.A.(2))

Loss of Redundancy Duration:	Tenant’s Remedy:
One hundred sixty eight (168) consecutive hours.	One Partial Outage Credit.
Each period of one hundred sixty eight (168) consecutive hours thereafter during which such Loss of Redundancy continues.	One (1) Partial Outage Credit in addition to the Partial Outage Credit granted, above, previously for such Loss of Redundancy.

(3) In the event that Tenant is entitled to an Outage Credit or Partial Outage Credit, the Outage Credit or Partial Outage Credit, as applicable, shall be applied as a credit towards Tenant’s Base Rent due in the immediately following month of the Term; provided, however, in the event that an Outage Credit or Partial Outage Credit accrues during the final month of the Term, Landlord will pay to Tenant the amount of the Outage Credit or Partial Outage Credit within thirty (30) days following the expiration of the Term. For the avoidance of doubt, Landlord and Tenant acknowledge and agree that, in the event the Interruption of Landlord’s Essential Services and/or Loss of Redundancy affects fewer than all of the Suites, the Outage Credit(s) (or Partial Outage Credit, as applicable) to which Tenant is entitled shall be calculated based upon the Base Rent for the affected Suite(s) only.

(4) The foregoing notwithstanding, (a) the aggregate total of Outage Credits and Partial Outage Credits to which Tenant may become entitled in any calendar month shall not exceed Tenant’s total monthly Base Rent (at the time of the event); and (b) Tenant’s entitlement to, and accrual of, Outage Credits related to any Interruption – Electrical shall occur only from and after the point at which the aggregate duration of all Interruptions - Electrical for the applicable Suite during any rolling twelve (12) month period exceeds the Interruption – Electrical Duration Threshold.

B. Interruption Cure Completion Notice. Once Landlord has rectified a particular Interruption of Landlord’s Essential Services or Loss of Redundancy, Landlord shall provide the Interruption Cure Completion Notice to Tenant as soon as is reasonably practicable thereafter.

C. Performance Review The Tenant and Landlord will meet periodically at Tenant’s request, but no less than annually, to review the Landlord’s performance and compliance with the performance standards, as specified in this Exhibit.

3.	Termination Rights.

A. Continuous Outage Termination Right. In the event of a Continuous Outage, Tenant may terminate this Lease by timely delivery of the Continuous Outage Termination Notice to Landlord. Tenant’s failure to timely deliver Tenant’s Continuous Outage Termination Notice shall automatically extinguish Tenant’s right to terminate this Lease with respect to that particular Continuous Outage. For the avoidance of doubt, Landlord and Tenant acknowledge and agree that Tenant’s right to terminate this Lease under this Section 3.A applies to the entire Tenant Space, and does not apply individually to the Suite in which the Continuous Outage occurred.

B. Chronic Outage Termination Right. In the event of a Chronic Outage, Tenant may terminate this Lease by timely delivery of the Chronic Outage Termination Notice to Landlord. Tenant’s failure to timely deliver Tenant’s Chronic Outage Termination Notice shall automatically extinguish Tenant’s right to terminate this Lease with respect to that particular Chronic Outage. For the avoidance of doubt, Landlord and Tenant acknowledge and agree that Tenant’s right to terminate this Lease under this Section 3.B applies to the entire Tenant Space, and does not apply individually to the Suite in which the Chronic Outage occurred.

4. Remedies Exclusive. Tenant agrees that Tenant’s entitlement to Outage Credits, Partial Outage Credits and termination rights, as expressly set forth in this Exhibit “F”, shall be Tenant’s sole and exclusive remedies with regard to each Interruption of Landlord’s Essential Services and/or Loss of Redundancy.

EXHIBIT “G”

INTENTIONALLY DELETED

EXHIBIT “H”

INTENTIONALLY DELETED

EXHIBIT “I”

INTENTIONALLY DELETED

EXHIBIT “J”

INTENTIONALLY DELETED

EXHIBIT “K”

FORM OF MEMO OF LEASE

MEMORANDUM OF LEASE

Notice is hereby given pursuant to the laws of the Commonwealth of Massachusetts of a lease upon the following terms:

Date of Execution:	, 20

Landlord:	Digital 55 Middlesex, LLC, a Delaware limited liability company.

Tenant:	Constant Contact, Inc., a Delaware corporation.

Premises; Pathways:	(i)	Approximately 600 square feet of area in the Building (defined below), known as Suite 1.5;

	(ii)	Approximately 1800 square feet of area in the Building, known as Suite 1.5.1;

	(iii)	Approximately 2000 square feet of area in the Building, known as Suite 1.5.2;

	(iv)	Approximately 1200 square feet of area in the Building, known as Suite 1.14A (i – iv, collectively, the “Premises”);

	(v)	Two (2) two-inch (2”) conduits from Suite 1.5 to the West POP Room;

	(vi)	Two (2) three-inch (3”) conduits from Suite 1.5.2 to the West POP Room;

	(vii)	Two (2) three-inch (3”) conduits from Suite 1.5 to Suite 1.5.1;

	(viii)	Two (2) three-inch conduits from Suite 1.5.1 to Suite 1.5.2;

	(ix)	One (1) Max-cell sleeve, as hereafter designated by Landlord, from the Datacenter Connection Area to the East POP Room, contained within in a shared four-inch (4”) conduit;

	(x)	Two (2) conduits, each being two inches (2”) to three inches (3”) in diameter, from Suite 1.14A to Suite 1.5.1 via pathway designated by Landlord; and

	(xi)	Two (2) conduits, each being two inches (2”) to three inches (3”) in diameter, from Suite 1.14A to Suite 1.5.2 via pathway designated by Landlord (v – xi, collectively, the “Pathways”).

The Premises and such Pathways are located within the “Building” known as 55 Middlesex Turnpike, Bedford, Massachusetts and more particularly described in the Lease, which Building is located on the land more particularly described on Exhibit 1 attached hereto.

Term:	Approximately seventy-two (72) full calendar months (i.e., commencing on , 2011, and expiring seventy-two (72) full calendar months thereafter, unless extended pursuant to the Lease).

Extension Option:	Two (2) Extension Options, each to extend the Term for an Extension Term of sixty (60) months each, subject to the terms and conditions of the Lease.

This Memorandum of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants thereof which are incorporated herein by reference. The parties hereto do not intend this Memorandum of Lease to modify or amend the terms, conditions and covenants of the Lease.

Executed as an instrument under seal as of the      day of             , 2011.

LANDLORD:			TENANT:

DIGITAL 55 MIDDLESEX, LLC,			Constant Contact, Inc., a Delaware corporation
a Delaware limited liability company

By:	Digital Realty Trust, L. P.,
a Maryland limited partnership,
its member and manager

	By:	Digital Realty Trust, Inc.,	By:
		a Maryland corporation,	Name:
		its general partner	Title:

By:
Name:
Title:

STATE OF

County, ss.	, 20

On this      day of             , 20    , before me, the undersigned notary public, personally appeared                     , the                      of Digital Realty Trust, Inc., a Maryland corporation which is the general partner of Digital Realty Trust, L.P., a Maryland limited partnership which is the member and manager of Digital 55 Middlesex, LLC, proved to me through satisfactory evidence of identification, which was                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, as the                      of Digital Realty Trust, Inc., a Maryland corporation which is the general partner of Digital Realty Trust, L.P., a Maryland limited partnership which is the member and manager of Digital 55 Middlesex, LLC.

                                          (official signature and seal of notary)

My commission expires

[Affix Seal]

COMMONWEALTH OF MASSACHUSETTS

County, ss.	, 20

On this      day of             , 20    , before me, the undersigned notary public, personally appeared                     , the                      of Constant Contact, Inc., proved to me through satisfactory evidence of identification, which was                                          , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, as the                      of Constant Contact, Inc.

                                          (official signature and seal of notary)

My commission expires

[Affix Seal]

EXHIBIT 1

Legal Description

FIRST AMENDMENT TO DATACENTER LEASE

THIS FIRST AMENDMENT TO DATACENTER LEASE (this “Amendment”) is made and entered into as of (but not necessarily on) the latest date of execution shown on the signature page hereto (the “1A Effective Date”), by and between DIGITAL 55 MIDDLESEX, LLC, a Delaware limited liability company (“Landlord”), and CONSTANT CONTACT, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have heretofore entered into that certain Datacenter Lease dated January 1, 2011 (the “Lease”), covering (i) certain pathway rights (the “Pathway”) and (ii) four (4) separately demised spaces, consisting, collectively, of approximately 5,600 square feet of caged area (collectively, the “Original Premises”), in that certain building (the “Building”) located at 55 Middlesex Turnpike, Bedford, Massachusetts;

WHEREAS, each capitalized term or phrase used in this Amendment shall have the same meaning as the meaning ascribed to such term or phrase in the Lease unless expressly otherwise defined in this Amendment;

WHEREAS, Landlord and Tenant desire to modify the terms of the Lease in accordance with the terms and conditions herein provided.

NOW, THEREFORE, for and in consideration of good and valuable consideration paid by each party hereto to the other, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree as follows:

1. Naming Conventions.

A. Landlord and Tenant hereby acknowledge and agree that prior to the 1A Effective Date, Landlord has caused (i) Suite 1.14A in the Building to be renumbered to Suite 418A, (ii) Suite 1.5 in the Building to be renumbered to Suite 405, (iii) Suite 1.5.1 in the Building to be renumbered to Suite 407, and (iv) Suite 1.5.2 to be renumbered to Suite 409.

B. Accordingly, effective as of, and from and after, the 1A Effective Date, (i) all references in the Lease to “Suite 1.14A” are hereby deemed to be references to “Suite 418A”, (ii) all references in the Lease to “Suite 1.5” are hereby deemed to be references to “Suite 405”, (iii) all references in the Lease to “Suite 1.5.1” are hereby deemed to be references to “Suite 407”, and (iv) all references in the Lease to “Suite 1.5.2” are hereby deemed to be references to “Suite 409”. Suite 418A, as it exists on the 1A Effective Date, is also referred to in this Amendment as “Original Suite 418A”.

2. Premises.

A. Additional Premises. Effective as of June 1, 2012 (the “1A Expansion Date”, Original Suite 418A is hereby expanded to include approximately 1,225 square feet of caged area approximately as shown on Exhibit “A-1”, attached hereto (the “Suite 418A Expansion Space”).

B. Amended Premises. Accordingly, effective as of, and from and after, the 1A Expansion Date:

(i) Suite 418A is hereby deemed to consist of Original Suite 418A together with the Suite 418A Expansion Space;

(ii) Exhibit “A” to the Lease is hereby deleted in its entirety and replaced by Exhibit “A-1-A”, attached hereto;

(iii) all references in the Lease to Exhibit “A” are hereby deemed to be references to Exhibit “A-1-A”; and

(iv) Item 7 of the Basic Lease Information to the Lease is hereby amended and restated in its entirety as follows:

7. Premises/Pathways:

(a) Premises:	Landlord and Tenant acknowledge and agree that commencing on the Commencement Date, the Premises shall consist of the following four (4) separately demised spaces:

a. Approximately 600 square feet of area in the Building, known as Suite 405, caged as set forth on Exhibit “A-1-A” (“Suite 405”).

b. Approximately 1800 square feet of area in the Building, known as Suite 407, caged as set forth on Exhibit “A-1-A” (“Suite 407”).

c. Approximately 2000 square feet of area in the Building, known as Suite 409, caged as set forth on Exhibit “A-1-A” (“Suite 409”).

d. Approximately 1200 square feet of area in the Building, known as Suite 418A, caged as set forth on Exhibit “A-1-A” (“Suite 418A”).

As of June 1, 2012 (the “1A Expansion Date”), Suite 418A shall be deemed to have been expanded to 2,425 square feet of area in the Building, caged as set froth on Exhibit “A-1-A”.

As of the Suite 405 Surrender Date, Suite 405 shall be deemed to have been removed from the Premises. From and after the Suite 405 Surrender Date, throughout the balance of the Term of this Lease, the Premises shall consist of Suite 407, Suite 409 and Suite 418A, collectively comprising approximately 6,225 square feet of area in the Building. From and after the Suite 405 Surrender Date, no Base Rent shall become due or payable with respect to Suite 405 and all future calculations of Ancillary Utility Costs, Generator Fuel Usage or any costs to Tenant under this Lease based on a proportionate share or allocation of leased space or usage shall reflect that Suite 405 shall be deemed to have been removed from the Premises.

Each of Suite 405, Suite 407, Suite 409 and Suite 418A may be referred to herein, individually, as a “Suite”.

(b) Pathways:	As described on Exhibit “C”.

[Emphasis added to show the changes to Item 7.]

C. Landlord’s Suite 418A Installations.

(i) Subject to Landlord’s completion of Landlord’s Suite 418A Installations (as defined on Exhibit “E-1”, attached hereto), Tenant hereby accepts the Suite 418A Expansion Space in its “AS IS, WHERE IS” condition on the 1A Expansion Date, without the benefit of a warranty of suitability or fitness for Tenant’s intended use. Landlord hereby agrees to cause the completion of Landlord’s Suite 418A Installations (as defined on Exhibit “E-1”, attached hereto) on or before the 1A Expansion Date. The foregoing notwithstanding, Landlord and Tenant acknowledge and agree that Landlord’s completion of Landlord’s Suite 418A Installations is not a condition precedent to any obligation of Tenant to pay Rent, nor is such completion a condition precedent to the occurrence of the 1A Expansion Date. Additionally, provided that Landlord is working diligently using commercially reasonable efforts after the 1A Expansion Date to complete the installation of Landlord’s Suite 418A Installations, Landlord shall not be in default of its obligation to complete Landlord’s Suite 418A Installations. For the avoidance of doubt, Landlord’s Suite 418A Installations are hereby deemed to be included in the definition of “Landlord’s Installations” for the purposes of Section 8.3.1 and 9.1.1 of the Lease.

(ii) Accordingly, effective as of, and from and after, the 1A Effective Date, the Original Lease is hereby amended to include Exhibit “E-1” attached hereto.

3. Service Levels. Effective as of, and from and after, the 1A Expansion Date, (a) Table A of Exhibit “F” to the Original Lease is hereby replaced by Table A-1 as set forth on Exhibit “F-1”, attached hereto and incorporated herein, and (b) all references in the Lease to Table A of Exhibit “F” are hereby deemed to mean and refer to Table A-1 of Exhibit “F-1”.

4. Base Rent. Effective as of the 1A Expansion Date, Tenant hereby agrees to pay the following amounts to Landlord as additional Base Rent in connection with the lease of the Suite 418A Expansion Space (the “Suite 418A Expansion Space Base Rent”):

Period	Suite 418A Expansion Space Base Rent
June 1, 2012 – January 31, 2013 (months 18 – 25 of the Term)	$0.00/month
February 1, 2013 – December 31, 2013 (months 26 – 36 of the Term)	$41,496.00/month
January 1, 2014 – December 31, 2014 (months 37 – 48 of the Term)	$42,741.00/month
January 1, 2015 – December 31, 2015 (months 49 – 60 of the Term)	$44,023.00/month
January 1, 2016 – December 31, 2016 (months 61 – 72 of the Term)	$45,344.00/month

5. Tenant Estoppel. Tenant hereby (a) acknowledges, to the best of Tenant’s knowledge, that Landlord is not in default under the Lease as of the date this Amendment is executed by Tenant, and (b) confirms, to the best of Tenant’s knowledge, that, as of the date this Amendment is executed by Tenant, Landlord has no outstanding obligations with respect to the Tenant Space that would, with the passage of time, the giving of notice, or both, result in Landlord being in default under the Lease.

6. Commissions. Tenant represents that it has dealt with no broker, agent or other person in connection with this Amendment, and that no broker, agent or other person brought about this Amendment. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, losses, costs or expenses (including attorneys’ fees and expenses) by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to the transaction contemplated by this Amendment. The provisions of this paragraph shall survive the expiration of the Term of the Lease or any renewal or extension thereof.

7. Confidentiality. Notwithstanding anything to the contrary contained in the Lease, each party agrees that the terms and provisions of this Amendment are confidential and constitute proprietary information of the parties and shall be governed by Section 17.19 of the Lease as though the terms hereof were originally part of the Lease.

8. Miscellaneous.

A. In the event that the terms of the Lease conflict or are inconsistent with those of this Amendment, the terms of this Amendment shall govern.

B. The Lease is hereby amended as and where necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment. Except as amended by this Amendment, the terms of the Lease shall remain in full force and effect.

C. Submission of this Amendment for examination does not constitute an offer, right of first refusal, reservation of, or option for any premises in the Building. This Amendment shall become effective only upon execution and delivery by both Landlord and Tenant.

D. This Amendment may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Amendment. Landlord and Tenant agree that the delivery of an executed copy of this Amendment by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed on the respective dates set forth below, to be effective as of the 1A Effective Date.

LANDLORD:

DIGITAL 55 MIDDLESEX, LLC, a Delaware limited liability company

By:	Digital Realty Trust, L.P.,
a Maryland limited partnership,
its sole Member and Manager

	By:	Digital Realty Trust, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Robert W. Holmes
		Name:	Robert W. Holmes
		Its:	Vice President

Date: May 11, 2012

TENANT:

CONSTANT CONTACT, INC. a Delaware corporation

By:	/s/ John Walsh
Name:	John Walsh
Title:	Senior Vice President, Engineering and Operations
Date:	May 10, 2012

EXHIBIT “A-1”

DEPICTION OF ORIGINAL SUITE 418A

AND

SUITE 418A EXPANSION SPACE

EXHIBIT “A-1-A”

REVISED DEPICTION OF THE SUITES,

THE WEST POP ROOM, THE EAST POP ROOM

AND THE DATACENTER CONNECTION AREA

EXHIBIT “E-1”

LANDLORD’S SUITE 418A INSTALLATIONS

Landlord shall cause:

•	The removal of the Existing Suite 418A Cage Walls (as depicted on Exhibit “A-1”)

•	The installation of a cage wall (the “Suite 418A Expansion Space Cage Wall”) substantially in the layout set forth on Exhibit “A-1”

•	The installation of an electrical meter to monitor power consumption in the Suite 418A Expansion Space

The foregoing three (3) items are referred to herein as “Landlord’s Suite 418A Installations”.

EXHIBIT “F-1”

TABLE A-1

1.	Electricity Consumption Threshold:	Suite 405: 50 total kW (the “ECT-Suite 405”)

Suite 407: 180 total kW (the “ECT-Suite 407”)

Suite 409: 180 total kW (the “ECT-Suite 409”)

Suite 418A: 380 total kW (the “ECT-Suite 418A”)

2.	Target Battery Capacity:	Six (6) minutes.

3.	Back-Up Power Specifications:	Six (6) 2 MW shared paralleled Building generators in an N+1 configuration supply back-up power for the Premises.

4.	HVAC Specifications.

	(a) Target Temperature Range:	Average temperature of the Premises, measured at the return air vents in the Premises, between 68 degrees Fahrenheit and 78 degrees Fahrenheit.

	(b) Target Humidity Range:	Average relative humidity of the Premises, measured at the return air vents in the Premises, between 35% and 55%.

[Emphasis added to show the changes to this Table.]

55 MIDDLESEX TURNPIKE

OFFICE SPACE RIDER

Between

DIGITAL 55 MIDDLESEX, LLC

as Landlord

and

CONSTANT CONTACT, INC.

as Tenant

Dated

May 11, 2012

SCHEDULE “1”

CERTAIN DEFINED TERMS

“Building Office Standard” shall mean and refer to the type, grade, quantity and design of materials and construction as are customarily utilized by Landlord in the Building for the construction of “garden-variety” office uses.

“Landlord” shall mean and refer to the Landlord set forth in Item 1 of the Basic Rider Information.

“Landlord’s OS Installations” shall mean and refer to the installations defined as such, as set forth on Exhibit “E”, attached hereto.

“Landlord’s OS Repair Obligations” shall mean and refer to Landlord’s obligations to arrange for the repair and maintenance of the foundation, exterior walls and roof of the Building; the Common Areas within the Building; and the HVAC systems serving the OS Premises and/or the Common Areas of the Building.

“Lease” shall mean that certain Datacenter Lease related to Suites 405, 407, 409, 418A in the Building, having an Effective Date of January 1, 2011, by and between Landlord and Tenant, as amended from time to time.

“Maximum Structural Load - OS” shall mean and refer to the Maximum Structural Load - OS set forth in Item 12 of the Basic Rider Information.

“New OS Tenant Space” shall mean the premises to which the OS Tenant Space is being relocated and re-assigned pursuant to Section 1.4 of the Standard Rider Provisions.

“OS Base Rent” shall mean and refer to the amounts of OS Base Rent set forth in Item 6 of the Basic Rider Information.

“OS Demising Walls” shall mean and refer to Building Office Standard drywall office demising walls.

“OS Electrical Metering Equipment” shall mean and refer to a Building Office Standard electrical metering device (or electrical metering devices) compatible with Landlord’s energy management system for monitoring electricity provided to and/or used in the OS Tenant Space.

“OS Electricity Consumption Threshold” shall mean and refer to the amount of electrical power specified in Item 11 of the Basic Rider Information.

“OS Permitted Use” shall mean and refer to the OS Tenant Space being used only for general office purposes in accordance with Applicable Law.

“OS Rider Term” shall mean and refer to the period described in Item 4 of the Basic Rider Information, subject to the terms of such Item 4.

“OS Rules and Regulations” shall mean and refer to Landlord’s rules and regulations for the OS Tenant Space, as same may be amended from time to time by Landlord in Landlord’s reasonable discretion.

“OS Tenant Space” shall mean and refer to the OS Tenant Space set forth in Item 5 of the Basic Rider Information.

“Tenant” shall mean and refer to the Tenant set forth in Item 2 of the Basic Rider Information.

-i-

55 MIDDLESEX TURNPIKE

OFFICE SPACE RIDER

This Office Space Rider (this “Rider”) is entered into as of the OS Effective Date by and between Landlord and Tenant with reference to the following:

R E C I T A L S

A. Tenant leases Tenant Space in the Building from Landlord pursuant to the Lease.

B. Landlord desires to lease to Tenant certain office space within the Building and Tenant desires to lease such space, pursuant to the terms and conditions of this Rider.

C. Unless otherwise specifically indicated to the contrary, all initially capitalized terms contained in this Rider shall have the meanings set forth on Schedule “1”, attached to this Rider. All initially capitalized terms contained in this Rider, but not otherwise defined in this Rider, shall have the meanings ascribed to them in the Lease.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, Landlord and Tenant agree to the following terms of this Rider, which shall supplement the Lease as of the OS Effective Date:

BASIC RIDER INFORMATION

1. Landlord:	Digital 55 Middlesex, LLC, a Delaware limited liability company

2. Tenant:	Constant Contact, Inc., a Delaware corporation

3. OS Effective Date/OS Commencement Date:

a. OS Effective Date:	May 11, 2012, being the latest of the parties’ respective dates of execution of this Rider, as set forth on the signature page of this Rider (and which date shall be inserted in this Item 3 by Landlord, upon Landlord’s counter-execution of this Rider).

b. OS Commencement Date:	June 1, 2012

4. OS Rider Term:	Commencing on the OS Commencement Date and continuing until the expiration or earlier termination of the term of the Lease (as same may be extended or reduced from time to time in accordance with the terms of the Lease), such that the OS Rider Term shall be coterminous with the Term of the Lease.

5. OS Tenant Space:	Approximately 135 square feet in Suite 317 on the first (1st) floor of the Building, as depicted on the diagram of the OS Tenant Space contained on Exhibit “A”, attached hereto.

6. OS Base Rent:	$0.00 per month during the OS Rider Term

7. Intentionally Deleted.	Intentionally Deleted.

8. Intentionally Deleted.	Intentionally Deleted.

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9. Intentionally Deleted.	Intentionally Deleted.

10. Intentionally Deleted.	Intentionally Deleted.

11. OS Electricity Consumption Threshold:	1 total kW for lighting and below ceiling convenience power.

12. Maximum Structural Load - OS:	One hundred fifty (150) pounds of live load per square foot.

13. OS Rules and Regulations:	The current version of the OS Rules and Regulations is attached hereto as Exhibit “G”.

This Rider shall consist of the foregoing Basic Rider Information, and the provisions of the Standard Rider Provisions below “Schedule 1”, above, and Exhibits “A” through “G”, all of which are incorporated herein by this reference as of the OS Effective Date. In the event of any conflict between the provisions of the Basic Rider Information and the provisions of the Standard Rider Provisions, the Basic Rider Information shall control.

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STANDARD RIDER PROVISIONS

1. OS TENANT SPACE.

1.1 OS Tenant Space. Upon and subject to the terms and conditions of this Rider, the Lease is hereby modified to reflect that Landlord does hereby lease, demise and let unto Tenant and Tenant does hereby lease from Landlord the OS Tenant Space, to have and to hold for the OS Rider Term.

1.2 Condition of OS Tenant Space. Tenant agrees that, subject to Landlord’s completion of Landlord’s OS Installations, Tenant shall be deemed to have accepted the OS Tenant Space in its “AS IS, WHERE IS” condition on the OS Commencement Date. Except for Landlord’s OS Installations, Landlord shall have no obligation to perform any work in the OS Tenant Space (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein), and Landlord shall not be obligated to reimburse Tenant or provide an allowance for any costs related to the demolition or construction of improvements therein. Tenant acknowledges that, except as expressly set forth herein, no representation or warranty (express or implied) has been made by Landlord as to the condition of the OS Tenant Space or its suitability or fitness for Tenant’s intended purpose.

1.3 Delivery of OS Tenant Space. Landlord shall use commercially reasonable efforts to cause Landlord’s OS Installations to be completed prior to the OS Commencement Date. In the event, however, that Landlord’s OS Installations have not been completed by the OS Commencement Date, Landlord shall not be deemed in default hereunder, provided that Landlord is working diligently using commercially reasonable efforts after the OS Commencement Date to complete the installation of Landlord’s OS Installations.

1.4 Rights Reserved to Landlord. Landlord reserves the right to relocate the OS Tenant Space to some other space of Landlord’s choosing of approximately the same dimensions and size within the Building without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoffs or abatement of OS Base Rent due under this Rider; provided, however, that if Landlord exercises Landlord’s option to remove and relocate Tenant in the New OS Tenant Space, then Tenant shall be required to pay the same per square foot rates of OS Base Rent, as is represented in this Rider. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved, of the liability for or obligation to pay any additional rental due by reason of any of the other provisions of this Rider, which provisions shall be applied to the New OS Tenant Space. Tenant agrees that Landlord’s exercise of Landlord’s option to remove and relocate Tenant shall not terminate the Lease or this Rider or release Tenant, in whole or in part, from Tenant’s obligation to pay the rental and perform the covenants and agreements hereunder for the full OS Rider Term. In the event of any such relocation, this Rider shall continue in full force and effect with no change in the terms, covenants or conditions hereof other than the substitution of the New OS Tenant Space for the OS Tenant Space. Upon request from Landlord, Tenant shall execute an amendment to this Rider reflecting the aforesaid change. Landlord agrees that the New OS Tenant Space shall be decorated by Landlord at Landlord’s sole cost and expense. Landlord shall have the right, in Landlord’s sole discretion, to use such decorations and materials from the OS Tenant Space, or other materials, so that the New OS Tenant Space shall be comparable in its interior design and decoration to the OS Tenant Space. Landlord shall use commercially reasonable efforts to effect such relocation or reconfiguration in a manner that minimizes to the extent practical any interruption or adverse effect on Tenant’s operations in the OS Tenant Space. Landlord shall provide Tenant no less than thirty (30) calendar days’ prior notice of all such relocations or reconfigurations. Following receipt of such notice, if said relocation or reconfiguration requires the movement of any of Tenant’s equipment or property, Tenant shall relocate Tenant’s equipment or property to the new location within the Building which is designated by Landlord and reasonably acceptable to Tenant. Landlord shall reimburse Tenant for all of the reasonable, out-of-pocket costs actually incurred by Tenant in so relocating its equipment or property. Tenant’s right to reimbursement to the extent provided above in this Section 1.4 shall be Tenant’s sole remedy in the event Landlord elects to relocate the OS Tenant Space, and Tenant shall not be entitled to any additional compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the OS Tenant Space resulting from such relocation.

2. OS RIDER TERM. The term of this Rider, and Tenant’s obligation to pay OS Base Rent and other sums due under this Rider, if any, shall commence on the OS Commencement Date and shall continue in effect for the OS Rider Term, unless this Rider is earlier terminated as provided herein.

3. OS BASE RENT AND OTHER CHARGES.

3.1 OS Base Rent. Commencing on the OS Commencement Date, Tenant shall pay OS Base Rent for the OS Tenant Space in the amounts set forth in Item 6 of the Basic Rider Information, above. The OS Base Rent shall be paid in monthly installments in advance on the first day of each and every calendar month concurrently with, and in the same manner, that Base Rent is paid under the Lease. Except as provided above, Tenant shall not pay any installment of Rent more than one (1) month in advance.

3.2 Intentionally Deleted.

3.3 OS Base Rent and Charges. The OS Base Rent and all other charges under this Rider are in addition to, and not in lieu of, Base Rent and all other charges under the Lease, and shall constitute Rent under the Lease. For the avoidance of doubt, Tenant acknowledges and agrees that all Rent due under this Rider shall be subject to the terms of Section 3.4 of the Standard Lease Provisions of the Lease.

3.4. Intentionally Deleted.

3.5. Electrical Power.

3.5.1 Landlord shall furnish electricity to the OS Tenant Space in the amount of the OS Electricity Consumption Threshold set forth in Item 11 of the Basic Rider Information of this Rider. The obligation of Landlord to provide electricity to the OS Tenant Space shall be subject to the rules, regulations and requirements of the supplier of such electricity and of any governmental authorities regulating providers of electricity and shall be limited to providing the OS Electricity Consumption Threshold. Landlord shall have no responsibility to provide Back-Up Power for use in the OS Tenant Space.

3.5.2 Electricity Provided. Tenant’s electricity consumption for the OS Tenant Space is included in the OS Base Rent set forth in Item 6 of the Basic Rider Information.

3.6. OS Electricity Consumption Threshold. Tenant’s actual electricity consumption for the OS Tenant Space, as reasonably determined by Landlord pursuant to such measurement method or methods as Landlord shall employ from time to time (including, without limitation, the use of the OS Electrical Metering Equipment and/or pulse meters, electrical surveys and/or engineer’s estimates), shall not at any time, exceed the OS Electricity Consumption Threshold. The electrical power drawn by all equipment (belonging to Tenant or otherwise) located within the OS Tenant Space shall be included in the calculation of Tenant’s actual electricity consumption for the OS Tenant Space. In the event that the power consumption in the OS Tenant Space exceeds the OS Electricity Consumption Threshold, Tenant agrees to take immediate action to cause power consumption in the OS Tenant Space to be at or below the OS Electricity Consumption Threshold.

3.7. Maximum Structural Load - OS. Tenant shall not place a load upon the OS Tenant Space exceeding the Maximum Structural Load - OS.

4. USE.

4.1 OS Permitted Use. The OS Tenant Space may be used only for the OS Permitted Use. Tenant shall not use any portion of the OS Tenant Space as a datacenter or telecommunications facility or similar use. If Tenant uses all or any portion of the OS Tenant Space for any use other than the OS Permitted Use, in addition to all other rights and remedies given Landlord hereunder or by law or in equity, the Tenant shall be required to pay monthly, as Additional Rent, an amount equal to the product of the number of rentable square feet in the OS Tenant Space multiplied by the monthly base rental rate then being quoted by Landlord to prospective tenants for space in the Building to be used as a datacenter or a telecommunications facility.

4.2 OS Tenant Space Access. Subject to all of the terms and conditions of this Rider and the Lease, Tenant shall quietly have, hold and enjoy the OS Tenant Space without hindrance from Landlord or any person or entity claiming by, through or under Landlord. Subject to the terms and conditions of the Lease and this Rider (including, without limitation, the OS Rules and Regulations), Landlord’s Access Control Systems and Force Majeure, Tenant shall have access to the OS Tenant Space twenty-four (24) hours per day, seven (7) days per week. Tenant and its Tenant Parties shall comply with the OS Rules and Regulations. Tenant acknowledges that Landlord may revise the OS Rules and Regulations from time to time.

4.3 Services to be Provided by Landlord. Subject to the OS Rules and Regulations, Landlord shall furnish Tenant, at Landlord’s expense, while Tenant is occupying the OS Tenant Space and is not in default hereunder, the following services during the OS Rider Term:

(1) Air conditioning and heating in season, Monday through Friday from 8:00 a.m. to 6:00 p.m., and on Saturday from 9:00 a.m. to 1:00 p.m., at such temperatures and in office-use standard amounts for the Building, but such service on Saturday after 1:00 p.m., Sundays and holidays to be furnished only upon the request of Tenant, who shall bear the cost thereof. Tenant acknowledges that such service and temperature may be subject to change by local, county, state or federal regulation. Whenever machines or equipment that generate abnormal heat are used in the OS Tenant Space which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplemental air conditioning in the OS Tenant Space, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord as Additional Rent upon demand.

(2) Water at those points of supply provided for general use.

(3) Janitor service in and about the Building, and the OS Tenant Space, as may in the judgment of Landlord be reasonably required; however, Tenant shall pay the additional costs attributable to the cleaning of improvements within the OS Tenant Space other than building standard improvements.

(4) Intentionally Deleted.

(5) Replacement of fluorescent lamps in the building standard ceiling mounted fixtures installed by Landlord and incandescent bulb replacement in all public areas; provided, however, that if Landlord determines that a building standard ceiling mounted fixture is not accessible to Landlord, Landlord shall furnish the fluorescent lamps to Tenant and Tenant shall be responsible, at its cost, for replacing such lamps.

4.4 Interruption of Services. Landlord shall not be liable or responsible to Tenant for any loss, damage or expense of any type which Tenant may sustain or incur if the quantity or character of the utility provided electric service to the OS Tenant Space is changed, is no longer available, or is no longer suitable for Tenant’s requirements. No interruption or malfunction of any electrical or other service (including, without limitation, HVAC) to the OS Tenant Space (or to any other portion of the Building or Property) shall, in any event, (i) constitute an eviction or disturbance of Tenant’s use and possession of the OS Tenant Space, (ii) constitute a breach by Landlord of any of Landlord’s obligations under the Lease or this Rider, (iii) render Landlord liable for damages of any type or entitle Tenant to be relieved from any of Tenant’s obligations under the Lease or this Rider (including the obligation to pay OS Base Rent, Additional Rent, or other charges), (iv) grant Tenant any right of setoff or recoupment, (v) provide Tenant with any right to terminate the Lease or this Rider, or (vi) make Landlord liable for any injury to or interference with Tenant’s business or any punitive, incidental or consequential damages (of any type), whether foreseeable or not, whether arising from or relating to the making of or failure to make any repairs, alterations or improvements, or whether arising from or related to the provision of or failure to provide for or to restore any service in or to any portion of the OS Tenant Space, the Property, or the Building. In the event of any interruption, however, Landlord shall employ commercially reasonable efforts to restore such service or cause the same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord.

5. MAINTENANCE; ALTERATIONS.

5.1 Landlord’s Maintenance. Aside from Landlord’s OS Repair Obligations, Landlord shall have no repair and maintenance obligations in connection with the OS Tenant Space. Subject to Section 6 below, Landlord shall be responsible for Landlord’s OS Repair Obligations, all as necessary to maintain such elements of the Building and the OS Tenant Space in a first class, clean, and safe condition. In the event that the OS Tenant Space becomes in need of repairs which are within Landlord’s OS Repair Obligations, Tenant shall give immediate notice to Landlord of the nature of such repair needs; and Landlord shall cause such repairs to be completed within thirty (30) days after such request, or such additional reasonable period of time as is reasonably necessary to repair such condition(s).

5.2 Tenant’s Maintenance. Aside from Landlord’s OS Repair Obligations, during the OS Rider Term, Tenant shall, at Tenant’s sole cost and expense, maintain the OS Tenant Space and Tenant’s property, fixtures and equipment therein in clean, safe and good condition, in as good condition as when Tenant took possession, ordinary wear and tear excepted. If Tenant fails to perform its covenants of maintenance and repair hereunder, or if Tenant or any of Tenant’s technicians or representatives physically damages the OS Tenant Space, the personal property of any other tenant or anything else in the Building or the Property, Landlord may, but shall not be obligated to, perform all necessary or appropriate maintenance and repair, and any amounts expended by Landlord in connection therewith, plus an administrative charge of ten percent (10%), shall be reimbursed by Tenant to Landlord as Additional Rent upon demand.

5.3 Alterations; Fixtures.

5.3.1 Tenant will make no alteration, change, improvement, repair, replacement or physical addition in or to the OS Tenant Space or the Building without the prior written consent and approval of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All materials introduced into the OS Tenant Space and/or the Property must be consented to in advance by Landlord. All cable installed in the OS Tenant Space and/or otherwise at the Property must be plenum rated. If such prior written consent of Landlord is granted, the work in such connection shall be at Tenant’s expense by workmen and contractors approved in advance in writing by Landlord and in a manner and upon terms and conditions and at times that are reasonably satisfactory to and reasonably approved in advance in writing by Landlord. In any instance where Landlord grants such consent, Landlord may grant such consent contingent and conditioned upon Tenant’s contractors, laborers, materialmen and others furnishing labor or materials for Tenant’s job working in harmony and not interfering with any labor utilized by Landlord, Landlord’s contractors or mechanics or by any other tenant or such other tenant’s contractors or mechanics; and if at any time such entry by one (1) or more persons furnishing labor or materials for Tenant’s work shall cause disharmony or interference for any reason whatsoever without regard to fault, the consent granted by Landlord to Tenant may be withdrawn at any time upon written notice to Tenant.

5.3.2 Tenant shall remove Tenant’s trade fixtures, office supplies and movable office furniture and equipment not attached to the Building prior to the expiration of the OS Rider Term. All other property in the OS Tenant Space and any alteration or addition to the OS Tenant Space (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the OS Tenant Space or the Building shall, upon such expiration or termination, become the property of Landlord, shall be surrendered in good condition, normal wear and tear excepted, and shall remain upon, and be surrendered with, the OS Tenant Space or the Building, as applicable, as part thereof at the expiration of the OS Rider Term, Tenant hereby waiving all rights to any payment or compensation therefor; provided, however, that Tenant shall, in any event, remove all cabling, including, without limitation, telephone and computer cabling, installed in the OS Tenant Space and/or the risers of the Building in connection with Tenant’s lease of the OS Tenant Space. If, however, Landlord so requests in writing, Tenant will, prior to the termination of this Rider, remove in a good and workmanlike manner any and all alterations, additions, fixtures, equipment and property placed or installed by Tenant in or about the OS Tenant Space and/or the Building, including, without limitation, above ceiling alterations, and will repair any damage occasioned by such removal.

6. MISCELLANEOUS.

6.1 Incorporation; Amendment; Merger. The OS Tenant Space shall be deemed to be a part of the Tenant Space under the Lease for the purposes of Sections 4.1, 6.3.1, 6.3.2, 8.4, 9, 10, 13, 14 and 15. This Rider, along with any exhibits and attachments or other documents referred to herein, all of which are hereby incorporated into this Rider by this reference, constitutes the entire and exclusive agreement between Landlord and Tenant relating to the OS Tenant Space, and each of the aforementioned documents may be altered, amended or revoked only by an instrument in writing signed by the party to be charged thereby. All prior or contemporaneous oral or written agreements, understandings and/or practices relative to the leasing or use of the OS Tenant Space are merged herein or revoked hereby. This Rider is hereby incorporated into the Lease by this reference.

6.2 Effectiveness of Rider. This Rider shall not be binding or effective until the parties have executed and delivered an original or counterpart hereof to each other.

6.3 Authority. Landlord and Tenant hereby represent to one another that the persons executing this Rider on behalf of Landlord and Tenant are duly authorized to execute and deliver this Rider pursuant to their respective by-laws, operating agreement, resolution or other legally sufficient authority. Further, Landlord and Tenant represent to one another that (i) if it is a partnership, the undersigned are all of its general partners, (ii) it has been validly formed or incorporated, (iii) it is duly qualified to do business in the state in which the Property is located, and (iv) this Rider is being executed on its behalf and for its benefit.

6.4 Counterparts; Delivery by Facsimile or E-mail. This Rider may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Rider. Landlord and Tenant agree that the delivery of an executed copy of this Rider by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Rider had been delivered.

6.5 Confidentiality. Each party agrees that (i) the terms and provisions of this Rider are confidential and constitute proprietary information of the parties; and (ii) as such, the terms and provisions of this Rider are, and shall be, subject to the terms of Section 17.19 of the Lease.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Rider on the respective dates set forth below to be effective as of the OS Effective Date.

LANDLORD:

DIGITAL 55 MIDDLESEX, LLC, a Delaware limited liability company

By:	Digital Realty Trust, L.P.,
a Maryland limited partnership,
its sole member and manager

	By:	Digital Realty Trust, Inc.,
a Maryland corporation,
its general partner

		By:	/s/ Robert W. Holmes
		Name:	Robert W. Holmes
		Its:	Vice President

Date:	May 11, 2012

TENANT:

CONSTANT CONTACT, INC., a Delaware corporation

By:	/s/ John Walsh
Name:	John Walsh
Title:	Senior Vice President, Engineering and Operations

Date:	May 10, 2012

EXHIBIT “A”

DEPICTION OF OS TENANT SPACE

EXHIBIT “B”

INTENTIONALLY DELETED

EXHIBIT “C”

INTENTIONALLY OMITTED

EXHIBIT “D”

INTENTIONALLY OMITTED

EXHIBIT “E”

LANDLORD’S OS INSTALLATIONS

Landlord agrees to cause:

1. The OS Demising Walls to be constructed in the OS Tenant Space, approximately as set forth on Exhibit “A” attached hereto.*

2. The OS Demising Walls to be painted with Building Office Standard type, color and quantity of paint.*

3. Building Office Standard flooring to be installed in the OS Tenant Space.*

4. Card reader for access to the OS Tenant Space (same specifications as contemplated under Exhibit E to the Lease).*

*	Landlord agrees to complete Landlord’s OS Installations at Landlord’s sole cost and expense; provided, however, in the event that Tenant requests changes to the foregoing description of Landlord’s OS Installations (including any request for other than “Building Office Standard” materials, design and/or quantity), Tenant shall bear the incremental costs related to all such change requests, and shall pay the same to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor from Landlord.

EXHIBIT “F”

INTENTIONALLY DELETED

EXHIBIT “G”

OS RULES AND REGULATIONS

1. Upon termination of this Rider, Tenant agrees to return all keys to Landlord.

2. Tenant shall refer all contractors, contractor’s representatives and installation technicians rendering any service to Tenant, to Landlord for Landlord’s supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including, without limitation, installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

3. Movement in and out of the Building of furniture, office equipment or other bulky materials, or movement through Building entrances or lobby, or dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance of any such movement. Such prearrangements initiated by Tenant shall include determination by Landlord, and subject to Landlord’s decision and control, of the time, method and routing of movement, and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant shall assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering property to completion of work.

4. No signs, advertisements or notices shall be allowed in any form on windows or doors inside or outside the OS Tenant Space or any other part of the Building, and no signs except in uniform location and uniform styles fixed by Landlord shall be permitted on exterior identification pylons, if any, in the public corridors or on corridor doors or entrances to the OS Tenant Space. All signs shall be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time, and Tenant shall be billed and pay for such service accordingly upon demand.

5. No draperies, shutters, or other window covering shall be installed on exterior windows or walls or windows and doors facing public corridors without Landlord’s written approval. Landlord shall have the right to require installation and continued use of uniform window covering for such windows.

6. No portion of the OS Tenant Space or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

7. Tenant shall not place, install or operate in the OS Tenant Space or in any other part of the Building any machinery or conduct mechanical operations, or place or use in or about the OS Tenant Space any explosives, gasoline, kerosene, oil, acids, caustics or any other inflammable, explosive or hazardous materials, fluid or substance without the prior written consent of Landlord.

8. Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the OS Tenant Space or public rooms regardless of whether such loss occurs when any such area is locked against entry or not.

9. No birds or animals shall be brought into or kept in or about the OS Tenant Space or any other part of the Building.

10. None of the entries, sidewalks, vestibules, elevator shafts, passages, doorways or hallways and similar areas shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into such areas, or such areas be used at any time for any purpose except for ingress or egress by Tenant, Tenant’s agents, employees or invitees to and from the OS Tenant Space and for going from one to another part of the Building.

11. Tenant and Tenant’s employees, agents and invitees shall observe and comply with the driving and parking signs and markers on the premises or parking facilities surrounding the Building.

12. Landlord shall have the right to prescribe the weight and position of safes, computers and other heavy equipment which shall, in all cases, in order to distribute their weight, stand on supporting devices approved by Landlord. All damage done to the OS Tenant Space or to the Building by placing in or taking out any property of Tenant, or done by Tenant’s property while in the OS Tenant Space or the Building, shall be repaired immediately at the sole expense of Tenant.

13. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant, or Tenant’s agents or employees shall be paid by Tenant, and Landlord shall not in any case be responsible therefor.

14. Tenants on multi-tenant floors shall keep all entrance doors to the OS Tenant Space closed at all times.

15. Landlord reserves the right to rescind any of these rules and make such other and further reasonable rules and regulations as in Landlord’s judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to a tenant shall be binding upon such tenant in like manner as if originally prescribed.

SECOND AMENDMENT TO DATACENTER LEASE

THIS SECOND AMENDMENT TO DATACENTER LEASE (this “Amendment”) is made and entered into as of (but not necessarily on) the latest date of execution shown on the signature page hereto (the “2A Effective Date”), by and between DIGITAL 55 MIDDLESEX, LLC, a Delaware limited liability company (“Landlord”), and CONSTANT CONTACT, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have heretofore entered into that certain Datacenter Lease dated January 1, 2011 (the “Original Lease”), as amended by that certain First Amendment to Datacenter Lease dated May 11, 2012 (“1A”; the Original Lease, as amended by 1A, the “TKD Lease”), covering (i) certain pathway rights (the “Pathways”) and (ii) three (3) separately demised spaces, consisting of (a) approximately 1,800 square feet of space, known as Suite 407, (b) approximately 2,000 square feet of space, known as Suite 409, and (c) approximately 2,425 square feet of space, known as Suite 418A (collectively, the “Original Premises”), in that certain building (the “Building”) located at 55 Middlesex Turnpike, Bedford, Massachusetts;

WHEREAS, Landlord and Tenant entered into that certain Office Space Rider dated May 11, 2012 (the “OS Rider”; together with the TKD Lease, collectively, the “Lease”), which supplements the TKD Lease, covering approximately 135 square feet of office space in Suite 317 of the Building (the “OS Tenant Space”);

WHEREAS, each capitalized term or phrase used in this Amendment shall have the same meaning as the meaning ascribed to such term or phrase in the Lease unless expressly otherwise defined in this Amendment;

WHEREAS, Landlord and Tenant desire to further modify the terms of the Lease in accordance with the terms and conditions herein provided.

NOW, THEREFORE, for and in consideration of good and valuable consideration paid by each party hereto to the other, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree as follows:

1. Premises.

A. Surrender of Suite 407 and Suite 409. Currently, the “Premises” consists of the Original Premises only. Landlord and Tenant hereby agree that (i) effective as of May 31, 2016 (the “Suite 407 Surrender Date”), Tenant shall surrender to Landlord possession of Suite 407 of the Original Premises, as depicted on Exhibit “A-1-A” of 1A, and (ii) effective as of June 30, 2018 (the “Suite 409 Surrender Date”), subject to extension pursuant to the terms of this Amendment, below, Tenant shall surrender to Landlord possession of Suite 409 of the Original Premises, as depicted on Exhibit “A-1-A” of 1A. Tenant agrees to surrender Suite 407 and Suite 409 in accordance with the terms of the Lease, including, but not limited to, Sections 8.4 and 13.1, as though the Suite 407 Surrender Date is the expiration date of the Term of the Lease as to Suite 407 and as though the Suite 409 Surrender Date is the expiration date of the Term of the Lease as to Suite 409. Tenant hereby agrees to repair all damage to Suite 407 and Suite 409 and any other part of the Building caused by Tenant during the removal of any of Tenant’s Personal Property from Suite 407 or Suite 409. Tenant hereby agrees that Tenant will remain liable for all obligations and amounts due and owing to Landlord under the Lease with respect to Suite 407 and Suite 409 accruing on or prior to the Suite 407 Surrender Date and the Suite 409 Surrender Date, respectively, even if such amounts are not determinable until after the applicable surrender date.

B. Holdover. Notwithstanding anything in this Amendment or the Lease to the contrary, should Tenant not surrender Suite 407 in accordance with the terms of the Lease and this Amendment on or before the Suite 407 Surrender Date, Tenant shall be deemed to be occupying the entire Suite 407 as a tenant-at-sufferance, in accordance with Section 13.3 of the Lease. Notwithstanding anything in this Amendment or the Lease to the contrary, should Tenant not surrender Suite 409 in accordance with the terms of the Lease and this Amendment on or before the Suite 409 Surrender Date (subject to extension pursuant to the terms of this Amendment, below), Tenant shall be deemed to be occupying the entire Suite 409 as a tenant-at-sufferance, in accordance with Section 13.3 of the Lease.

C. Amended Premises. Accordingly, effective as of, and from and after, the 2A Effective Date, Item 7 of the Basic Lease Information to the Lease is hereby amended and restated in its entirety as follows:

7. Premises/ Pathways:

(a) Premises:	Landlord and Tenant acknowledge and agree that the Premises shall consist of the following three (3) separately demised spaces, subject to the terms below:

a. Approximately 1,800 square feet of area in the Building, known as Suite 407, caged as set forth on Exhibit “A-1-A” (“Suite 407”), expiring on the Suite 407 Surrender Date.*

b. Approximately 2,000 square feet of area in the Building, known as Suite 409, caged as set forth on Exhibit “A-1-A” (“Suite 409”), expiring on the Suite 409 Surrender Date.**

c. Approximately 2,425 square feet of area in the Building, known as Suite 418A, caged as set forth on Exhibit “A-1-A” (“Suite 418A”).

*       As of the Suite 407 Surrender Date, Suite 407 shall be deemed to have been removed from the Premises. Subject to the paragraph immediately following this paragraph, from and after the Suite 407 Surrender Date, the Premises shall consist of Suite 409 and Suite 418A, collectively comprising approximately 4,425 square feet of area in the

Building. From and after the Suite 407 Surrender Date, no Base Rent shall become due or payable with respect to Suite 407 and all future calculations of Ancillary Utility Costs, Generator Fuel Usage or any costs to Tenant under this Lease based on a proportionate share or allocation of leased space or usage shall reflect that Suite 407 shall be deemed to have been removed from the Premises.

**     Subject to Tenant’s timely and proper exercise of the Suite 409 Extension Option, as of the Suite 409 Surrender Date, Suite 409 shall be deemed to have been removed from the Premises. From and after the Suite 409 Surrender Date, throughout the balance of the Term of this Lease (as extended from time to time), the Premises shall consist of Suite 418A, comprising approximately 2,425 square feet of area in the Building. From and after the Suite 409 Surrender Date, no Base Rent shall become due or payable with respect to Suite 409 and all future calculations of Ancillary Utility Costs, Generator Fuel Usage or any costs to Tenant under this Lease based on a proportionate share or allocation of leased space or usage shall reflect that Suite 409 shall be deemed to have been removed from the Premises.

Each of Suite 407, Suite 409 and Suite 418A may be referred to herein, individually, as a “Suite”.

(b) Pathways:	As described on Exhibit “C”.

[Emphasis added to show the changes to Item 7.]

D. Amended Pathway. In connection with Tenant’s surrender of Suite 407 and Suite 409 (as set forth herein), Landlord and Tenant hereby agree that:

(i) effective as of, and from and after, the day immediately following the Suite 407 Surrender Date (a) Tenant shall surrender the Existing Pathway-D, the Existing Pathway-E and the New Pathway-B (collectively, the “Suite 407 Surrendered Pathways”) to Landlord in accordance with the terms of the Lease and Tenant shall thereafter have no right to use such pathways, and (b) the “Pathways” listed on Exhibit “C” of the Lease shall exclude the Suite 407 Surrendered Pathways; and

(ii) effective as of, and from and after, the day immediately following the Suite 409 Surrender Date (subject to extension pursuant to the terms of this Amendment, below) (a) Tenant shall surrender the Existing Pathway-B and the New Pathway-C (collectively, the “Suite 409 Surrendered Pathways”) to Landlord in accordance with the terms of the Lease and Tenant shall thereafter have no right to use such pathways, and (b) the “Pathways” listed on Exhibit “C” of the Lease shall exclude the Suite 409 Surrendered Pathways.

2. Term.

A. 2A Extension Term. Currently, the Term of the Lease is scheduled to expire on December 31, 2016. Effective as of the 2A Effective Date, the Term of the Lease is hereby extended by sixty (60) months (the “2A Extension Term”), commencing on January 1, 2017 (the “2A Commencement Date”) and expiring on December 31, 2021 (the “2A Expiration Date”). For the avoidance of doubt, the parties acknowledge that, notwithstanding anything to the contrary in this Section 2.A., the Term, as it relates to Suite 407 and Suite 409 (subject to Tenant’s Suite 409 Extension Option, described below), shall expire in accordance with the terms and conditions of Section 1 of this Amendment, above.

B. Amended Extension Options. Currently, pursuant to Section 2.3 of the Lease, Tenant has two (2) Extension Options, each to extend the Term for an Extension Term of sixty (60) months. Effective as of the 2A Effective Date, Landlord and Tenant hereby agree that such Extension Options are hereby replaced with one (1) Extension Option to extend the Term for an Extension Term of sixty (60) months and the Extension Term Base Rent shall be revised as set forth below.

C. Suite 409 Extension Option. Landlord and Tenant acknowledge and agree that the Term, as it relates to Suite 409, will expire prior to the 2A Expiration Date, pursuant to, and subject to the terms of, Section 1. Landlord and Tenant hereby agree that Tenant shall have the right (the “Suite 409 Extension Option”) to extend the Term, as it relates to Suite 409, for an extension term period to be defined by Tenant and which shall be no less than one (1) year (the “Suite 409 Extension Term”), commencing on July 1, 2018 and continuing until such expiration date defined by Tenant in Tenant’s notice to Landlord, such that the Suite 409 Extension Term shall be no less than one (1) year and no longer than the Term of the Lease (as extended from time to time). Tenant may exercise the Suite 409 Extension Option only be delivering written notice thereof to Landlord on or before June 30, 2017, specifying that Tenant is irrevocably exercising the Suite 409 Extension Option pursuant to this Section and specifying the duration of such Suite 409 Extension Term. The monthly Base Rent payable with respect to Suite 409 during the Suite 409 Extension Term shall be as set forth in the Base Rent schedule in Section 4 of this Amendment, below (the “Suite 409 Extension Term Base Rent”). In the event that Tenant shall fail to deliver such notice by such date, time being of the essence, at the election of Landlord, Tenant shall be deemed to have forever waived and relinquished such Suite 409 Extension Option, and Tenant shall have no other rights to renew or extend the Term as it relates to Suite 409. If Tenant duly exercises the Suite 409 Extension Option, upon Landlord’s request, Tenant shall execute an amendment reflecting such exercise. Notwithstanding anything to the contrary in the Lease or herein, any attempted exercise by Tenant of the Suite 409 Extension Option shall, at the election of Landlord, be invalid, ineffective, and of no force or effect if, on the date on which Tenant delivers its exercise notice for same, or on the date on which the Suite 409 Extension Term is scheduled to commence, there shall be an uncured Event of Default by Tenant under the Lease.

D. Certain Amendments. Accordingly, effective as of, and from and after, the 2A Effective Date:

(i) Item 5 of the Basic Lease Information to the Lease is hereby amended and restated in its entirety as follows:

5. Term:	Approximately one hundred thirty-two (132) months (commencing on the Commencement Date and expiring on December 31, 2021).

[Emphasis added to show the changes to Item 5.]

(ii) Item 6 of the Basic Lease Information to the Lease is hereby amended and restated in its entirety as follows:

6. Extension Options/ Extension Term:	One (1) Extension Option to extend the Term for an Extension Term of sixty (60) months, subject to the terms of Section 2.3, below.

[Emphasis added to show the changes to Item 6.]

(iii) Section 2.3 of the Standard Lease Provisions to the Lease is hereby amended and restated in its entirety as follows:

2.3 Extension Options.

2.3.1 Subject to and in accordance with the terms and conditions of this Section 2.3, Tenant shall have the number of Extension Options specified in Item 6 of the Basic Lease Information to extend the Term of this Lease, for the respective Extension Terms specified in such Item 6, upon the same terms, conditions and provisions applicable to the then-current Term of this Lease (except as provided otherwise herein). The monthly Extension Term Base Rent payable with respect to the Tenant Space for the first year of the Extension Term shall be equal to one hundred percent (100%) of the then-current market rate then being charged by Landlord for comparable space in the Building taking into consideration the 3% annual base rent increase as set forth below, and by other landlords for extensions of leasehold interests for comparable space in comparable datacenter facilities located in the city in which the Building is located, if any, taking into consideration the quality, size, utility and location thereof, the length of the extension term, the credit standing of Tenant, any Tenant concessions being offered in the market for comparable extensions, the amenities provided to Tenant and the quality of the landlord as a first-class datacenter improvements operator (the “Fair Market Rent”); provided, however, that, once the Base Rent has been determined in accordance with this Section 2.3 with regard to the first year of an Extension Term, the monthly Base Rent for each subsequent year of such Extension Term shall be increased hereunder as of the first (1st) day of each such subsequent year to be equal to one hundred three percent (103%) of the scheduled monthly Base Rent for the immediately preceding year of such Extension Term.

2.3.2 Tenant may exercise each Extension Option only by delivering written notice (“Extension Option Interest Notice”) to Landlord at least six (6) calendar months prior to the then applicable expiration date of the Term, specifying that Tenant is interested in exercising an Extension Option pursuant to this Section 2.3 and, if Tenant timely exercised its Suite 409 Extension Option (as defined in the Second Amendment), Tenant must also specify whether Tenant is exercising the Extension Option as it relates to (a) the entire Tenant Space leased by Tenant at the time that Tenant delivers such notice, or (b) the entire Tenant Space leased by Tenant at the time that Tenant delivers such notice, but excluding Suite 409. Landlord shall thereafter deliver a written notice (the “Extension Option Landlord’s Notice”) to Tenant advising Tenant of the Extension Term Base Rent for the Extension Term. Tenant shall thereafter have the right, within thirty (30) days after Landlord’s delivery of the Extension Option Licensor’s Notice to Tenant, to exercise the Extension Option by delivering an Extension Option Exercise Notice to Landlord. Tenant’s Extension Option Exercise Notice must specify that Tenant is irrevocably exercising its Extension Option so as to extend the Term of this Lease by an Extension Term on the terms set forth in (i) this Section 2.3, and (ii) in the Extension Option Landlord’s Notice. In the event that Tenant shall duly exercise an Extension Option, the Term shall be extended to include the applicable Extension Term (and all references to the Term in this Lease shall be deemed to refer to the Term specified in Item 5 of the Basic Lease Information, plus all duly exercised Extension Terms). In the event that Tenant shall fail to deliver an Extension Option Interest Notice (which specifies whether Tenant is exercising the Extension Option as it relates to Suite 409, as described above) or an Extension Option Exercise Notice within the applicable time period specified herein for the delivery thereof, time being of the essence, at the election of Landlord, Tenant shall be deemed to have forever waived and relinquished such Extension Option, and any other options or rights to renew or extend the Term effective after the then applicable expiration date of the Term shall terminate and shall be of no further force or effect. In the event that Tenant elects not to extend the Term as it relates to Suite 409, then, no later than the then-current expiration date of the Term (prior to the Extension Term), Tenant shall, subject to the provisions of this Article 13 and Section 8.4, quit and surrender possession of Suite 409 to Landlord in accordance with the terms of the Lease.

2.3.3 Tenant shall have the right to exercise the Extension Option only with respect to the entire Tenant Space leased by Tenant at the time that Tenant delivers the applicable Extension Option Exercise Notice; provided, however, that if Tenant timely exercised its Suite 409 Extension Option (as defined in the Second Amendment), Tenant may elect to exclude Suite 409 from its exercise of the Extension Option (by specifying same in the Extension Option Interest Notice). If Tenant duly exercises an Extension Option, Landlord and Tenant shall execute an amendment reflecting such exercise. Notwithstanding anything to the contrary herein, any attempted exercise by Tenant of an Extension Option shall, at the election of Landlord, be invalid, ineffective, and of no force or effect if, on the date on which Tenant delivers an Extension Option Exercise Notice, or on the date on which the Extension Term is scheduled to commence, there shall be an uncured Event of Default by Tenant under this Lease.

[Emphasis added to show the changes to Sections 2.3.]

3. Service Levels. In connection with Tenant’s surrender of Suite 407 and Suite 409 (as set forth herein), Landlord and Tenant hereby agree that, effective as of, and from and after, the 2A Effective Date, (a) Table A of Exhibit “F” to the Lease is hereby replaced by Table A-2 as set forth on Exhibit “F-2”, attached hereto and incorporated herein, and (b) all references in the Lease to Table A of Exhibit “F” or Table A-1 of Exhibit “F-1” are hereby deemed to mean and refer to Table A-2 of Exhibit “F-2”.

4. 2A Extension Term Base Rent. Currently, Base Rent under the Lease is as set forth in Item 8 of the Basic Lease Information of the Lease and Section 4 of 1A and the parties acknowledge and agree that Tenant shall continue to pay such Base Rent during the remainder of the initial Term of the Lease, subject to the terms of this Amendment and the Lease. Effective as of the 2A Commencement Date, Landlord and Tenant hereby agrees that the Base Rent payable by Tenant during the 2A Extension Term as it relates to Suite 418A (the “Suite 418A Base Rent”), and as it relates to Suite 409 (the “Suite 409 Base Rent”) is hereby deemed to be as follows:

Period	Suite 418A Base Rent	Suite 409 Base Rent
January 1, 2017 – December 31, 2017	$72,960.00/month	$34,560.00/month
January 1, 2018 – June 30, 2018	$75,148.80/month	$35,596.80/month
July 1, 2018 – December 31, 2018	$75,148.80/month	$35,596.80/month*
January 1, 2019 – December 31, 2019	$77,403.26/month	$36,664.70/month*
January 1, 2020 – December 31, 2020	$79,725.36/month	$37,764.65/month*
January 1, 2021 – December 31, 2021	$82,117.12/month	$38,897.58/month*

*	The Suite 409 Extension Term Base Rent, subject to Tenant’s timely and proper exercise of the Suite 409 Extension Option.

5. POP Room Rack Space.

A. Certain Defined Terms.

(i) “Maximum Structural Load – POP Room” shall mean and refer to seventy-five (75) pounds of live load per square foot.

(ii) “POP Room Rack Space” shall mean and refer, collectively, to (a) one (1) rack unit (RU) of rackspace in the West POP Room, in the location known as number D01.204.008.07-18, and which is labeled by Tenant per Landlord’s standards (the “W-POP Premises”), and (b) one (1) rack unit (RU) of rackspace in the East POP Room, in the location known as number D01.202.003.02-18, and which is labeled by Tenant per Landlord’s standards (the “E-POP Premises”).

(iii) “POP Room Rules and Regulations” shall mean and refer to Landlord’s rules and regulations for the POP Rooms as may be amended by Landlord from time to time which amendments shall become effective upon notice to Tenant from Landlord. The current version of the POP Room Rules and Regulations is available on the Internet at the following URL: http://www.digitalrealty.com/leasing/.

B. POP Room Rack Space. During the balance of the Term of this Lease (as extended herein), Tenant has a license to use the POP Room Rack Space for the placement and maintenance of computer, switch and/or communications equipment and connections with the communications cable and facilities of other tenants in the POP Rooms or the Building only (“POP Room Permitted Use”), and Tenant shall not be permitted to utilize the Tenant’s POP Room Rack Space (or any other portion of the Building) to provide meet-me room services or refer to the POP Room Rack Space as a meet-me room. Notwithstanding anything to the contrary contained in this Amendment or the Lease, Tenant acknowledges and agrees that Exhibit “F” of the Lease (as amended from time to time, referred to in this Section 5 as the “SLA”) applies only with regard to the datacenter Premises (i.e., Tenant shall have no remedies under the SLA with regard to the POP Room Rack Space and all references to the “Premises” in the SLA shall be deemed to be references to the datacenter Premises).

C. Condition. Tenant agrees that the POP Room Rack Space is provided on an “AS-IS” basis, and Landlord makes no representation or warranty that the POP Room Rack Space is suitable or fit for Tenant’s intended purpose. Tenant agrees that Landlord will not have any responsibility or liability for any damage to Tenant’s equipment or interruption of Tenant’s operations which is caused by any other occupant or its employees, technicians or representatives.

D. POP Room Rules and Regulations. Tenant shall comply with the POP Room Rules and Regulations at all times during the Term of the Lease.

E. Maximum Structural Load – POP Room. Tenant shall not place a load within the POP Room Rack Space exceeding the Maximum Structural Load – POP Room.

F. Maintenance of Tenant’s POP Room Rack Space. Notwithstanding anything to the contrary contained in this Amendment or the Lease, Tenant hereby agrees, at Tenant’s expense, to maintain the POP Room Rack Space and Tenant’s equipment therein in reasonably clean and safe condition, in as good condition as when Tenant took possession, ordinary wear and tear excepted.

6. Tenant Estoppel. Tenant hereby (a) acknowledges, to the best of Tenant’s knowledge, that Landlord is not in default under the Lease as of the date this Amendment is executed by Tenant, and (b) confirms, to the best of Tenant’s knowledge, that, as of the date this Amendment is executed by Tenant, Landlord has no outstanding obligations with respect to the Tenant Space that would, with the passage of time, the giving of notice, or both, result in Landlord being in default under the Lease.

7. Commissions. Tenant represents that it has dealt with no broker, agent or other person in connection with this Amendment, other than Transwestern RBJ, LLC (“Tenant’s Broker”) and that no broker, agent or other person, other than Tenant’s Broker, brought about this Amendment. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, losses, costs or expenses (including attorneys’ fees and expenses) by any broker, agent or other person, other than Tenant’s Broker, claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to the transaction contemplated by this Amendment. The provisions of this paragraph shall survive the expiration of the Term of the Lease or any renewal or extension thereof.

8. Confidentiality. Notwithstanding anything to the contrary contained in the Lease, each party agrees that the terms and provisions of this Amendment are confidential and constitute proprietary information of the parties and shall be governed by Section 17.19 of the Lease as though the terms hereof were originally part of the Lease.

9. Miscellaneous.

A. In the event that the terms of the Lease conflict or are inconsistent with those of this Amendment, the terms of this Amendment shall govern.

B. The Lease is hereby amended as and where necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment. Except as amended by this Amendment, the terms of the Lease shall remain in full force and effect.

C. Submission of this Amendment for examination does not constitute an offer, right of first refusal, reservation of, or option for any premises in the Building. This Amendment shall become effective only upon execution and delivery by both Landlord and Tenant.

D. This Amendment may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Amendment. Landlord and Tenant agree that the delivery of an executed copy of this Amendment by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed on the respective dates set forth below, to be effective as of the 2A Effective Date.

LANDLORD:

DIGITAL 55 MIDDLESEX, LLC, a Delaware limited liability company

By:	Digital Realty Trust, L.P.,
its manager

	By:	Digital Realty Trust, Inc.,
its general partner

		By:	/s/ Jeff Tapley
		Name:	Jeff Tapley
		Its:	Vice President

Date:	2/26/2016

TENANT:

CONSTANT CONTACT, INC. a Delaware corporation

By:	/s/ Harpreet Grewal
Name:	Harpreet Grewal
Its:	GM

Date:	2/23/2016

EXHIBIT “F-2”

TABLE A-2

1. Electricity Consumption Threshold:

Suite 407: 180 total kW (the “ECT-Suite 407”) (expiring on the Suite 407 Surrender Date)

Suite 409: 180 total kW (the “ECT-Suite 409”) (expiring on the Suite 409 Surrender Date)

Suite 418A: 380 total kW (the “ECT-Suite 418A”)

2. Target Battery Capacity:	Six (6) minutes.
3. Back-Up Power Specifications:	Six (6) 2 MW shared paralleled Building generators in an N+1 configuration supply back-up power for the Premises.
4. HVAC Specifications.
(a) Target Temperature Range:	Average temperature of the Premises, measured at the return air vents in the Premises, between 68 degrees Fahrenheit and 78 degrees Fahrenheit.
(b) Target Humidity Range:	Average relative humidity of the Premises, measured at the return air vents in the Premises, between 35% and 55%.

[Emphasis added to show the changes to this Table.]